UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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The Chefs’ Warehouse, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The Chefs’ Warehouse, Inc.
Notice Of Annual Meeting Of Stockholders
To Be Held On May 13, 2022

Dear Stockholder:
    You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of The Chefs’ Warehouse, Inc. (the “Company”), which will be held on Friday, May 13, 2022, at 10:00 a.m. EDT. We are pleased that the Annual Meeting will be a virtual meeting, which will be conducted via live webcast. If you attend the Annual Meeting online, you will be able to vote your shares electronically and submit your questions during the Annual Meeting through a virtual web conference at www.virtualshareholdermeeting.com/chef22.

We are holding the Annual Meeting for the following purposes:
1.    To elect Ivy Brown, Dominick Cerbone, Joseph Cugine, Steven F. Goldstone, Alan Guarino, Stephen Hanson, Aylwin Lewis, Katherine Oliver, Christopher Pappas and John Pappas as directors to hold office until the next annual meeting of stockholders and until their respective successors are elected and qualified;
2.    To ratify the selection of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 30, 2022;
3.    To approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement that accompanies this notice;
4.    To approve the Company's amended and restated 2019 Omnibus Equity Incentive Plan; and
5.    To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.
These matters are more fully described in the accompanying proxy statement. We are not aware of any other business to be transacted at the Annual Meeting.
    Only stockholders of record on our books at the close of business on March 16, 2022 will be entitled to vote at the Annual Meeting and at any adjournments or postponements of the Annual Meeting. For 10 days prior to the Annual Meeting, a list of stockholders entitled to vote will be available for inspection by any stockholder for any purpose germane to the Annual Meeting at our principal executive offices located at 100 East Ridge Road, Ridgefield, Connecticut 06877. If you would like to view the stockholder list, please call our General Counsel, Corporate Secretary, Chief Government Relations Officer and Chief Administrative Officer, Alexandros Aldous, at (203) 894-1345, to schedule an appointment. The stockholder list will also be available on the Internet through the virtual web conference during the Annual Meeting.

    In accordance with rules approved by the Securities and Exchange Commission, we are furnishing proxy materials to our stockholders over the Internet. On or about March 29, 2022, we mailed to all stockholders of record, as of the close of business on March 16, 2022, a notice containing instructions on how to access our Annual Report to Stockholders, which contains our audited consolidated financial statements for the fiscal year ended December 24, 2021, our proxy statement, proxy card and other items of interest to stockholders on the Internet website indicated in our notice, as well as instructions on how to vote. The March 29, 2022 notice also provides instructions on how you can request a paper copy of our proxy materials and Annual Report to Stockholders.

    You may vote your shares at the Annual Meeting via the Internet, by telephone or by completing, dating, signing and promptly returning a proxy card to us in the envelope provided if you requested and received a paper copy of the proxy card by mail. The proxy materials provide you with details on how to vote by these methods. We encourage you to vote in the method that suits you best so that your shares will be voted at the Annual Meeting.

By Order of the Board of Directors,
/s/ Christopher Pappas
Christopher Pappas
March 29, 2022	Chairman of the Board

PLEASE VOTE. STOCKHOLDERS MAY VOTE VIRTUALLY AT THE ANNUAL MEETING OR BY INTERNET, TELEPHONE OR MAIL. PLEASE REFER TO YOUR PROXY CARD OR THE NOTICE OF PROXY AVAILABILITY DISTRIBUTED TO YOU ON OR ABOUT MARCH 29, 2022 FOR INFORMATION ON HOW TO VOTE BY INTERNET, TELEPHONE OR MAIL.

PROXY STATEMENT SUMMARY
Below are the highlights of important information you will find in this Proxy Statement. Please review the full Proxy Statement before casting your vote.

Meeting Information	Voting Matters
Time and Date:	Voting Matter	Board Recommendation	Page
10:00 a.m. EDT, on Friday, May 13, 2022	Proposal 1 - Election of Directors	FOR EACH NOMINEE	13
Attending the Meeting:	Proposal 2 - Ratification of Independent Registered Public Accounting Firm	FOR	41
The Annual Meeting will be held on the Internet through a virtual web conference at www.virtualshareholdermeeting.com/chef22.	Proposal 3 - Advisory Vote on Executive Compensation	FOR	44
	Proposal 4 - Approval of Amended and Restated 2019 Omnibus Equity Incentive Plan	FOR	47

Recent Highlights and Achievements

COVID-19 Impact: During the COVID-19 novel coronavirus (“COVID-19”) pandemic, the Company’s management and the Board adapted and developed to:
•Better serve new customer segments and position the Company for “the new normal;”

•Continue to provide the Company's core customers with high touch service;

•Expand the Company's direct to consumer product offerings by launching our “Shop Like a Chef” online home delivery platform and maintaining our Allen Brothers online platform; and

•Ensure the Company's survival by proactively addressing cash flow, liquidity, debt service and balance sheet health.

Corporate Strategy: The Company’s management and the Board have identified and developed the following key strategies for the Company:
•Increasing penetration with the existing customer base;

•Maintaining and expanding the customer base in key culinary markets, including the metro New York, Boston, Washington, D.C., Philadelphia, Miami, Chicago, Cincinnati, Columbus, Dallas, Houston, San Antonio, Las Vegas, San Francisco, Los Angeles, Sacramento, Portland, Seattle, Vancouver, Edmonton and Toronto markets;

•Pursuing selective acquisitions; and

•Improving the Company's operating margins.

Acquisition Highlights: The Company made significant progress in reaching its strategic goals:
•Acquisition of M.F. Foley Company. On April 26, 2021, the Company acquired substantially all of the assets of M.F. Foley, a branded processor and distributor of premium seafood based in Boston, Massachusetts and servicing National accounts and the New England area.

•Acquisition of Nicolas Imports. On June 16, 2021, the Company acquired substantially all of the assets of Nicolas Imports, a specialty distributor based in Phoenix, Arizona and servicing the Arizona and Colorado area.

•Acquisitions of Silver State Meats. On October 5, 2021, the Company acquired substantially all of the assets of Silver State Meats LLC, a specialty protein distributor and processor based in Las Vegas, Nevada, and servicing the Nevada and Arizona area.

•Acquisition of certain assets of Martin Preferred. On October 11, 2021, the Company acquired certain assets Martin Preferred Foods, a specialty protein distributor and processor based in Texas, serving the Texas area.

•Acquisition of Capital Seaboard. On December 27, 2021, the Company acquired substantially all of the assets of Capital Seaboard Inc., a specialty produce and seafood distributor and processor based in Baltimore, Maryland, serving the Baltimore and DC metro area.

Social and Environmental Responsibility

We are committed to upholding ethical, socially responsible and environmentally conscious business practices, consistent with our corporate values, to promote long-term and sustainable change. In 2021, we adopted or amended corporate policies intended to further strengthen and promote our commitment to social and environmental responsibility with our directors, employees, leaders and business partners. Our policy on salient human rights risks identifies key human rights issues related to our business activities and business relationships, including promoting a safe and healthy workplace, providing a fair and inclusive work environment and combating forced and underage labor. Our Human Rights Policy details our commitment to upholding fundamental human rights, and our Code of Conduct for Suppliers reflects our commitment to extending ethical business practices throughout our supply chain. Our Environmental, Health and Safety Policy promotes and protects the health and safety of our employees and reinforces our commitment to environmental stewardship, such as through our endorsement of the United Nations Global Compact CEO Water Mandate. Further, during fiscal 2022 thru fiscal 2025 we expect to replace over 50% of our current fleet with vehicles with an average of approximately 30% improved fuel efficiency over the current fleet average. In addition, we are working with a primary fleet supplier to begin the process of ordering our first electric powered trucks estimated to start delivering in late 2025 or early 2026.

Governance Highlights

We believe that good governance practices benefit our stockholders by improving the Company’s accountability and transparency. The Company is committed to maintaining and improving its corporate governance practices. The Company has the following governance features in place as of March 29, 2022:

Annual Elections with Majority Vote Standard	Yes	Stock Ownership Guidelines for Executives	Yes
Lead Independent Director	Yes	Anti-Hedging Policy	Yes
Board Independence	80%	Code of Conduct and Ethics	Yes
Committee Independence	100%	Board Member Recruiting Guidelines	Yes
Number of Financial Experts	2	Executive Sessions of the Board	Yes
Board Diversity (female)	20%	Board Diversity (underrepresented groups)	20%
Board Diversity (LGBTQ+)	10%	Board Committees Complete Annual Self-Evaluations	Yes
Anonymous Reporting	Yes	Over-Boarding Policy	Yes
Clawback Policy	Yes

Director Nominees

At the Annual Meeting, you are being asked to vote on the election of the following ten director nominees. Detailed information on each director is available starting on page 15. Additional information on the executive officers of the Company can be found in the Company's most recent Form 10-K.

					Committee Membership
Name	Age	Director Since	Experience	Independent	Audit	Compensation & Human Capital	Nominating/ Governance
Christopher Pappas	62	2011	Founder, Chairman, President and CEO, The Chefs’ Warehouse, Inc.	No
John Pappas	58	2011	Founder, Vice Chairman and COO, The Chefs’ Warehouse, Inc.	No
Ivy Brown	59	2021	Former President of United Parcel Service, Inc., Northeast District	Yes	•
Dominick Cerbone	77	2012	Former Partner, Ernst & Young	Yes	Chair	•
Joseph Cugine	61	2012	President, BarFresh Food Group Inc.	Yes	•	•	Chair
Steven F. Goldstone	76	2016	Former Non-Executive Chairman, ConAgra Foods, Inc.	Yes			•
Alan Guarino	62	2012	Vice Chairman of Global Financial Markets, Korn/Ferry International	Yes		Chair	•
Stephen Hanson	72	2011	Former President, B.R. Guest Restaurants	Yes	•		•
Aylwin Lewis	67	2021	Former Chairman, Chief Executive Officer and President of Potbelly Corporation	Yes		•
Katherine Oliver	59	2015	Principal, Bloomberg Associates	Yes		•	•

Stockholder Outreach

We believe an open and transparent dialogue with our stockholders is an essential element of good corporate governance. Last year, members of our Board and management met with the top actively managed stockholders. We hold calls with our top investors each quarter and also hold periodic calls on an ad hoc basis. During our calls, we discuss corporate governance practices, the Company’s strategy and performance, executive compensation programs, board composition and other items of stockholder interest. Our management’s dialogue with the stockholders holding approximately 35% of voting shares helped us to improve our corporate governance practices and executive compensation programs during fiscal 2021. The Company met with investors and stockholders in person along with video and phone calls in fiscal 2021.

Each spring, we make available to all stockholders a copy of the Company’s Annual Report and Proxy Statement. Stockholders may access our Annual Report, Proxy Statement, committee charters, investor presentations, Code of Business Conduct and Ethics, Corporate Governance Guidelines, Insider Trading Policy and Bylaws at www.chefswarehouse.com. Stockholders may contact any director, committee of the Board or the Board:

via U.S. Mail at:
The Chefs’ Warehouse, Inc.
Attn: Alexandros Aldous, General Counsel, Corporate Secretary, Chief Government Relations Officer and Chief Administrative Officer
100 East Ridge Road
Ridgefield, Connecticut 06877

via e-mail at:

ir@chefswarehouse.com
Executive Compensation Overview
The Company’s executive compensation program, set forth by the Compensation and Human Capital Committee (the “Compensation Committee”), is designed to implement our executive pay philosophy to:

•Attract and retain talented and experienced executives and other key employees;

•Align the interests of executives with our business plans through the use of Company-wide performance metrics based on those plans (“pay for performance”) and retention programs intended to retain employees key to their implementation;

•Incentivize achievement of annual financial, functional and individual objectives; and

•Create a fair and measurable compensation model for rewarding performance and attracting and retaining key members of management.
Compensation Practices

What We Do	What We Don’t Do
Pay for Performance	No Repricing or Cash Buyouts of Underwater Options
Double Trigger Change in Control Provisions	No Hedging or Pledging of Company Stock
Independent Compensation Advisors	No Supplemental Retirement Benefits for Executives
Clawback Policy and Stock Ownership Guidelines	No "Spring-Loaded" Equity Awards

Elements of Compensation for Fiscal 2021
Taking into account the above-described objectives, continued COVID-19 related uncertainty and our peer group comparisons, the Compensation Committee designed a fiscal 2021 compensation package for our named executive officers that consisted of the following principal components.

Element	Description, Objective & Performance Metrics	Form
Base Salary	The guaranteed part of our executives’ pay. Base salary reflects the different levels of responsibility within the Company, the skills and experience required for the job, individual performance and labor market conditions. Provides a competitive level of fixed compensation.	• Cash
Performance-Based Annual Cash Incentive
Performance-based payments to incentivize top- and bottom-line growth. Targets relating to fiscal 2021 adjusted EBITDA ("AEBITDA") and achievement of strategic priorities to keep the Company well-capitalized, our employees safe and our customers with product. We capped such payments at 100% of target due to goal setting challenges associated with COVID-19 related uncertainty.
• Cash
Long-Term Equity Incentives
Equity-based incentives earned based on the attainment of performance objectives and continued service with the Company to align the interests of our executives with stockholders and reward performance that enhances long-term value.
A portion of the performance-based restricted stock component for named executed officers is earned based on attainment of AEBITDA and challenging share price goals over a three-year measurement period. The Company previously canceled the 2019 and 2020 performance-based restricted stock grants as such were not likely to be achieved due to COVID-19 Challenges and issued a replacement grant in fiscal 2021 for the same amount of shares split equally behind time-based restricted stock and performance-based restricted stock with a maximum achievement of 100% of target.
• Performance-based restricted stock (50%) • Time-based restricted stock (50%)
Retirement and Other Welfare Benefits	Health and welfare benefits and methods for individuals to save for retirement to align with market practice and provide for the wellness of our executives and their families.	• 401(k) savings plan • Health, dental and vision insurance • Short-term disability coverage • Life insurance
Termination Benefits	Severance, termination benefits and accelerated vesting of equity upon qualifying terminations and in connection with changes in control of the Company in order to retain our executives and help enable them to focus on executing our business plans.	• Cash severance • Accelerated equity • In kind termination benefits
Limited Perquisites	Limited perquisites targeted to be market competitive.	• Transportation • Cash

Proposal 3—Advisory Vote on Executive Compensation	44
Vote Required	44
Proposal 4—Approval of Amended and Restated 2019 Omnibus Equity Incentive Plan	44
Vote Required	44
Other Matters	53
Delinquent Section 16(a) Reports	53
Stockholder Proposals for the 2023 Annual Meeting of Stockholders	53

THE CHEFS’ WAREHOUSE, INC.
100 East Ridge Road
Ridgefield, Connecticut 06877

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 13, 2022

This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors (which we sometimes refer to as the “Board” in this proxy statement) of The Chefs’ Warehouse, Inc. (the “Company”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Friday, May 13, 2022, at 10:00 a.m. EDT, on the Internet, through a virtual web conference at www.virtualshareholdermeeting.com/chef22, and at any adjournments or postponements of the Annual Meeting. The Board is soliciting proxies for the purposes set forth in the accompanying Notice of the Annual Meeting. The Company will bear the cost of soliciting the proxies.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on May 13, 2022:

As outlined in the notice we mailed to you on or about March 29, 2022 (the “Notice of Proxy Availability”), the proxy statement, proxy card and Annual Report to Stockholders for the fiscal year ended December 24, 2021 are available on the Internet at www.proxyvote.com.

INFORMATION ABOUT THE MEETING
Record Date and Share Ownership
Only stockholders of record on our books at the close of business on March 16, 2022 (the “Record Date”) will be entitled to vote at the Annual Meeting and any adjournments or postponements of the Annual Meeting. As of the close of business on the Record Date, we had 38,256,461 shares of common stock outstanding and eligible to vote on each matter brought before the Annual Meeting. Each share of common stock entitles the record holder to one vote on each matter to be voted upon at the Annual Meeting. Copies of the Notice of Annual Meeting of Stockholders, this proxy statement, the proxy card and our Annual Report to Stockholders for the fiscal year ended December 24, 2021 are being made available to stockholders of record on or about March 29, 2022. We are making these materials available to you on the Internet or, upon your request, by delivering printed versions of these materials to you without charge by mail. On or about March 29, 2022, we mailed to all stockholders of record, as of the Record Date, the Notice of Proxy Availability, which contains instructions on how to access these materials and vote their shares of our common stock.

We will, upon written request of any stockholder, furnish without charge a copy of our Annual Report on Form 10-K for the fiscal year ended December 24, 2021, as filed with the Securities and Exchange Commission (the “SEC”), without exhibits. Please address all such requests to the attention of Alexandros Aldous, General Counsel, Corporate Secretary, Chief Government Relations Officer and Chief Administrative Officer, The Chefs’ Warehouse, Inc., 100 East Ridge Road, Ridgefield, Connecticut 06877. Exhibits will be provided upon written request to Mr. Aldous and payment of an appropriate processing fee.

Submitting and Revoking Your Proxy
If you complete and submit a proxy, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy but do not complete the voting instructions, the persons named as proxies will vote the shares represented by your proxy as follows:

•FOR the election of Ivy Brown, Dominick Cerbone, Joseph Cugine, Steven F. Goldstone, Alan Guarino, Stephen Hanson, Aylwin Lewis, Katherine Oliver, Christopher Pappas, and John Pappas as directors to hold office until the next annual meeting of stockholders and until their respective successors are elected and qualified (Proposal 1);

•FOR the ratification of the selection of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 30, 2022 (Proposal 2);

•FOR the advisory vote on the compensation of our named executive officers as disclosed in this proxy statement (Proposal 3);

•FOR the approval of the Company's amended and restated 2019 Omnibus Equity Incentive Plan (Proposal 4).

If other matters come before the Annual Meeting, the persons named as proxies will vote on such matters in accordance with their best judgment. We have not received notice of other matters that may properly be presented at the Annual Meeting.
You may revoke or revise your proxy at any time before it is exercised by (1) delivering to us a signed proxy card with a date later than your previously delivered proxy, (2) voting via the Internet while attending the virtual Annual Meeting, (3) granting a subsequent proxy through the Internet or telephone or (4) sending a written revocation to our corporate secretary at 100 East Ridge Road, Ridgefield, Connecticut 06877. Attendance at the Annual Meeting through the Internet will not itself be deemed to revoke your proxy unless you vote via the Internet while attending the Annual Meeting. If you attend the Annual Meeting via the Internet and want to vote via the Internet, you can request that your previously submitted proxy not be used. If your shares are held through a broker, bank or other institution in “street name”, you will need to obtain a proxy form from the institution that holds your shares. Your most current proxy card or telephone or Internet proxy is the one that is counted.
If you hold shares of common stock in a stock brokerage account or through a bank or other nominee, you are considered to be the beneficial owner of shares held in “street name” and these proxy materials are being made available to you by your broker, bank or nominee. You may not vote directly any shares held in “street name”; however, as the beneficial owner of the shares, you have the right to direct your broker, bank or nominee on how to vote your shares. If you do not provide your broker, bank or nominee instructions on how to vote your shares on non-discretionary items, a “broker non-vote” will occur. Proposal 1 (election of ten nominees as directors), Proposal 3 (advisory vote on executive compensation) and Proposal 4 (approval of the amended and restated 2019 Omnibus Equity Incentive Plan) are non-discretionary items for which your broker, bank or nominee will not be able to vote your shares without your instructions. Proposal 2 (ratification of the selection of BDO USA, LLP) is a discretionary, routine item, and your broker, bank or nominee may vote your shares in their discretion in the event that they do not receive voting instructions from you. Accordingly, it is possible for there to be broker non-votes for Proposals 1, 3 and 4, but not for Proposal 2. In the case of a broker non-vote, your shares would be included in the number of shares considered present at the meeting for the purpose of determining whether there is a quorum. A broker non-vote, being shares not entitled to vote, would not have any effect on the outcome of the vote on Proposals 1, 3 or 4.
In addition to solicitations by mail and the Internet, our directors, officers and employees may, without additional remuneration, solicit proxies by telephone, facsimile and personal interviews. We will request brokerage houses, banks and nominees to forward copies of the proxy materials to those persons for whom they hold shares and request instructions for voting the proxies. We will reimburse such brokerage houses, banks and other nominees for their reasonable expenses in connection with this distribution.
How to Vote
For Proposal 1 (election of ten nominees as directors), the ten candidates will be elected by a majority vote. Pursuant to our amended and restated bylaws, the voting standard for the election of directors of the Company in an uncontested election is a majority voting standard. The majority voting standard provides that to be elected in an uncontested election, a director nominee must receive a majority of the votes cast in the election such that the number of shares properly cast “for” the nominee exceeds the number of votes properly cast “against” that nominee, with abstentions and broker non-votes not counting as votes “for” or “against.” The “majority of votes cast” means that the number of shares voted “for” a director nominee must exceed the number of votes cast “against” the nominee’s election, not including abstentions and broker non-votes. “Votes cast” means the votes actually cast “for” or “against” a particular proposal, whether in person or by proxy. You may vote “FOR” or “AGAINST” each director, or “ABSTAIN” from voting for such director. Under our majority voting standard, if an incumbent director nominee fails to receive a majority of votes cast, the nominee must immediately offer to tender his or her resignation to the Board. The Nominating and Corporate Governance Committee would make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board would act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision as well as the rationale behind it within 90 days from the date of the certification of the election results.
For Proposal 2 (ratification of the selection of BDO USA, LLP), Proposal 3 (advisory vote on executive compensation) and Proposal 4 (approval of the amended and restated 2019 Omnibus Equity Incentive Plan), you may vote “FOR” or “AGAINST” each proposal or “ABSTAIN” from voting on the proposal.
Stockholders of Record: If you are a stockholder of record on the Record Date, there are four ways to vote:
•by voting at the Annual Meeting in person or via the Internet at www.virtualshareholdermeeting.com/chef22;

•by completing, signing, dating and returning your proxy card by mail, if you request a paper copy of the proxy materials;

•by making a toll-free telephone call within the United States or Canada using a touch-tone telephone to the toll-free number provided on your proxy card; or

•by voting on the Internet. To vote on the Internet, go to the website address indicated on your Notice of Proxy Availability to complete an electronic proxy card. You will be asked to provide the control number from the Notice of Proxy Availability.

If you plan to vote by telephone or Internet in advance of the Annual Meeting, your vote must be received by 11:59 p.m., eastern daylight time, on May 12, 2022 to be counted. Internet voting during the Annual Meeting is also permissible through the virtual web meeting hosted at www.virtualshareholdermeeting.com/chef22.

Street Name Holders: If you hold your shares in “street name,” the Notice of Proxy Availability was forwarded to you by your brokerage firm, bank or other nominee and you should follow the voting instructions provided by your broker, bank or nominee. You may complete and return a voting instruction card to your broker, bank or nominee. Please check your Notice of Proxy Availability for more information. If you hold your shares in street name and wish to vote at the Annual Meeting, you must have your 12-digit control number from your Notice of Proxy Availability.

We provide Internet proxy voting to allow you to vote your shares online both before and during the Annual Meeting, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

Quorum
Presence by attendance at the Annual Meeting virtually through the virtual web meeting or by proxy of a majority of the shares of common stock outstanding at the close of business on the Record Date and entitled to vote at the Annual Meeting will be required for a quorum. Shares of common stock present by attendance at the Annual Meeting or represented by proxy (including shares that abstain or do not vote with respect to one or more of the matters presented for stockholder approval and broker non-votes) will be counted for purposes of determining whether a quorum exists at the Annual Meeting.
Votes Required
Proposal 1 (election of ten nominees as directors) is an uncontested director election. Our bylaws require that each nominee be elected by an affirmative majority of the shares represented at the Annual Meeting in person (including by webcast) or by properly executed proxy and entitled to vote on Proposal 1 to approve the election of each of the nominees for election as a director. Abstentions and broker non-votes will have no effect on Proposal 1 because they are not considered votes cast.
With respect to Proposal 2 (ratification of the selection of BDO USA, LLP), Proposal 3 (advisory vote on executive compensation) and Proposal 4 (approval of the amended and restated 2019 Omnibus Equity Incentive Plan), the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the proposal is necessary for approval. Abstentions will be equivalent to a vote against Proposals 2, 3 and 4. Broker non-votes will have no effect on the results of Proposals 1, 3 and 4 because they are not considered votes cast. However, regarding Proposal 2, the ratification of the appointment of our independent registered public accounting firm is considered a “routine” item and brokerage firms may vote in their discretion on this matter on behalf of beneficial owners who have not furnished voting instructions before the date of the Annual Meeting.

Attending the Annual Meeting
We will be hosting the Annual Meeting on the Internet through a virtual web conference at www.virtualshareholdermeeting.com/chef22. Our stockholders will continue to have the opportunity to engage with our Board and our independent auditors during the meeting. Our optional virtual meeting platform provided by our proxy solicitor, Broadridge Financial Solutions, allows all participating stockholders to submit questions at any point in the meeting. In addition, it also allows our stockholders to vote on proposals online. We believe that our virtual platform will increase stockholder participation while at the same time affording the same rights and opportunities to participate, as stockholders would have if we held a physical annual meeting.

     A summary of the information you need to attend the Annual Meeting online is provided below:

•Any stockholder can attend the Annual Meeting live via the Internet at www.virtualshareholdermeeting.com/chef22.

•The webcast will start at 10:00 a.m. EDT.

•Please have your 12-digit control number to enter the Annual Meeting.

•Stockholders may vote and submit questions while attending the Annual Meeting via the Internet.

•Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.proxyvote.com.

•Questions regarding how to attend and participate via the Internet can be addressed by calling 1-800-690-6903 on the day before the Annual Meeting and the day of the Annual Meeting.

•Webcast replay of the Annual Meeting will be available at www.virtualshareholdermeeting.com/chef22 until the sooner of May 13, 2023 or the date of the next annual meeting of stockholders to be held in 2023.

Householding
The SEC has adopted a rule concerning the delivery of annual reports and proxy statements. It permits us, with your permission, to send a single Notice of Proxy Availability and, to the extent requested, a single set of these proxy materials to any household at which two or more stockholders reside if we believe they are members of the same family. This rule is called “householding” and its purpose is to help reduce printing and mailing costs of proxy materials. To date, the Company has not instituted this procedure, but may do so in the future.
A number of brokerage firms have instituted householding. If you and members of your household have multiple accounts holding shares of the Company’s common stock, you may have received a householding notification from your broker. Please contact your broker directly if you have questions, require additional copies of this proxy statement, the Annual Report or other proxy materials or wish to revoke your decision to household. These options are available to you at any time. Separate reports and proxies are available at The Chefs' Warehouse, Inc., 100 East Ridge Road, Ridgefield, Connecticut 06877, or by calling our General Counsel, Corporate Secretary, Chief Government Relations Officer and Chief Administrative Officer, Alexandros Aldous, at (203) 894-1345.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
This table includes information regarding the amount of our common stock beneficially owned as of March 16, 2022 by the following persons as of such date: (i) each of our directors, (ii) each of our executive officers named in “EXECUTIVE COMPENSATION - Summary Compensation Table - Fiscal Years 2019-2021,” (iii) all of our directors and current executive officers as a group, and (iv) each other person or entity known to us to own more than 5% of our outstanding common stock.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Percentage Ownership
Directors and Named Executive Officers:
Christopher Pappas(3)	2,503,228	6.5%
John Pappas(4)	1,262,794	3.3%
Ivy Brown	6,033	*
Dominick Cerbone	31,695	*
Joseph Cugine	35,246	*
Steven F. Goldstone	23,150	*
Alan Guarino	42,371	*
Stephen Hanson	72,962	*
Aylwin Lewis	6,033	*
Katherine Oliver	27,011	*
Alexandros Aldous	162,524	*
James Leddy	155,991	*
Timothy McCauley	83,187	*
Patricia Lecouras**	122,153	*
All directors and executive officers, as a group (13 persons)(5)	4,412,225	11.5%
Principal Stockholders (> 5% of outstanding common stock)
BlackRock, Inc.(6)	5,411,694	14.1%
Kayne Anderson Rudnick Investment Management, LLC(7)	3,381,983	8.8%
AllianceBernstein L.P.(8)	2,823,187	7.4%
Virtus Investment Advisers, Inc.(9)	2,616,487	6.8%
Virtus Equity Trust(10)	2,454,523	6.4%
The Vanguard Group, Inc.(11)	2,349,351	6.1%
  *Indicates less than 1% beneficial ownership of common stock.
**Ms. Lecouras is a former named executive officer included by virtue of her fiscal 2021 compensation. These shares are not included in the calculation under footnote 5.

(1)    The address for each listed director and executive officer is c/o The Chefs’ Warehouse, Inc., 100 East Ridge Road, Ridgefield, Connecticut 06877. The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055. The address of Kayne Anderson Rudnick Investment Management, LLC is 1800 Avenue of the Stars, 2nd Floor, Los Angeles, California 90067. The address of AllianceBernstein L.P. is 1345 Avenue of the Americas, New York, New York 10105. The address of Virtus Investment Advisors, Inc. is One Financial Plaza, Hartford, Connecticut 06103. The address of Virtus Equity Trust is 101 Munson Street, Greenfield, Massachusetts 01301. The address of The Vanguard Group, Inc. is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.
(2)    The number of shares of common stock beneficially owned by each stockholder is determined under SEC rules, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power and also any shares which a person has the right to acquire within 60 days after March 16, 2022 through the vesting and/or exercise of any equity award or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of common stock listed as owned by such person. The number of shares listed includes: (i) 232,401 shares of our common stock for which Mr. C. Pappas has all rights granted to a stockholder pursuant to certain performance restricted share award agreements, dated February 24, 2022 and February 23, 2021, including the right to vote such shares subject to certain restrictions in such performance share award agreements; (ii) 127,718 shares of our common stock for which Mr. J. Pappas has all rights granted to a stockholder pursuant to certain performance restricted share award agreements, dated February 24, 2022 and February 23, 2021, including the right to vote such shares subject to certain restrictions in such performance share award agreements; (iii) 52,315 shares of our common stock for which Mr. Aldous has all the rights granted to a stockholder pursuant to certain performance restricted share award agreements, dated February 24, 2022 and February 23, 2021, including the right to vote such shares subject to certain restrictions in such performance share award agreements; (iv) 56,052 shares of our common stock for which Mr. Leddy has all the rights granted to a stockholder pursuant to certain performance restricted share award agreements, dated February 24, 2022 and February 23, 2021, including the right to vote such shares subject to certain restrictions in such performance share award agreements; and (v) 26,406 shares of our common stock for which Mr. McCauley has all the rights granted to a stockholder pursuant to certain performance restricted share award agreements, dated February 24, 2022 and February 23, 2021, including the right to vote such shares subject to certain restrictions in such performance share award agreements. These shares are subject to performance measures and are listed at the maximum achievement possible.
(3)    Includes 300,121 shares of our common stock held by a grantor retained annuity trust established by Mr. C. Pappas and of which Mr. C. Pappas is the sole trustee and annuity beneficiary.
(4)    Includes 400,000 shares of our common stock which are held by a single member LLC the sole member of which is a grantor retained annuity trust established by Mr. J. Pappas and of which Mr. J. Pappas is the sole trustee and sole annuity beneficiary.
(5)    This group includes all of our current directors and executive officers as of the date of this table.
(6)    BlackRock, Inc. has the sole power to vote or direct the vote of 5,334,063 shares and sole power to dispose or to direct the disposition of 5,411,694 shares. The foregoing information is based solely on a Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 27, 2022.
(7)    Kayne Anderson Rudnick Investment Management, LLC has sole power to vote or to direct the vote of 679,957 shares, sole power to dispose or to direct the disposition of 765,496 shares, shared power to vote or direct the vote of 2,616,487 shares and shared power to dispose or direct the disposition of 2,616,487 shares. The foregoing information is based solely on a Schedule 13G/A filed jointly by Kayne Anderson Rudnick Investment Management, LLC, Virtus Investment Advisers, Inc. and Virtus Equity Trust, on behalf of Virtus KAR Small Cap Growth Fund, with the SEC on February 14, 2022.
(8)    AllianceBernstein L.P. has sole power to vote or to direct the vote of 2,722,341 shares, sole power to dispose or to direct the disposition of 2,786,798 shares, and shared power to dispose or direct the disposition of 36,389 shares. The foregoing information is based solely on a Schedule 13G filed by AllianceBernstein L.P. with the SEC on February 14, 2022.
(9)    Virtus Investment Advisers, Inc. has shared power to vote or to direct the vote of 2,616,487 shares, and shared power to dispose or to direct the disposition of 2,616,487 shares. The foregoing information is based solely on a Schedule 13G/A filed jointly by Kayne Anderson Rudnick Investment Management, LLC, Virtus Investment Advisers, Inc. and Virtus Equity Trust, on behalf of Virtus KAR Small Cap Growth Fund, with the SEC on February 14, 2022.
(10)    Virtus Equity Trust, on behalf of Virtus KAR Small Cap Growth Fund, has shared power to vote or to direct the vote of 2,454,523 shares, and shared power to dispose or to direct the disposition of 2,454,523 shares. The foregoing information is based solely on a Schedule 13G/A filed jointly by Kayne Anderson Rudnick Investment Management, LLC, Virtus Investment Advisers, Inc. and Virtus Equity Trust, on behalf of Virtus KAR Small Cap Growth Fund, with the SEC on February 14, 2022.
(11)    The Vanguard Group, Inc. has the sole power to dispose or to direct the disposition of 2,295,985 shares, shared power to vote or direct the vote of 27,610 shares and shared power to dispose or direct the disposition of 53,366 shares. The foregoing information is based solely on a Schedule 13G/A filed by The Vanguard Group, Inc. with the SEC on February 9, 2022.

CORPORATE GOVERNANCE
Summary
    We are committed to maintaining strong corporate governance practices and principles. The Board actively monitors developments relating to the corporate governance of public corporations, and the Board has consulted with our legal counsel and independent registered public accounting firm to evaluate our current corporate governance and other practices in light of these developments. We believe our policies and practices reflect corporate governance best practices and compliance with the requirements of the Sarbanes-Oxley Act of 2002, SEC rules and regulations and the Listing Rules (“Nasdaq Listing Rules”) of the Nasdaq Stock Market LLC (“Nasdaq”). For example:

•The Board has adopted our Corporate Governance Guidelines, which outline the roles and responsibilities of the Board and its committees and establish policies regarding governance matters such as Board meetings and communications, performance evaluations of the Board and our chief executive officer, director stock ownership guidelines, and director orientation and continuing education;

•A majority of the members of the Board are “independent directors” within the Nasdaq Listing Rules’ definition, and the Board makes an affirmative determination regarding the independence of each director annually;

•All members of the Board’s standing committees—the Audit Committee, the Compensation and Human Capital Committee (which we refer to in this Proxy Statement as the “Compensation Committee”) and the Nominating

and Corporate Governance Committee—are “independent directors” as determined by the Board and within the meaning of the Nasdaq Listing Rules;

•The independent members of the Board meet regularly without the presence of management;

•We have designated an independent director to serve as our “Lead Director” to coordinate the activities of the other independent members of the Board;

•We have a Code of Business Conduct and Ethics that applies to our principal executive officer and all members of our finance department, including our principal financial officer, principal accounting officer and controller;

•We have an Insider Trading Policy that is applicable to all of our employees and directors and their affiliates which, among other things, prohibits hedging of Company securities by such persons;

•The charters of the Board’s committees clearly establish their respective roles and responsibilities; and

•The Audit Committee has procedures in place for the anonymous submission of employee complaints on accounting, internal controls or auditing matters.

    In addition, our Corporate Governance Guidelines limit the directors serving on our Audit Committee from serving on more than three public company audit committees without the Board’s determination that such simultaneous service would not impair the ability of such member to effectively serve on the Company’s Audit Committee. Directors must notify the chairman of the Nominating and Corporate Governance Committee in advance of accepting an invitation to serve on another corporate board. Directors are also required to notify the Board when their principal occupation or business association changes, at which point the Board will evaluate the propriety of continued Board service.

We maintain a corporate governance page on our website that includes key information about our corporate governance initiatives. The corporate governance page can be found at www.chefswarehouse.com, by clicking on “Investors,” and then clicking on “Corporate Governance.” Copies of our Corporate Governance Guidelines, our Insider Trading Policy and the charters for each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee can be found on the corporate governance page of our website (www.chefswarehouse.com). We have also adopted a Code of Business Conduct and Ethics (“Code of Ethics”) that applies to all of our employees, including our principal executive officer, principal financial officer, principal accounting officer and controller. Our Code of Ethics is publicly available on the corporate governance page of our website (www.chefswarehouse.com) and can be found by clicking on “Investors,” and then clicking on “Corporate Governance.” If we make any substantive amendments to the Code of Ethics or grant any waiver, including any implicit waiver, from a provision of the Code of Ethics to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, we intend to make any legally required disclosures regarding such amendments or waivers on the Investors section of our website (www.chefswarehouse.com). Information contained on our website is not incorporated by reference into this proxy statement or considered to be part of this document.
Director Independence
Our Corporate Governance Guidelines require a majority of the members of the Board to be “independent directors” as such term is defined in the Nasdaq Listing Rules. The Board, upon the recommendation of the Nominating and Corporate Governance Committee, has determined that eight of its ten members nominated for election at the Annual Meeting are independent. Our eight independent directors are Ms. Brown, Mr. Cerbone, Mr. Cugine, Mr. Goldstone, Mr. Guarino, Mr. Hanson, Mr. Lewis and Ms. Oliver. Mr. C. Pappas and Mr. J. Pappas are our employees; therefore, Mr. C. Pappas and Mr. J. Pappas are not independent directors.
Our Corporate Governance Guidelines and the charter for each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee require all members of these committees to be “independent” within the meaning of the SEC’s rules and regulations and the Nasdaq Listing Rules. The charter of the Audit Committee also requires each of its members to meet the definition of independence under Section 10A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the SEC’s rules thereunder. The charter of the Compensation Committee requires each of its members to be a non-employee director within the meaning of Rule 16b-3 under the Exchange Act and an outside director within the meaning of Section 162(m) of the Internal Revenue Code, as amended (the “Code”).

Lead Director
The Board has created the position of Lead Director. Mr. Cerbone, chairman of the Audit Committee, currently serves as the Lead Director. As of the Annual Meeting, pending his re-election to the Board, Mr. Cerbone shall continue to serve as the Lead Director. In accordance with our Corporate Governance Guidelines, the Lead Director must be “independent” within the meaning of the SEC’s rules and regulations and the Nasdaq Listing Rules. The Lead Director is responsible for coordinating the activities of the other independent directors and for performing such other duties and responsibilities as the Board may determine from time to time, including the following:
•Serving as a liaison between Mr. C. Pappas, our chief executive officer and chairman of the Board, and the independent directors of the Board;

•Advising the chairman of the Board as to an appropriate schedule of and agenda for the Board’s meetings and ensuring the Board’s input into the agenda for the Board’s meetings;

•Advising the chief executive officer as to the quality, quantity, and timeliness of the information submitted by the Company’s management that is necessary or appropriate for the independent directors to effectively and responsibly perform their duties;

•Assisting the Board, the Nominating and Corporate Governance Committee and our officers in better ensuring compliance with and implementation of our corporate governance principles; and

•Serving as the chairman for executive sessions of the Board’s independent directors and acting as chairman of the Board’s regular and special meetings when the chairman of the Board is unable to preside.

Certain Relationships and Related Transactions
Review and Approval of Related Person Transactions

The Board recognizes that transactions or relationships with us and our subsidiaries and our directors, director nominees, executive officers and greater than 5% beneficial owners of our common stock, and the immediate family members of each of the foregoing, may involve potential conflicts of interest. As a result, the Board adopted a written Related Party Transaction Policy (the “Policy”) requiring the prior approval of the Audit Committee before a related party may enter into a transaction or relationship in which we or a subsidiary of ours is a participant and the related party would have a direct or indirect interest, unless such transaction involves less than $120,000. Under the Policy, any proposed related party transactions are reviewed at the regularly scheduled meetings of the Audit Committee. Additionally, ongoing relationships are periodically reviewed and assessed to determine whether, based on all relevant facts, information and circumstances (including our and our subsidiaries’ contractual obligations), the related party transaction remains appropriate or should otherwise be modified or terminated. Any member of the Audit Committee who is a related party with respect to a transaction under review will not be able to vote on the approval or ratification of the transaction; however, the director shall provide all material information and may, if so requested by the chairman of the Audit Committee, participate in some or all of the Audit Committee’s discussions concerning the related party transaction. We require that any related party transaction must be on terms no less favorable to the Company than could be obtained from unaffiliated third parties. As required under SEC regulations, those transactions or series of similar transactions to which we or a subsidiary of ours is or will be a participant in which the amount involved exceeded or will exceed $120,000 and in which any related person had or will have a direct or indirect material interest is disclosed in this proxy statement if such disclosure is required by SEC regulations.

Other than the transactions described below and the arrangements described under “EXECUTIVE COMPENSATION - Compensation Discussion and Analysis,” since December 26, 2020, there has not been, and there is not currently proposed, any transaction or series of similar transactions required to be disclosed by SEC regulations to which we or any of our subsidiaries were or will be a participant in which the amount involved exceeded or will exceed $120,000 and in which any related person had or will have a direct or indirect material interest.

Transactions with Related Persons

Warehouse and Office Leases

The Company leases one warehouse facility from related parties. The facility is owned by an entity owned 100% by Mr. C. Pappas, the Company’s chairman, president and chief executive officer, and Mr. J. Pappas, the Company’s vice chairman, chief operating officer and one of its directors, and which is deemed to be an affiliate of these individuals. The amount paid in connection with the lease of this facility was $498,801 for fiscal 2021.

Employment of Family Members

Mr. J. Pappas’ brother-in-law, Constantine Papataros, is one of the Company’s employees. The Company paid him approximately $405,504.30 during fiscal 2021. The compensation paid to Mr. Papataros during fiscal 2021 was consistent with that of other employees at the same level.

Mr. J. Pappas’ son, Aristotle Pappas, is one of the Company's employees. The Company paid him approximately $181,442 during fiscal 2021. The compensation paid to Mr. A. Pappas during fiscal 2021 was consistent with that of other employees at the same level.

Customers

Mr. C. Pappas has served on the board of Hudson National Golf Club ("Hudson") as of October 20, 2018. The Company sold $315,623 worth of products to Hudson during fiscal 2021.

Board Leadership Structure
The Board currently combines the roles of chairman of the Board and chief executive officer. Our Corporate Governance Guidelines do not require the chairman of the Board to be independent and do not specify whether the positions of chairman of the Board and chief executive officer must be separated. Considering the Company’s successful performance over extended periods under Mr. C. Pappas’ leadership, the Board believes that the Company benefits from Mr. C. Pappas’ services in both roles. Mr. C. Pappas has served as our chief executive officer since 1985. The Board believes Mr. C. Pappas to be the most qualified to serve as our chairman because he is the director most familiar with the Company’s business and the foodservice distribution industry and as a result is best suited to effectively identify strategic priorities and lead the discussion and execution of strategy. The Board believes the combined position of chairman and chief executive officer promotes a unified direction and leadership for the Board and gives a single, clear focus for the chain of command for our organization, strategy, and business plans. In addition, the Board believes that the combined position of chairman and chief executive officer is better positioned to act as a bridge between management and the Board, facilitating the regular flow of information.
As discussed above, the Board also maintains an independent Lead Director. Mr. Cerbone currently serves as our Lead Director. We believe it is important to have a Lead Director to establish a system of checks and balances between the independent directors of the Board and Mr. C. Pappas. The Lead Director provides leadership to the Board to ensure it operates in an independent, cohesive manner. The Board believes that having a Lead Director vested with key duties and responsibilities (as discussed above) and the Board’s standing committees comprised of and chaired by independent directors (as discussed below) provides a formal structure for strong independent oversight of our management team. As of the Annual Meeting, pending his re-election to the Board, Mr. Cerbone, chairman of the Audit Committee, shall continue to serve as the Lead Director.
Risk Oversight
The Board has overall responsibility for risk oversight. The Board oversees risk management with a focus on our primary areas of risk: risk related to our business strategy, financial risk, legal/compliance risk and operational risk. Our president and chief executive officer and each of our other executive officers are responsible for managing risk in their respective areas of authority and expertise, identifying key risks to the Board and explaining to the Board how those risks are being addressed.
Certain standing committees of the Board also have responsibility for risk oversight. The Audit Committee focuses on financial risk, including fraud risk and risks relating to our internal controls over financial reporting. The Compensation
Committee addresses risks relating to our executive compensation strategies and is tasked with monitoring our executive compensation program to ensure that it does not encourage our executive officers to take unnecessary and excessive risks. The Board receives regular reports from the chairs of the Audit Committee and Compensation Committee regarding these committees’ risk management efforts and receives reports and other meeting materials provided to each of the committees. In addition, we have established a Disclosure Committee, consisting of our executive officers, which assists the Board in fulfilling its oversight responsibility with respect to regulatory compliance and receives regular reports from our general counsel and other employees responsible for our regulatory compliance. All committees report to the full Board as appropriate, including when a matter rises to the level of a material or enterprise level risk. We believe the division of risk management responsibilities described above is an effective approach for addressing the risks we face.
Compensation Risk
Our Compensation Committee is comprised solely of independent directors and is principally responsible for establishing, overseeing and administering our compensation plans and policies for our executive officers, including our equity incentive plans. Our Compensation Committee is also responsible for overseeing risks related to our compensation programs and practices. Our Compensation Committee has assessed the risk associated with our compensation policies and practices for our employees and determined that the risks associated with such policies and practices are not reasonably likely to have a material adverse effect on us. Our Compensation Committee utilizes compensation practices that it believes discourage our employees from excessive risk-taking that could be reasonably likely to have a materially adverse effect on us, including the following:
•The base salary component of compensation does not encourage risk-taking because it is a fixed amount.

•A combination of both short-term and long-term elements of executive compensation minimizes risks by ensuring a focus on performance over time.

•Our equity awards are designed to mitigate risk. The time-based vesting structure discourages short-term risk-taking at the expense of long-term stockholder value and a performance-based award can be earned only upon the achievement of challenging corporate or share price goals selected to motivate executives to achieve our corporate objectives and enhance stockholder value.

•Our chief executive officer and vice chairman and chief operating officer both maintain a significant ownership interest in the Company, which closely aligns their interests with our stockholders’ interests and disincentivizes them from engaging in, or encouraging our other executive officers to engage in, unreasonable or excessive risk-taking.

•We have instituted a clawback, or recoupment, policy on awards granted under our annual cash incentive compensation program.

•Provided that there is an achievement of a threshold level of performance, payouts under our annual cash incentive compensation program may result in some compensation at levels below full target achievement, rather than an “all-or-nothing” approach, which could encourage excessive risk-taking.

•Our Compensation Committee determines achievement levels under the Company’s annual cash incentive compensation plan after reviewing Company and executive performance.

•Our Compensation Committee is being advised by an independent compensation consultant who also reviews the results of our annual analysis and assessment of our compensation programs.

Nomination of Directors
The Nominating and Corporate Governance Committee reviews the qualifications of every person recommended as a nominee to the Board to determine whether the recommended nominees are qualified to serve on the Board. The Nominating and Corporate Governance Committee has adopted qualitative standards by which it determines if nominees are qualified to serve on the Board. The Nominating and Corporate Governance Committee evaluates recommended nominees in accordance with the following criteria:

•Personal characteristics. The Nominating and Corporate Governance Committee considers the personal characteristics of each nominee, including the nominee’s integrity, accountability, ability to make informed judgments, financial literacy, professionalism and willingness to meaningfully contribute to the Board (including by possessing the ability to communicate persuasively and address difficult issues). In addition, the Nominating and Corporate Governance Committee evaluates whether the nominee’s previous experience reflects a willingness to establish and meet high standards of performance, both for him or herself and for others.

•Core Competencies. The Nominating and Corporate Governance Committee considers whether the nominee’s knowledge and experience would contribute to the Board’s achievement of certain core competencies. The Nominating and Corporate Governance Committee believes that the Board, as a whole, should possess competencies in accounting and finance, business judgment, management best practices, crisis response, industry knowledge, leadership, strategy and vision.

•Board Independence. The Nominating and Corporate Governance Committee considers whether the nominee would qualify as an “independent director” under the Nasdaq Listing Rules.

•Director Commitment. The Nominating and Corporate Governance Committee expects that each of our directors will prepare for and actively participate in meetings of the Board and its committees, provide advice and counsel to our management, develop a broad knowledge of our business and industry and, with respect to an incumbent director, maintain the expertise that led the Nominating and Corporate Governance Committee to initially select the director as a nominee. The Nominating and Corporate Governance Committee evaluates each nominee on his or her ability to provide this level of commitment if elected to the Board.

•Additional Considerations. Each nominee is also evaluated based on the overall needs of the Board and the diversity of experience he or she can bring to the Board, whether in terms of specialized knowledge, skills or expertise. The Company has met the Nasdaq diversity goals. The Compensation Committee is charged with developing diversity goals and the Company has adopted such goals to ensure Board representation for underrepresented populations as well as women. Although we do not have a formal policy with regard to the consideration of diversity in identifying director nominees, the Nominating and Corporate Governance Committee strives to nominate directors with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills and expertise to oversee the Company’s businesses.

Following this evaluation, the Nominating and Corporate Governance Committee will make recommendations for membership on the Board and review such recommendations with the Board, which will decide whether to invite the candidate to be a nominee for election to the Board.

Director Nominees Recommended by Stockholders
The Nominating and Corporate Governance Committee evaluates nominees recommended by stockholders on the same basis as nominees recommended by any other sources, including making a determination whether the candidate is qualified to serve on the Board based on the qualitative standards described above. To be considered by the Nominating and Corporate Governance Committee, a stockholder who wishes to recommend a director nominee must deliver or send by first class U.S. mail a written notice addressed to Alexandros Aldous, General Counsel, Corporate Secretary, Chief Government Relations Officer and Chief Administrative Officer, The Chefs’ Warehouse, Inc., 100 East Ridge Road, Ridgefield, Connecticut 06877. The written notice must be received by our corporate secretary not less than 90 days nor more than 120 days prior to the date of the annual meeting; provided, however, that in the event the annual meeting is scheduled to be held on a date more than 30 days prior to or delayed by more than 60 days after the anniversary date of the last annual meeting of stockholders, notice by the stockholder in order to be timely must be so received not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting was first made.
The notice to our corporate secretary must include the information specified in our bylaws, including the following: (a) as to each proposed nominee (i) the name, age, business address and, if known, residence address of each such nominee, (ii) the principal occupation or employment of each such nominee, (iii) the class or series and number of our shares that are owned beneficially or of record by each such nominee, (iv) any other information concerning the nominee that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to be named as a nominee and to serve as a director if elected), and (v) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under the SEC’s Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made (i) the name and record address of such stockholder, as it appears on the Company’s books, and of such beneficial owner, if applicable, and of their respective affiliates or associates or others acting in concert therewith, (ii)(A) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder and such beneficial owner, as applicable, and their respective affiliates or associates or others acting in concert therewith, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole or in part from the value of any class or series of shares of the Company, any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Company, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Company, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Company, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the Company, through the delivery of cash or other property, or otherwise, and without regard of whether the stockholder of record, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Company (any of the foregoing, a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any class or series of shares of the Company, (D) any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, involving such stockholder, directly or indirectly, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the Company by, manage the risk of share price changes for, or increase or decrease the voting power of, such stockholder with respect to any class or series of the shares of the Company, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares of the Company (any of the foregoing, a “Short Interest”), (E) any rights to dividends on the shares of the Company owned beneficially by such stockholder that are separated or separable from the underlying shares of the Company, (F) any proportionate interest in shares of the Company or

Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership, (G) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of shares of the Company or Derivative Instruments, if any, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household, (H) any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the Company held by such stockholder, and (I) any direct or indirect interest of such stockholder in any contract with the Company, any affiliate of the Company or any principal competitor of the Company (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (iii) a description of all arrangements or understandings between such stockholder and/or beneficial owner, if applicable, and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to the SEC’s Regulation 14A under the Exchange Act. We may require any proposed nominee to furnish such other information as may be reasonably required by the Nominating and Corporate Governance Committee to determine the eligibility of such proposed nominee to serve as a member of the Board.
Board Meetings
During fiscal 2021, the Board met five (5) times, with all five (5) times via web stream. Following four (4) meetings of the Board, the independent directors met in executive session without the presence of management. All directors attended at least 75% of the aggregate meetings of the Board and of the committees on which they served in fiscal 2021. We encourage each member of the Board to attend our annual meetings of stockholders. All of the members of our Board at the time of our 2021 annual meeting of stockholders attended the 2021 annual meeting of stockholders in-person or via Internet participation.

Committees of the Board of Directors
The Board currently has a Compensation Committee, an Audit Committee and a Nominating and Corporate Governance Committee. Upon recommendation of the Nominating and Corporate Governance Committee, the full Board appoints members of each of those committees and designates the chairperson of each of those committees.
Compensation Committee. The Compensation Committee evaluates and establishes the compensation of our executive officers. The Compensation Committee also establishes or approves all policies and procedures related to our incentive compensation programs, approves compensation levels and opportunities for our chief executive officer and other executive officers, administers our incentive plans, including The Chefs’ Warehouse, Inc. 2019 Omnibus Equity Incentive Plan (“2019 Equity Incentive Plan”) and annual cash incentive compensation plans, oversees programs designed to promote equal opportunity and diversity and makes recommendations to the full Board regarding long-term leadership succession. For a description of the role of the Compensation Committee, its consultants and management in setting compensation, please see “EXECUTIVE COMPENSATION - Compensation Discussion and Analysis.” The Compensation Committee also approves our compensation discussion and analysis included in our annual proxy statements.
The agenda for meetings of the Compensation Committee is determined by its chairman with the assistance of our chief executive officer and general counsel. Compensation Committee meetings are regularly attended by the chief executive officer and chairman of the Board and general counsel (except during deliberations and voting regarding such named executive officers’ compensation). The chairman of the Compensation Committee reports the Compensation Committee’s recommendations on executive compensation to the Board. Independent advisors and the Company’s finance, human resources and legal departments support the Compensation Committee in its duties and may be delegated authority to fulfill certain administrative duties regarding the compensation programs. The Compensation Committee has authority under its charter to retain, approve fees for and terminate advisors, consultants and agents as it deems necessary to assist in the fulfillment of its responsibilities.
The Compensation Committee’s charter is available on our website, www.chefswarehouse.com, by clicking on “Investors,” then clicking on “Corporate Governance,” then clicking on “Overview,” and then clicking on “Compensation and Human Capital Committee Charter.” The Compensation Committee held seven (7) meetings during fiscal 2021. The current members of the Compensation Committee that are nominated for election at the Annual Meeting are Mr. Guarino (chairman), Mr. Cerbone, Mr. Cugine, Mr. Lewis and Ms. Oliver, each of whom is an independent director.

Audit Committee. The Audit Committee is a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee is responsible for overseeing management’s maintenance of the reliability and integrity of our accounting policies and financial reporting and our disclosure practices; overseeing management’s establishment and maintenance of processes to assure that an adequate system of internal control is functioning and to assure our compliance with all applicable laws, regulations and corporate policies; reviewing the performance of our independent registered public accounting firm; making decisions regarding the appointment or termination of our independent registered public accounting firm and considering and approving any non-audit services proposed to be performed by the independent registered public accounting firm; reviewing and discussing audited financial statements with management; and recommending to the Board that audited financials be included in the Form 10-K. Among the Audit Committee’s duties are review of the results and scope of the audit and other services provided by our independent registered public accounting firm.
The Audit Committee’s charter is available on our website, www.chefswarehouse.com, by clicking on “Investors,” then clicking on “Corporate Governance,” then clicking on “Overview,” and then clicking on “Audit Committee Charter.” The Audit Committee held eight (8) meetings during fiscal 2021. The current members of the Audit Committee nominated for election at the Annual Meeting are Mr. Cerbone (chairman), Ms. Brown, Mr. Cugine, and Mr. Hanson, each of whom is an independent director. The Board has determined that Mr. Cerbone and Mr. Cugine are “independent directors,” as such term is defined in the Nasdaq Listing Rules, and are also “audit committee financial experts,” as defined by the rules and regulations of the SEC. For more information regarding the qualifications and experience of Mr. Cerbone and Mr. Cugine, see “Proposal 1 - Election of Directors - Directors and Nominees for Director” on page 15 of this proxy statement.
Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee of the Board is responsible for developing, reviewing and recommending to the Board for adoption our Corporate Governance Guidelines, identifying and nominating candidates for election to the Board, assessing and making recommendations to the Board regarding the size and composition of the Board and the size, composition, scope of authority, responsibilities, and reporting obligations of each of the Board’s committees, assisting the Board in conducting performance reviews of the Board and its committees and formulating and assessing our senior management succession plans with our chief executive officer and chairman of the Board. For additional information regarding the director nomination process undertaken by the Nominating and Corporate Governance Committee, see “CORPORATE GOVERNANCE - Nomination of Directors.”
The Nominating and Corporate Governance Committee’s charter is available on our website, www.chefswarehouse.com, by clicking on “Investors,” then clicking on “Corporate Governance,” then clicking on “Overview,” and then clicking on “Nominating and Corporate Governance Committee Charter.” The Nominating and Corporate Governance Committee held four (4) meetings during fiscal 2021. The current members of the Nominating and Corporate Governance Committee that are nominated for election at the Annual Meeting are Mr. Cugine (chairman), Mr. Goldstone, Mr. Guarino, Mr. Hanson and Ms. Oliver, each of whom is an independent director.
Compensation Committee Interlocks and Insider Participation
The current members of our Compensation Committee are Messrs. Cerbone, Cugine and Guarino and Mses. Brown and Oliver. All members of the Compensation Committee are “independent directors” within the meaning of the Nasdaq Listing Rules and no member is an employee or former employee of the Company. During fiscal 2021, no member of the Compensation Committee had any relationship requiring disclosure under the section “CORPORATE GOVERNANCE - Certain Relationships and Related Transactions.” None of our executive officers served during fiscal 2021 as a member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director on the Board or as a member of the Compensation Committee. None of our executive officers served during fiscal 2021 as a director of any other entity, one of whose executive officers served as a director on the Board or as a member of the Compensation Committee.
Communication with the Board of Directors
Our stockholders may communicate directly with the Board. All communications should be in written form and directed to Alexandros Aldous, General Counsel, Corporate Secretary, Chief Government Relations Officer and Chief Administrative Officer, The Chefs’ Warehouse, Inc., 100 East Ridge Road, Ridgefield, Connecticut 06877. Communications should be enclosed in a sealed envelope that prominently indicates that it is intended for the Board. Each communication intended for the Board and received by the corporate secretary that is related to our operations and is relevant to a specific director’s service on the Board will, following its clearance through normal review and appropriate security procedures, be forwarded to our independent Lead Director for review and approval and then, upon approval, to the specified party.

PROPOSAL 1—ELECTION OF DIRECTORS
Directors and Nominees for Director
Currently, the Board is comprised of ten directors, all of whom are elected annually. The term of each current director will expire at the Annual Meeting. Each of Ms. Brown, Mr. Cerbone, Mr. Cugine, Mr. Goldstone, Mr. Guarino, Mr. Hanson, Mr. Lewis, Ms. Oliver, Mr. C. Pappas, and Mr. J. Pappas has been nominated to stand for re-election as a director at the Annual Meeting to hold office until the next annual meeting of stockholders to be held in 2023 and until his or her successor is elected and qualified. Each nominee has indicated his or her willingness to serve, if elected. If any nominee should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee. We have no reason to believe any of the nominees will be unable to serve if elected.

We have described below information concerning the business experience and qualifications of each of our incumbent directors.

The Board unanimously recommends that stockholders vote “FOR” each of the director nominees. Proxies received by the Board will be voted “FOR” each of the nominees unless a contrary choice is specified in the proxy.

The following is certain information regarding each of the director nominees:

Christopher Pappas, age 62, is our founder and has served as our chief executive officer since 1985 and has been a director on our Board and our Board chairman since our IPO, and he also served as a director and the chairman of the board of our predecessor company, Chefs’ Warehouse Holdings, LLC. He has been our president since April 11, 2009 and before that was our president from our formation to January 1, 2007. Prior to founding the Company, Mr. C. Pappas played basketball professionally in Europe for several years following his graduation from Adelphi University in 1981 with a Bachelor of Arts degree in Business Administration. Mr. C. Pappas currently oversees all of our business activities, with a focus on product procurement, sales, marketing, strategy development, business development and operations. Mr. C. Pappas currently serves on the board of directors of the International Foodservice Distributors Association and the Hudson National Golf Club, respectively. Mr. C. Pappas’ qualifications to serve on our Board include his extensive knowledge of the Company and the specialty food products distribution business and his years of leadership at the Company.
John Pappas, age 58, is a founder of the Company and currently serves as our vice chairman, a position he has held since March 1, 2011, and chief operating officer, a position he has held since February 24, 2022. From our founding in 1985 to March 1, 2011, he served as our chief operating officer. Mr. J. Pappas has been a director on our Board since our IPO, and he also served as a director on the board of our predecessor company, Chefs’ Warehouse Holdings, LLC. He has over 30 years of leadership experience in logistics, facility management and global procurement and oversees our entire network of distribution centers in North America. Mr. J. Pappas is also active in the development of our corporate strategy. Mr. J. Pappas’ qualifications to serve on our Board include his extensive knowledge of the Company and the specialty food products distribution industry and his years of leadership at the Company.
Ivy Brown, age 59, is an accomplished senior executive in the transportation services and package logistics field. Ms. Brown spent 32 years at United Parcel Service, Inc. and recently retired as President of United Parcel Service, Inc., Northeast District (Norwood, MA) where she led a $3.8 billion business unit with over 21,000 employees. Ms. Brown was responsible for growing key markets, sales, implementing technology, and all P&L responsibilities. Ms. Brown also has over 20 years of experience as a non-profit board director. She currently serves as a member of the advisory committee for the John F. Kennedy Library Foundation. Ms. Brown was a recipient of the United Way “2017 Woman of Impact Award” for her achievements in the areas of professional excellence, contributions to community service, and active assistance to other women in their attainment of professional and leadership skills. Ms. Brown earned her Master’s degree in Business Administration from Golden Gate University and her Bachelor of Science degree from Southern Illinois University, Carbondale.
Dominick Cerbone, age 77, has been a director on our Board since May 24, 2012. Mr. Cerbone brings over 40 years of financial and accounting experience, which have all been spent at Ernst & Young. Most recently, he was a senior partner and consultant of the national office of Ernst & Young from 2006 to 2008. Prior to that position, Mr. Cerbone was a senior partner of transaction advisory services for Ernst & Young from 1990 to 2005, where he was responsible for structuring, negotiating, facilitating, and integrating business transactions involving global public and private entities in numerous diversified industries. Other positions held at Ernst & Young include cross-border market leader of the transaction advisory services department, a partner of the audit practice and managing partner of the Stamford, Connecticut office. Mr. Cerbone is a certified public accountant and a member of the American Institute of Certified Public Accountants and the Connecticut Society of Certified Public Accountants. Mr. Cerbone holds a Bachelor of Business Administration degree, with a major in Accounting, from Iona College. Mr. Cerbone’s qualifications to serve on our Board include his extensive background and experience in accounting. Furthermore, he qualifies as an “audit committee financial expert,” as such term is defined in the rules and regulations of the SEC, for our Audit Committee.
Joseph Cugine, age 61, has been a director on our Board since September 7, 2012. He is currently owner of CKA Management a $175 million QSR restaurant business with over 90 restaurants consisting of Taco Bell, Wendy’s and Jersey Mike’s. Mr. Cugine is also former President and current board member of BarFresh Food Group, Inc. (“BarFresh”), a publicly-traded manufacturer of pre-packaged all-natural blended beverages. Previously, Mr. Cugine spent 25 years at PepsiCo where his last role was chief customer officer and senior vice president of PepsiCo Foodservice division from 2004-2010. Prior to that role he held a series of general manager and sales leadership roles throughout PepsiCo and Procter & Gamble. Mr. Cugine serves as a member of the board of directors of BarFresh, R4 Technology, Rambler beverages and the Elliot Group. Mr. Cugine is also an advisor to Elements beverages. Mr. Cugine’s qualifications to serve on our Board include his more than 35 years of experience in the food distribution industry, as well as his general business and investing background.

Steven F. Goldstone, age 76, has been a director on our Board since March 7, 2016. Mr. Goldstone is the Lead Director of Greenhill & Co. Previously, Mr. Goldstone was the non-executive chairman of ConAgra Foods, Inc. one of the largest manufacturers of packaged food products in the US. He has also previously been a director of two other New York Stock Exchange firms, American Standard Companies and Merck & Company, Inc. From 1995 to 2000, Mr. Goldstone was chairman and chief executive officer of RJR Nabisco, Inc. one of the world’s largest consumer product companies. Prior to joining RJR Nabisco, Inc., Mr. Goldstone was a partner in the New York City law firm of Davis Polk & Wardwell (“Davis Polk”). As a Davis Polk partner from 1978 to 1995, Mr. Goldstone advised corporate clients on many of the largest national and international mergers and acquisitions transactions and securities matters of the day. Mr. Goldstone currently manages Silver Spring Group, a private investment firm. Mr. Goldstone is a graduate of the University of Pennsylvania and attended New York University School of Law. Mr. Goldstone’s qualifications to serve on our Board include his more than 30 years of experience in leadership positions, his knowledge of the food industry, and his corporate governance expertise.
Alan Guarino, age 62, has been a director on our Board since November 7, 2012. Mr. Guarino brings over 25 years of global recruiting and talent management experience to our Board. Currently, Mr. Guarino is vice chairman in the Board and CEO Services practice at Korn Ferry. Mr. Guarino serves as chairman of the board of directors of the Saint Pio Foundation 501(c)(3). He has also held other board/advisor roles as president of the West Point Society of New York, a member of the Army Science Board, as a member of the board of trustees of the New York Institute of Technology, and as a member of the investment committee of the Cappuchin Franciscan Province of Saint Mary. In 1993, Mr. Guarino launched the start-up company Cornell International that grew into a top ranked firm engaged in retained executive search and strategic human resource consulting on Wall Street. He sold the company to Adecco in March of 2003. Prior to that role, he served as chief operating officer of Career Directions, a regional staffing firm, as a department head in Global Securities Processing at The Bank of New York, and as a captain in the U.S. Army. Mr. Guarino’s qualifications to serve on our Board include his extensive knowledge of human resources, compensation matters and organizational development.

Stephen Hanson, age 72, has been a director on our Board since July 27, 2011. He was the founder of B.R. Guest Restaurants, a New York multi-concept operator that began with one restaurant in 1987 and expanded to over 42 properties in New York City, Las Vegas and Florida. Mr. Hanson was also the president of B.R. Guest Restaurants until his retirement in December 2013. Mr. Hanson also sits on the board of directors for Publicolor, a not-for-profit organization that uses color, collaboration, design and the painting process to empower students to transform themselves, their schools and their communities. Mr. Hanson was previously a member of the Department of Consumer Affairs’ Consumers Council for New York City. Mr. Hanson earned a business degree from New York University’s Stern School of Business in 1976. Mr. Hanson’s qualifications to serve on our Board include his more than 30 years of experience in the restaurant industry, as well as his general business and investing background.
Aylwin Lewis, age 67, was most recently the Chairman, Chief Executive Officer and President of Potbelly Corporation (Nasdaq: PBPB), a growing Chicago-based sandwich chain with operations throughout the United States and internationally, from 2008 to 2017. Prior to Potbelly, Mr. Lewis was Chief Executive Officer and President of Sears Holdings Corporation, which was created from the merger of two retail giants, Kmart and Sears. Mr. Lewis was the President and Chief Executive Officer of Kmart at the time of the merger, a distinction that made Mr. Lewis the highest ranking African-American executive in the U.S. retail industry. He has also held various executive positions at both Yum! Brands and Pizza Hut. Mr. Lewis presently serves on the board of directors of Marriott International and VOYA Financial and previously served on the board of directors of The Walt Disney Company, Red Robin Gourmet Burgers and Brews, and Starwood Hotels

and Resorts. Mr. Lewis earned his Master’s degree in Business Administration from the University of Houston, Master’s degree in Human Resource Management from Houston Baptist University and Bachelor of Science and Arts degrees from the University of Houston.
Katherine Oliver, age 59, has been a director on our Board since November 3, 2015. Ms. Oliver brings over 25 years of media and entertainment experience to her appointment. She is known for her innovative branding strategies, business development expertise, creativity, and an unparalleled understanding and commitment to customer service. Ms. Oliver is a founding Principal at the global philanthropic consulting firm Bloomberg Associates, which was established by former New York City Mayor Michael Bloomberg to help improve the lives of citizens in cities around the world. Ms. Oliver oversees the media and technology portfolio, advising mayors and international civic leaders on economic development and public communications strategies and helping them harness the power of media and technology to improve government services. Ms. Oliver also advises a diverse range of corporate, cultural and non-profit organizations, including Bloomberg L.P., on cutting-edge content creation and marketing strategies. Ms. Oliver also sits on the board of directors for 1-800-Flowers.com, Inc. From 2002 to 2013, Ms. Oliver served under Mayor Bloomberg as New York City’s Commissioner of Media & Entertainment. During her tenure, New York’s media and entertainment industry saw its strongest growth in history, supporting 130,000 jobs and generating direct spending of $7.1 billion annually. Prior to her appointment as Commissioner, Ms. Oliver was the General Manager of Bloomberg Radio & Television. Ms. Oliver’s qualifications to serve on our Board include her extensive knowledge of branding, content creation, and marketing strategy.

Board Diversity Matrix

The following matrix is provided in accordance with applicable Nasdaq listing requirements:

Board Diversity Matrix as of February 15, 2022
Total Number of Directors	10
Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	2	2		6
Part II: Demographic Background
African American or Black	1	1
Alaskan Native or Native American
Asian
Hispanic or Latinx
White		1
Two or More Races or Ethnicities
Did Not Disclose Demographic Background	7
LGBTQ+	1

Vote Required
An affirmative vote of a majority of the votes cast on Proposal 1 is required to approve the election of each of the nominees for election as a director.  A “majority of votes cast” means that the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that director nominee’s election.  Abstentions and broker non-votes will have no effect on Proposal 1 because they are not considered votes cast. If no voting specification is made on a properly returned or voted proxy card, the proxies will vote FOR Ms. Brown, Mr. Cerbone, Mr. Cugine, Mr. Goldstone, Mr. Guarino, Mr. Hanson, Mr. Lewis, Ms. Oliver, Mr. C. Pappas, and Mr. J. Pappas as directors to hold office until the next annual meeting of stockholders and until their respective successors are elected and qualified.

EXECUTIVE COMPENSATION
Executive Summary
    The COVID-19 pandemic has had a material impact on our business and the businesses of our customers. In an effort to limit the spread of the virus, federal, state and local governments began implementing various restrictions beginning in late March of 2020 that resulted in the temporary closure of non-essential businesses in many of the markets we serve, which forced our customers in those markets to either transition their establishments to take-out service, delivery service or temporarily cease operations. State and local governments began to ease these restrictions in mid-May of 2020; however, the severity of indoor and outdoor dining restrictions have varied since then depending on the extent of outbreaks and actions taken by the federal, state and local governments with jurisdiction over the markets we serve. Despite these restrictions, we continued to provide our core customers with high touch service while many of our competitors reduced service levels.
In light of the significant impact on the global economy, and the food service industry in particular, from the effects of the COVID-19 pandemic, we took measures in 2021 with respect to evaluating our cost structure including consideration of compensation and retention to ensure the Company is well positioned in the long-term to continue to execute on our key strategies of increasing penetration with our existing customer base, maintaining and expanding our customer base in key culinary markets, pursuing selective acquisitions and improving our operating margins. Despite the COVID-19 pandemic, our performance in 2021 demonstrates our continued progress in establishing ourselves as the premier purveyor of specialty ingredients and specialty center-of-the-plate to over 35,000 high end independently owned restaurants, hotels, country clubs and gourmet food stores in key culinary markets across North America.
    Among our 2021 achievements, we acquired substantially all of the assets of (i) M.F. Foley Company, a branded processor and distributor of premium seafood based in Boston, Massachusetts and servicing National accounts and the New England area, enhancing our specialty seafood offering; (ii) Nicolas Imports, a specialty distributor based in Phoenix, Arizona and servicing the Arizona and Colorado area, enhancing our specialty offering; (iii) Silver State Meats, a specialty protein distributor and processor based in Las Vegas, Nevada, and servicing the Nevada and Arizona area, enhancing our specialty protein offering; and (iv) Capital Seaboard, a specialty produce and seafood distributor and processor based in Baltimore, Maryland, serving the Baltimore and DC metro area, enhancing our specialty produce offering; and certain assets of Martin Preferred Foods, a specialty protein distributor and processor based in Texas, serving the Texas area, enhancing our specialty protein offering, all of which enhanced our expert workforce and distinguished clientele.
Our Board credits the leadership of Christopher Pappas, our Chief Executive Officer, and our other named executive officers for contributing to our 2021 achievements, along with:
•working cohesively to effectively manage the Company;
•fostering our entrepreneurial and innovative workplace culture while maintaining our commitment to act with integrity and respect;
•providing their strategic vision, particularly in response to the COVID-19 pandemic; and
•evaluating and maintaining a liquidity position in compliance with the Company's debt obligations throughout the COVID-19 pandemic.
    We value our employees and in light of the COVID-19 pandemic, we maintained in place new procedures and protocols recommended by the Centers for Disease Control and Prevention, federal and state governments, and other major health authorities. This includes, but is not limited to: instructing our employees to practice social distancing on our and our customers’ premises whenever possible; conducting temperature checks; enhancing employee operational protocols; modification of customer, supplier and Company guest visitation protocols; supplying personal protective equipment to our workforce; implementing virtual and remote work environments for our administrative employees; and sanitation of our work environments, truck fleet and equipment.
    We emphasize a pay for performance culture and our named executive officers are dedicated to the long-term objectives of the Company. In light of the significant continuing impact on the global economy, and the food service industry in particular, from the effects of the COVID-19 pandemic, in 2021, we took further measures with respect to evaluating our cost structure including consideration of compensation and retention, as well as other liquidity and strategic initiatives to ensure the Company is well positioned in the long-term to continue to focus on our key strategies noted above. Our liquidity position, cost control measures and our strong relationships with customers and suppliers put us in a strategic position to invest in growth and take advantage of business development opportunities as we continue to operate through and then soon recover from the COVID-19 pandemic.

Compensation Discussion and Analysis
    This compensation discussion and analysis discusses the objectives and elements of our compensation programs and the compensation awarded to our named executive officers in fiscal 2021. This information should be read in conjunction with the Summary Compensation Table and the related tables and narratives that follow this compensation discussion and analysis. For fiscal 2021, the following individuals are our named executive officers:
•Mr. Christopher Pappas, our chairman, president and chief executive officer;

•Mr. John Pappas, our vice chairman and chief operating officer;(1)

•Mr. James Leddy, our chief financial officer;

•Mr. Alexandros Aldous, our general counsel, corporate secretary, chief government relations officer and chief administrative officer;

•Mr. Tim McCauley, our chief accounting officer; and

•Ms. Patricia Lecouras, our former chief human resources officer.(2)

(1) The Board approved a change in Mr. J. Pappas’s title from Vice Chairman to Vice Chairman and Chief Operating Officer on February 24, 2022 in order to better encompass his role within the Company.

(2) Ms. Lecouras retired as of September 10, 2021.

Overview of Compensation Process
The Compensation Committee of our Board consists solely of directors who are “independent” under the rules and regulations of the SEC and Nasdaq. The Compensation Committee has overall responsibility for the compensation program for our executive officers, including our named executive officers. For fiscal 2021, the Compensation Committee engaged a compensation consultant, Frederic W. Cook & Co. (“FW Cook”) to help it in assessing executive officer and director compensation. A representative of FW Cook attended Compensation Committee meetings when requested, reviewed compensation data with the Compensation Committee, and participated in general discussions regarding executive compensation issues. The Compensation Committee authorized FW Cook to interact with management on behalf of the Compensation Committee as needed in connection with advising the Compensation Committee. While the Compensation Committee considered input from FW Cook, the Compensation Committee’s decisions ultimately reflect many factors and considerations.
For fiscal 2021, the Compensation Committee reviewed the independence of FW Cook pursuant to SEC rules and the Nasdaq Listing Rules and concluded that FW Cook was independent and that its work for the Compensation Committee did not raise any conflict of interest.
The Compensation Committee typically meets during the first quarter of each fiscal year to set compensation for that fiscal year and did so in the first quarter of fiscal 2021. For fiscal 2021, FW Cook and management played integral roles in the compensation-setting process. The Compensation Committee actively worked with FW Cook to formulate compensation decisions for our chief executive officer. Management, with input from FW Cook, made recommendations to the Compensation Committee for the rest of the executive officers. Recommendations were accompanied by competitive market data from the peer groups established by the Compensation Committee based on recommendations from FW Cook. This peer group analysis is discussed in further detail in “EXECUTIVE COMPENSATION - Compensation Discussion and Analysis - Competitive Marketplace Assessment.”
In setting fiscal 2021 compensation for our named executive officers, the Compensation Committee, following discussions with management and FW Cook, considered the compensation practices of the companies within our peer groups, our operating performance in fiscal 2020 and each of our named executive officer’s performance in fiscal 2020. Our chief executive officer was not present when the Compensation Committee deliberated or voted on his compensation.
Advisory Say-on-Pay Proposal
In May of 2021, our stockholders approved an advisory say-on-pay proposal at our 2021 annual meeting of stockholders with over 97% of the shares represented at the meeting and entitled to vote on the proposal voting FOR the proposal. The Compensation Committee reviewed the results of the stockholder vote and took the high percentage of votes cast in favor of the proposal as an indication that our stockholders generally supported the pay for performance approach that we have adopted. This was further supported by the Company receiving positive feedback regarding our executive compensation structure during stockholder outreach in fiscal 2021. The Compensation Committee will continue to monitor our compensation structure and consider the results of advisory say-on-pay votes of our stockholders when establishing our pay programs in the future.
Compensation Philosophy and Objectives
The principal objectives of our executive compensation program are to attract, motivate and retain highly-qualified executives by providing total compensation for each position that is competitive within our business sector and peer groups. We also seek to provide appropriate incentives for our named executive officers to achieve performance goals related to our company-wide performance. Finally, through the issuance of equity-based incentives, we seek to align the interests of our named executive officers with our stockholders and to reward performance that enhances our long-term value.
Our Compensation Committee strives to implement a compensation program that enables us to attract and retain high-quality leadership and to ensure that our named executive officers are compensated in a manner consistent with stockholder interests, the policies adopted by the Compensation Committee, internal equity considerations, competitive practice and the requirements of appropriate regulatory bodies. In determining the relevant amounts of each of these components, our Compensation Committee adopted a compensation program that consists of a mix of compensation that it believes:
•aligns interests of our named executive officers with our business plans, by using company-wide performance metrics based on those plans and long-term incentive programs with multi-year vesting to retain employees key to their implementation;

•incentivizes achievement of annual and longer term financial, functional, and individual objectives; and

•creates a fair and measurable compensation model for rewarding performance and attracting and retaining key members of management.

Competitive Marketplace Assessment
The Compensation Committee, with the assistance of management and FW Cook, looks at two peer groups when considering its decisions regarding the compensation of our named executive officers: our primary peer group, which consists of companies similar to us in size and business characteristics and is used primarily when setting compensation levels, and our secondary peer group, which consists of large foodservice distribution companies and is used to inform our incentive compensation plan design.
Market data from our primary peer group was taken into consideration in setting the fiscal 2021 compensation of each of our named executive officers. The primary peer group was also referenced in our review of program designs, including an assessment of pay vehicles and performance metrics. The Compensation Committee considered the following factors in determining a primary peer group for fiscal 2021:
•Company Type - The companies in the primary peer group are all publicly traded on a U.S. exchange.

•Size - Companies with revenues between approximately $880 million and approximately $7.6 billion and market capitalizations between approximately $250 million and approximately $14.44 billion were targeted for review as potential peers. This size range reflected our near-term aggressive growth plans. The Compensation Committee believed the Company and the primary peer group when selected were reasonably aligned from a financial size perspective, with the Company having pro forma revenue above the 25th percentile, pro forma market cap below the 25th percentile, and pro forma EBITDA below the 25th percentile.

•Business - The companies in the primary peer group represent multiple industry segments, including packaged foods, non-food related specialty and online retailers, other non-food related wholesalers and distributors, and trucking and warehousing. The foodservice distribution industry is a highly fragmented industry with several very large national players and numerous small, privately-held local players; accordingly, it was necessary to select our primary peer group from various industry segments.

•ISS Selection - For our primary peer group, we also considered companies listed in our ISS-selected peer group.

Reflecting the factors outlined above, our primary peer group for fiscal 2021 compensation decisions consisted of the following 18 companies which were unchanged from fiscal 2020:

1-800-FLOWERS.COM, Inc	Cal-Maine Foods, Inc.	John B. Sanfilippo & Son, Inc.
The Andersons, Inc.	DXP Enterprises, Inc.	Lancaster Colony Corporation
Applied Industrial Technologies, Inc.	Foundation Building Materials, Inc.	NOW Inc.
B&G Foods, Inc.	GMS Inc.	Pool Corporation
BlueLinx Holdings Inc.	The Hain Celestial Group, Inc.	SiteOne Landscape Supply, Inc.
Calavo Growers, Inc.	J&J Snack Foods Corp.	SunOpta Inc.

In November of 2021, for fiscal 2022 compensation decisions, FW Cook reviewed the peer group with the Compensation Committee and the Compensation Committee removed Foundation Building Materials, Inc. from the primary peer group due to such company being acquired.
The Compensation Committee did not make any changes in our secondary peer group from fiscal 2020 to fiscal 2021. The secondary peer group was used to test compensation design and performance metrics as these companies' compensation practices are an important reference point due to their status as the Company’s key competition; however, due to the size of these companies, they were not considered appropriate to reference in determining fiscal 2021 pay levels of our named executive officers.

Core-Mark Holding Company, Inc.	Performance Food Group Company	SpartanNash Company
Sysco Corporation	United Natural Foods, Inc.	US Foods Holding Corp.
For fiscal 2022, FW Cook reviewed the secondary peer group with the Compensation Committee and the Compensation Committee approved the removal of Core-Mark Holding Company, Inc. from the secondary peer group due to such company being acquired.
We do not benchmark compensation in the traditional manner, as we do not directly tie individual components of compensation to particular benchmarks. In general, the Compensation Committee references the 25th and 75th percentiles and the median of the competitive compensation marketplace, as well as data regarding compensation design and performance metrics. Market data, however, is only one factor among many considered by the Compensation Committee when making determinations regarding executive compensation. Other factors considered include individual performance, scope of responsibilities, tenure, criticality of the position, retention concerns and the need to recruit new officers.
Components of Named Executive Officer Compensation
Taking into account the above-described objectives and our peer group comparisons, when setting fiscal 2021 compensation, the Compensation Committee focused on designing a compensation package for our named executive officers that consisted of base salaries, performance-based annual cash incentive awards and long-term equity awards, as well as retirement and other welfare benefits and termination protection.

Element	Description & Objective	Form
Base Salary	The guaranteed part of our executives’ pay. Base salary reflects the different levels of responsibility within the Company, the skills and experience required for the job, individual performance and labor market conditions. Provides a competitive level of fixed compensation.	• Cash
Performance-Based Annual Cash Incentive
Performance-based payments to incentivize top- and bottom-line growth.Targets relating to fiscal 2021 adjusted EBITDA ("AEBITDA") and achievement of strategic priorities to keep the Company well-capitalized, our employees safe and our customers with product. We capped such payments at 100% of target due to goal setting challenges associated with COVID-19 related uncertainty.
• Cash
Long-Term Equity Incentives
Equity-based incentives earned based on the attainment of performance objectives and/or continued service with the Company to align the interests of our executives with stockholders and reward performance that enhances long-term value. A portion of the performance-based restricted stock component for named executed officers is earned based on attainment of AEBITDA and challenging share price goals over a three-year measurement period. The Company previously canceled the 2019 and 2020 performance-based restricted stock grants as such goals were not likely to be achieved due to COVID-19 Challenges and issued a replacement grant in fiscal 2021 for the same amount of shares split equally behind time-based restricted stock and performance-based restricted stock with a maximum achievement of 100% of target.
• Performance-based restricted stock (50%) • Time-based restricted stock (50%)
Retirement and Other Welfare Benefits	Health and welfare benefits and methods for individuals to save for retirement to align with market practice and provide for the wellness of our executives and their families.	• 401(k) savings plan • Health, dental, and vision insurance • Short-term disability coverage • Life insurance
Termination Benefits	Severance, termination benefits, and accelerated vesting of equity upon qualifying terminations and in connection with changes in control of the Company in order to retain our executives and help enable them to focus on executing our business plans.	• Cash severance • Accelerated equity • In kind termination benefits
Limited Perquisites	Limited perquisites targeted to be market competitive.	• Transportation • Cash
The Compensation Committee also from time to time authorizes off-cycle awards that recognize and reward special contributions made to the success of the Company. In fiscal 2021, the Compensation Committee made awards to named executive officers in fiscal 2021 to replace previously cancelled awards, see “EXECUTIVE COMPENSATION - Compensation Discussion and Analysis - Components of Named Executive Officer Compensation - Long-Term Equity Compensation - 2021 Awards” beginning on page 18 of this proxy statement. Each of the components of our compensation program is discussed in greater detail below.
Base Salary
We provide our named executive officers with a base salary to compensate them for performing their daily responsibilities. We believe that base salaries must be competitive, based upon the named executive officer’s scope of responsibilities and what we believe to be market rates of compensation for executives performing similar functions for comparable companies within our peer groups. We also periodically review the performance of our named executive officers and, in some instances, award merit-based base salary increases as a result of these reviews.

The annual base salaries for our named executive officers for fiscal 2021 were as follows:

	2021 Base Salary	Increase from 2020 Base Salary
Name	($)
Christopher Pappas	927,757	— %
John Pappas	509,850	— %
James Leddy	424,875	— %
Alexandros Aldous	396,550	— %
Timothy McCauley	300,245	— %
Patricia Lecouras	309,309	— %

For fiscal 2021, the Compensation Committee made the decision to not raise base salaries for any of our named executive officers following discussions with our chief financial officer, our former chief human resources officer, and FW Cook in light of the COVID-19 pandemic and its impact on the restaurant industry.

    Annual Cash Incentive Compensation
To closely align our named executive officers’ compensation to our business objectives, we believe that a significant portion of a named executive officer’s compensation should be performance-based. The Company sets ambitious performance targets and emphasizes a pay for performance culture. Accordingly, in fiscal 2021, we put in place an annual cash incentive compensation program, our 2021 Cash Incentive Plan (the "2021 Plan"), that provided our named executive officers with the opportunity to earn cash incentive compensation up to the target amounts set forth in the table below for the achievement of annual performance goals related to our business. The maximum payout under the annual cash incentive for the named executive officers was capped at 100% of target due to goal setting challenges associated with COVID-19 related uncertainty. Targets were achieved for fiscal 2021 and payment was made in the first quarter of fiscal 2022.

Name	Target Award as a Percentage of Base Salary	Target Award ($)	Actual Payout under 2021 Plan ($)
Christopher Pappas	100%	927,757	927,757
John Pappas	100%	509,850	509,850
James Leddy	75%	318,656	318,656
Alexandros Aldous	75%	297,413	297,413
Tim McCauley	50%	150,123	150,123
Patricia Lecouras*	75%	231,982	—
*Ms. Lecouras' employment terminated upon her retirement in 2021 and thus she was not entitled to any bonus payment for fiscal 2021.

The 2021 Plan includes the following performance targets: (i) combined AEBITDA in the third and fourth quarter of fiscal 2021 (50% of the target award) (ii) liquidity (25% of the target award) and strategic initiatives (25% of the target award). The 2021 Plan also provided that if we achieved below the threshold performance on the AEBITDA measure, there would be no payouts under the 2021 Plan.

The Compensation Committee selected performance measures that it viewed as being key drivers of long-term growth in stockholder value: AEBITDA to measured bottom-line growth; liquidity to maintain adequate liquidity for flexibility and growth; and strategic initiatives focused on investments in growth, talent, technology and process improvement. In setting the corporate performance targets under the 2021 Plan, the Compensation Committee considered historic levels of our performance for AEBITDA, taking into consideration our acquisitions in fiscal 2020, and based the corporate performance targets on results that were improvements over the prior fiscal year’s results. The Compensation Committee also took into account the economic climate and the Company's business being materially and adversely affected by federal, state and municipal COVID-19 related shutdowns and other restrictions ("COVID Challenges") and the goal setting related thereto in choosing third quarter and fourth quarter AEBITDA as the measurement period rather than the entire fiscal year. Furthermore, the Compensation Committee set the corporate performance targets at levels that required successful implementation of corporate operating objectives for meaningful payouts to occur.

    AEBITDA. For our named executive officers, payouts under the 2021 Plan related to the portion tied to AEBITDA goals were tiered as follows: payout at target if AEBITDA in the third and fourth quarters of fiscal year 2021 was $15 million or more, and no payout if AEBITDA in the third and fourth quarters of fiscal year 2021 was less than $15 million. There was no sliding scale payouts for AEBITDA below the target. Our fiscal 2021 AEBITDA for the second half of fiscal 2021, as we determined for purposes of the 2021 Plan, was greater than $15 million.

For fiscal 2021, AEBITDA was determined as EBITDA adjusted for fiscal 2021 acquisitions and other exclusions and adjustments specifically identified in the 2021 Plan. We define AEBITDA, which is not a measurement determined in accordance with the U.S. generally accepted accounting principles, or GAAP, as the aggregate of the following GAAP measures: net income, interest expense, depreciation, amortization, provision for income taxes, stock compensation, duplicate rent, integration and deal costs, third party transaction costs, change in fair value of earn-out obligation, loss on asset disposal, one-time executive management costs and moving expenses, if any. We use AEBITDA, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our core operating performance. The use of AEBITDA as a performance measure permits a comparative assessment of our operating performance relative to our performance based upon GAAP results while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. Additionally, for purposes of the 2021 Plan, adjustments to AEBITDA include acquisitions. For additional information regarding our determination of AEBITDA, please refer to Exhibit 99.1 to our Current Report on Form 8-K filed on February 9, 2022.

Liquidity. For our named executive officers, payouts under the 2021 Plan related to the portion tied to achievement of liquidity goals were tiered as follows: payout at target if a liquidity position of at least $35 million, including cash and credit availability, in compliance with the Company’s debt covenants, was maintained, and no payment if a liquidity position of at least $35 million, including cash and credit availability, in compliance with the Company’s debt covenants, was not maintained. There would be no sliding scale payouts for liquidity below the target. We evaluated the liquidity goal and determined that liquidity was maintained at a level that was greater than the required threshold for 100% payouts under the 2021 Plan for the 25% portion of the award related to liquidity initiatives.

Strategic Initiative. For our named executive officers, payouts under the 2021 Plan related to the portion tied to achievement of strategic initiatives were determined based on the Compensation Committee’s evaluation of each named executive officer on the delivery of phase one of the Company’s just-in-time inventory program and related JD Edwards order screen enhancement; achievement of substantial progress in the build-out of the Company’s new Los Angeles, CA, and Miami, FL, warehouses; and recruitment and placement of business development talent in key markets and categories. The Compensation Committee evaluated the named executive officers’ fiscal 2021 performance against the strategic objectives and determined that the strategic objectives were met at target level.

Long-Term Equity Compensation
2021 Awards
    During the first quarter of fiscal 2021, the Compensation Committee, in consultation with FW Cook and management, approved the granting of long-term equity incentive (“LTI”) compensation consisting of time-based restricted stock awards and performance-based restricted stock awards to each of our named executive officers.

For these stock awards (the "2021 Grant"), the target LTI award value was set at 200% of base salary for Mr. C. Pappas and Mr. J. Pappas and to 150% of base salary for the other named executive officers. Once the target award value was established, the Compensation Committee decided that a significant percentage of the awards for the named executive officers should be performance-based. Accordingly, the Compensation Committee determined the mix of LTI awards would consist of 50% time-based restricted stock awards, to support retention objectives, and 50% performance-based restricted stock awards, to motivate the executives to achieve our corporate objectives and enhance stockholder value. The measures for these performance-based restricted stock awards (the "2021 PRSA Grant") included the Company’s share price (50% of the award target) and AEBITDA (50% of the award target). The 2021 PRSA Grant can payout at 200% of the target value

Because the LTI performance-based restricted stock awards granted in fiscal 2019 and 2020 were canceled in full, the Compensation Committee, in consultation with FW Cook and management, approved the grant of an equity award in addition to the 2021 Grant. This grant was in the form of 50% time-based restricted stock awards and 50% performance-based restricted stock awards with targets based on Company's share price (50% of the award target) and AEBITDA (50% of the award target) (the "Replacement Grant"). The performance portion of the Replacement Grant can payout at up to 100% of the target value.

    The respective target values and number of shares (determined based upon a grant date share price of $32.00) of the 2021 Grant at target and at maximum (200% of target), were as follows:

Name	2021 RSA Value ($)	2021 RSA Shares (#)	2021 PSA Target Value ($)	2021 PSA Shares at Target (#)	2021 PSA Shares at Max (#)
Christopher Pappas	927,757	28,992	927,757	28,992	57,984
John Pappas	509,850	15,933	509,850	15,933	31,866
James Leddy	318,656	9,958	318,656	9,958	19,916
Alexandros Aldous	297,413	9,294	297,413	9,294	18,588
Timothy McCauley	150,123	4,691	150,123	4,691	9,382
Patricia Lecouras	231,982	7,249	231,982	7,249	14,498

The respective target values and number of shares (determined based upon a grant date share price of $32.00) of the Replacement Grant, at target and at maximum (100% of target), were as follows:

Name	RSA Value ($)	RSA Shares (#)	PSA Target Value ($)	PSA Shares at Target (#)	PSA Shares at Max (#)
Christopher Pappas	1,353,248	42,289	1,353,248	42,289	42,289
John Pappas	743,680	23,240	743,680	23,240	23,240
James Leddy	464,832	14,526	464,832	14,526	14,526
Alexandros Aldous	433,824	13,557	433,824	13,557	13,557
Timothy McCauley	219,008	6,844	219,008	6,844	6,844
Patricia Lecouras	338,400	10,575	338,400	10,575	10,575

Ms. Lecouras' employment terminated upon her retirement in 2021 and thus she forfeited all unvested equity awards including those granted in fiscal 2021.
All of the time-based vesting restricted stock awarded in fiscal 2021 vests in equal one-third installments on the first through third anniversary dates of the date set forth in the named executive officers’ respective time-based restricted share award agreements.
The goals set with respect to the PRSAs awarded in fiscal 2021 were designed to be market-driven, based on peer group data, survey information and input from the advisors to the Compensation Committee. The number of PRSAs eligible to vest was based on the Company’s achievement of AEBITDA and challenging share price targets for the performance period beginning on the first day of fiscal 2021 and ending on December 29, 2023. The Compensation Committee determined the share price targets were challenging based on the then current share price range and tracked the Company’s AEBITDA targets in terms of expected value creation within the Company’s historical AEBITDA multiple range. AEBITDA measures our operating performance and profitability and the share price target measures our performance as evaluated by the market. AEBITDA will be measured in the final year of the performance period determined on a sliding scale, ratably interpolated within the performance ranges. The share price goal will be achieved upon the highest 20-day trading average closing share price being attained at any point during the performance period and would have been determined as either achieved or not achieved.

The relevant targets for the 2021 PRSA Grant are as follows, provided that the Replacement Grant is only eligible for target (100%) and not maximum performance achievement:

Metric	Performance	Percentage of Target Earned	Performance	Percentage of Target Earned	Performance	Percentage of Target Earned*
AEBITDA	$70 million	0%	$85 million	100%	$100 million	200%
Share Price	Equal to or less than $25	0%	Equal to or greater than $30	100%	Equal to or greater than $40	200%

*Replacement awards may not be earned above target (100%).

    All equity incentive awards granted in fiscal 2021 contained “double trigger” change in control provisions, so that, in the event of a change in control, vesting of the award is accelerated only if the executive experiences an involuntary termination of employment without “cause” or resigns for “good reason.” If a change in control occurs during the performance period for performance-based restricted stock, the award would be converted to time-based restricted stock based on target.

Retirement Plans and Other Welfare Benefits
We believe that an important aspect of attracting and retaining qualified individuals to serve as executive officers involves providing health and welfare benefits as well as methods for those individuals to save for retirement. Accordingly, we provide our named executive officers with the following benefits:
•Health Insurance. We provide each of our named executive officers and their spouses and children the same health, dental, and vision insurance coverage we make available to our other eligible employees. For our named executive officers, we pay both our portion and the executive’s portion of the premiums for these benefits.

•Disability Insurance. We provide each of our named executive officers with short-term disability insurance.

•Life Insurance. For each of our named executive officers, we pay the premiums for life insurance in an amount equal to their annual base salary, up to $300,000.

•Retirement Benefits. We do not provide pension arrangements or post-retirement health coverage for our named executive officers or employees; however, our named executive officers and other eligible employees are eligible to participate in our 401(k) defined contribution plan. We make matching contributions for each of our employees, including our named executive officers, in an amount equal to 50% of any employee contributions up to 6% of the employee’s salary, with a maximum matching contribution of $2,500. In light of the COVID Challenges, matching contributions were suspended for a portion of fiscal 2021 and reinstated on September 1, 2021.

•Nonqualified Deferred Compensation. We do not currently provide any nonqualified defined contribution or other deferred compensation plans to any of our employees.

Termination Protection Benefits
We believe that an important aspect of attracting and retaining qualified individuals to serve as executive officers involves providing market termination protection benefits. We have entered into employment agreements with our named executive officers pursuant to which they are entitled to certain benefits upon qualifying terminations of employment and have implemented a change in control severance program in which they participate. Further, our named executive officers are party to severance agreements discussed in further detail in “Compensation Discussion and Analysis - Employment Agreements, Offer Letters and Severance Benefits.”
Our executive officers generally have long tenure with the Company and have provided the vision and leadership that have built the Company into the successful enterprise that it is today. The Compensation Committee believes that the interests of stockholders are best served by ensuring that the interests of our senior management are aligned with those of our stockholders. Change in control benefits are intended to eliminate, or at least reduce, the reluctance of senior management to pursue potential change in control transactions that may be in stockholders’ best interests. The security of competitive change in control arrangements serves to eliminate distraction caused by uncertainty about personal financial circumstances during a period in which the Company requires focused and thoughtful leadership to ensure a successful outcome. Accordingly, the Executive Change in Control Plan (the “Executive CIC Plan”) was adopted to provide “double trigger” severance benefits to the covered executives in the event of their termination under certain circumstances following a change in control. “Double trigger” benefits also require that two events occur in order for severance to be paid: a change in control followed by the executive’s involuntary termination of employment. The Compensation Committee believes a “double trigger” severance benefit provision is most appropriate, as it provides an incentive for greater continuity in management following a change in control.
In addition to the previously discussed equity incentive awards granted in fiscal 2021, all equity incentive awards granted in fiscal 2022 also contain “double trigger” change in control provisions, so that in the event of a change in control vesting of the award is accelerated only if the executive experiences an involuntary termination of employment “without cause” or resigns for “good reason.” If a change in control occurs during the performance period for performance-based restricted stock, the award will be converted to time-based restricted stock based on target.
Perquisites
    The Company provides limited personal benefits to certain of our named executive officers for competitive reasons. Mr. C. Pappas, as our chief executive officer, and Mr. J. Pappas, as our vice chairman and chief operating officer, are permitted to use the Company’s aircraft in certain instances. In addition, Mr. C. Pappas and Mr. J. Pappas receive a monthly automobile allowance. Our named executive officers also receive tax reimbursements related to imputed income on Company-paid life insurance benefits. These arrangements are discussed in the footnotes to the “Summary Compensation Table - Fiscal Years 2019-2021.”
Certain Changes in 2022 Named Executive Officer Compensation
For fiscal 2022, we increased the annual base salaries of our named executive officers by 10%, retroactive to December 25, 2021, except for Ms. Lecouras who is not employed with the Company in fiscal 2022.

For fiscal 2022, the Compensation Committee, based on peer group data, survey information, input from the advisors to the Compensation Committee and in light of the continuing COVID Challenges, made the following decisions regarding the named executive officers' annual cash incentive compensation and LTI programs:

•For the annual cash incentive compensation program, selected the performance measure and weighting to be 100% based upon AEBITDA in fiscal 2022. The maximum payout under the annual cash incentive for the named executive officers continued to be capped at 100% of target. Targets under the annual cash incentive compensation program remained the same for the named executive officers, except Mr. McCauley's target has been increased from 50% of base salary to 60% of base salary.

•For the LTI program, (i) maintained the mix of time-based and performance-based restricted stock at 50% each (except that the mix for Messrs. C. Pappas and J. Pappas has been changed to 70% performance-based restricted stock and 30% time-based restricted stock) and (ii) retained AEBITDA and stock price as the performance measures on the same weighting as for fiscal 2021, but adjusted the targets to reflect the Company's projected goals. The maximum payout under the LTI performance-based restricted stock awards for the named executive officers continues to be capped at 200% of target; however, the target payout for Messrs. C. Pappas and J. Pappas was increased from 200% to 300% of base salary to recognize their continued commitment and importance to our ongoing business objectives.

Tax and Accounting Implications
Our Compensation Committee considers the accounting and tax treatment of executive compensation in determining the amount and form of compensation that we pay our named executive officers. For instance, our Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Code, as amended (“Section 162(m)”). Under Section 162(m) compensation paid to our covered executive officers in excess of $1,000,000 will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. Because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given that compensation intended to satisfy the requirements for exemption from Section 162(m) (or comparable provisions of state and local tax codes) in fact will.

The Compensation Committee balances the desirability to qualify for such deductibility with the Company’s need to maintain flexibility in compensating executive officers in a manner designed to promote its corporate goals and compensation objectives. As a result, the Compensation Committee may elect to provide compensation that is not deductible in order to achieve these goals and objectives.
CEO Stock Ownership Guidelines
To instill an ownership culture, our Board requires that our chief executive officer own shares of our common stock with a value equal to at least six times his annual salary. Our chief executive officer, Mr. C. Pappas, satisfies this requirement.

Hedging, Pledging and Short Sales Policy
Under our Insider Trading Policy, we prohibit hedging and short sales of Company securities by all of our employees and directors and their affiliates. Subject to certain limited exceptions, we also generally prohibit the pledging of Company securities by all of our employees and directors and their affiliates.
Clawback
    Participants in our 2021 Plan are required, at the Company’s request, to return to the Company all or a portion of any awards paid to the participant pursuant to the 2021 Plan based upon financial information or performance metrics later found to be materially inaccurate. The amount to be recovered will equal the excess amount paid out over the amount that would have been paid out had such financial information or performance metric been fairly stated at the time the payout was made. A similar requirement is included in our 2022 Cash Incentive Plan. The Company will also make any needed changes to its existing policy as may be required to comply with regulations. Further, all awards granted under the Company’s 2019 Equity Incentive Plan will be subject to clawback or recoupment as permitted or mandated by applicable law, rules, regulations or Company policy.

Compensation Committee Report
We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management, as required by Item 402(b) of Regulation S-K. Based on our review and discussions with management, we have recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 24, 2021.
The Chefs’ Warehouse, Inc. Compensation Committee
Mr. Guarino (chairman)
Mr. Cerbone
Mr. Cugine
Mr. Lewis
Ms. Oliver

The foregoing Report of the Compensation Committee shall not be considered soliciting material, nor shall it be deemed “filed” for any purpose, including for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section. The Report of the Compensation Committee shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, regardless of any general incorporation language in such filing.

Summary Compensation Table – Fiscal Years 2019-2021
    The table below summarizes the compensation paid or accrued by us during the fiscal years indicated for our chief executive officer, chief financial officer, and each of our next three highest paid executive officers, as well as a former executive officer included by virtue of her fiscal 2021 compensation, in each case whose total compensation exceeded $100,000 for fiscal 2021.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards(2) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation(3) ($)	Total ($)
Christopher Pappas	2021	918,836	—	4,526,343	927,757	64,169	6,437,105
Chief Executive Officer	2020	941,428	—	2,319,943	463,878	79,743	3,804,992
	2019	855,383	—	1,785,047	413,274	144,159	3,197,863
John Pappas	2021	504,947	—	2,487,517	509,850	103,646	3,605,960
Vice-Chairman and Chief Operating Officer	2020	517,362	—	1,274,910	254,925	40,098	2,087,295
	2019	470,077	—	980,941	227,115	60,258	1,738,391
James Leddy	2021	420,790	—	1,554,734	318,656	28,580	2,322,760
Chief Financial Officer	2020	431,136	—	796,798	159,328	18,055	1,405,317
	2019	391,731	—	613,134	141,947	5,413	1,152,225
Alexandros Aldous	2021	375,960	—	1,451,038	297,412	8,132	2,132,542
General Counsel	2020	402,393	—	743,714	148,706	10,013	1,304,826
	2019	365,615	—	572,233	132,484	7,073	1,077,405
Timothy McCauley	2021	295,048	—	732,504	150,122	9,924	1,187,598
Chief Accounting Officer
Patricia Lecouras	2021	222,465	—	1,128,262(4)	—	8,524	1,362,844
Former Chief Human Resources Officer(3)	2020	319,815	—	580,112	115,991	11,497	1,027,415
	2019	285,180	—	446,346	103,337	7,978	842,841
(1)Reflects the amount of salary paid in each fiscal year, while the base salary for each named executive officer remained the same from fiscal 2020 to fiscal 2021. The difference shown here results from the timing of the fiscal year and other administrative items, including vacation rollover.
(2)Reflects the aggregate grant date fair value of our awards to our named executive officers of restricted shares of our common stock and performance-based vesting restricted stock consistent with FASB Accounting Standards Codification Topic 718 “Compensation-Stock Compensation” (“ASC Topic 718”). The grant date fair value for the awards of time-based restricted stock was determined by taking the closing market price of the Company’s common stock on the date of grant (or the last day on which there was a closing market price of our common stock when grants were made on days when there was no trading in our common stock) and multiplying it by the number of shares awarded. The assumptions made, if any, when calculating the amounts in this column are found in Note 10 to the Consolidated Financial Statements of the Company, as filed with the SEC on Form 10-K for 2021. The grant date fair value for awards of performance-based restricted stock reflects payouts at “target” levels of performance. The amounts reported in the Summary Compensation Table for the performance-based vesting restricted stock granted in 2021 are the values at the grant date under applicable accounting principles, which take into account the probable outcome of the performance conditions. Consequently, these values differ from the total amount of the awards made by the Compensation Committee, which is divided by the Company’s common stock price as determined on the grant date to yield a number of performance-based vesting restricted stock. Assuming that the highest levels of performance conditions are achieved, the values of the performance-based restricted stock granted in fiscal 2021 and measured as of the 2021 grant date were: Mr. C. Pappas, $3,208,736, Mr. J. Pappas, $1,763,392, Mr. Leddy, $1,102,144, Mr. Aldous, $1,028,640 and Mr. McCauley $519,232. Ms. Lecouras’ performance-based vesting restricted stock awards were forfeited in connection with her retirement from the Company in September 2021.

(2)    The following table breaks out the components of the “All Other Compensation” paid to our named executive officers in fiscal 2021:

Name	Medical, Dental and Vision Insurance Premiums(a) ($)	Life Insurance Premiums(b) ($)	Tax Reimbursement(c) ($)	Short-Term Disability Insurance Premiums(d) ($)	401(k) Plan Match(e) ($)	Auto(f) ($)	Aircraft(g) ($)	Phone(h) ($)	Total ($)
Christopher Pappas	18,543	446	1,980	249	2,500	24,000	16,451	—	64,169
John Pappas	18,543	446	1,290	249	2,500	24,000	56,618	—	103,646
James Leddy	26,595	446	1,290	249	—	—	—	—	28,580
Alexandros Aldous	6,537	446	300	249	—	—	—	600	8,132
Timothy McCauley	7,339	446	1,290	249	—	—	—	600	9,924
Patricia Lecouras	4,839	326	2,778	181	—	—	—	400	8,524
(a)    This amount reflects each named executive officer’s portion of the premiums for such individual and his or her family’s medical, dental and vision insurance that we pay on such individual’s behalf.
(b)    This amount reflects premiums we pay for each named executive officer’s group term life insurance.
(c)    This amount reflects reimbursement of taxes incurred by the named executive officer on group term life insurance premium payments reported in column (b).
(d)    This amount reflects the premiums we pay for each named executive officer’s short-term disability insurance.
(e)    This amount reflects our matching contribution to each named executive officer’s 401(k) plan.
(f)    Mr. C. Pappas and Mr. J. Pappas each received a monthly car allowance of $2,000 during fiscal 2021.
(g)    Per IRS regulations, our chief executive officer and vice chairman recognize imputed income on the personal use of the Company’s aircraft. For SEC disclosure purposes, the cost of personal use of the Company’s aircraft is calculated based on the incremental cost to the Company. To determine the incremental cost, we calculate the variable fuel cost by multiplying flight time by the average hourly fuel cost per flight, plus any direct trip expenses such as aircraft landing and parking fees and crew expenses. Fixed costs that do not change based on usage, such as pilot salaries, aircraft and hangar lease expenses, maintenance costs, in-flight internet, and aircraft insurance costs, are excluded from this amount.
(h) This amount reflects the reimbursement we pay for each named executive officer's use of their personal cellular phones for Company business.
(3)     Ms. Lecouras held this position until September 10, 2021.
(4) The amount reported reflects the total value of the stock awards granted to Ms. Lecouras in fiscal 2021, but, as a result of Ms. Lecouras' retirement from the Company in September 2021, such stock awards were forfeited.

Fiscal 2021 Grants of Plan-Based Awards
    We granted cash and equity-based awards to our named executive officers in fiscal 2021. The following table provides information about plan-based awards granted to the named executive officers during fiscal 2021:

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)(2)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards
Name	Grant Date		Threshold	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Number of Shares of Stock or Units (#)	Grant Date Fair Value of Equity Awards(8) ($)
Christopher Pappas			—	927,757	927,757
	2/23/2021	(3)				—	21,145	21,145		655,495
	2/23/2021	(4)				—	21,144	21,144		676,608
	2/23/2021	(5)				—	14,496	28,992		449,376
	2/23/2021	(6)				—	14,496	28,992		463,872
	2/23/2021	(5)							71,281	2,280,992

John Pappas			—	509,850	509,850
	2/23/2021	(3)				—	11,620	11,620		360,220
	2/23/2021	(4)				—	11,620	11,620		371,840
	2/23/2021	(5)				—	7,967	15,933		246,977
	2/23/2021	(6)				—	7,967	15,933		254,944
	2/23/2021	(7)							39,173	1,253,536

James Leddy			—	318,656	318,656
	2/23/2021	(3)				—	7,263	7,263		225,153
	2/23/2021	(4)				—	7,263	7,263		232,416
	2/23/2021	(5)				—	4,979	9,958		154,349
	2/23/2021	(6)				—	4,979	9,958		159,328
	2/23/2021	(7)							24,484	783,488

Alexandros Aldous			—	297,413	297,413
	2/23/2021	(3)				—	6,779	6,779		210,149
	2/23/2021	(4)				—	6,778	6,778		216,896
	2/23/2021	(5)				—	4,647	9,294		144,057
	2/23/2021	(6)				—	4,647	9,294		148,704
	2/23/2021	(7)							22,851	731,232

Timothy McCauley			—
	2/23/2021	(3)		150,123	150,123	—	3,422	3,422		106,082
	2/23/2021	(4)				—	3,422	3,422		109,504
	2/23/2021	(5)				—	2,346	4,691		72,726
	2/23/2021	(6)				—	2,346	4,691		75,072
	2/23/2021	(7)							11,535	369,120

Patricia Lecouras		(9)	—	231,982	231,982
	2/23/2021	(3)				—	5,288	5,288		163,928
	2/23/2021	(4)				—	5,287	5,287		169,184
	2/23/2021	(5)				—	3,625	7,249		112,375
	2/23/2021	(6)				—	3,625	7,249		116,000
	2/23/2021	(7)							17,824	570,368

(1)Represents the possible performance-based, cash incentive award payments pursuant to our 2021 Plan. For a description of the 2021 Plan and awards made pursuant thereto, see “EXECUTIVE COMPENSATION - Compensation Discussion and Analysis - Components of Named Executive Officer Compensation - Annual Cash Incentive Compensation” beginning on page 18 of this proxy statement, and for a description of the payments actually made pursuant to the 2021 Plan, see “EXECUTIVE COMPENSATION - Summary Compensation Table - Fiscal Years 2019-2021 ” beginning on page 29 of this proxy statement.
(2)There were no threshold payouts under the 2021 Plan, as the possible performance-based, cash incentive award payments under the 2021 Plan were to be paid on a sliding scale basis from $0 up to a certain percentage of a named executive officer’s fiscal 2021 annual base salary based on our achievement of certain AEBITDA targets or liquidity and strategic initiatives. These sliding scale payments and the related revenue and AEBITDA targets are described more fully under “EXECUTIVE COMPENSATION - Compensation Discussion and Analysis - Components of Named Executive Officer Compensation - Annual Cash Incentive Compensation” beginning on page 18 of this proxy statement.
(3)The amounts shown in these rows reflect threshold, target and maximum performance of the share price component of the Replacement Grants made pursuant to the 2019 Equity Incentive Plan. The forfeiture restrictions associated with these restricted stock awards will immediately lapse upon the Compensation Committee’s certification that the Company's common stock closing price was greater than $25.00, based on an average of 20 consecutive trading days, at any time during the three-year performance period beginning upon the grant date and ending at the conclusion of fiscal 2023, up to a maximum common stock closing price of $30.00 (for an attainment of 100%), provided that the grantee provides continuous service through the applicable vesting date and further provided that the additional conditions and performance criteria related to the Company's stock price for the performance period ending at the conclusion of fiscal 2023 were met, as set forth in the grantee’s performance-based vesting restricted share award agreement.
(4)The amounts shown in these rows reflect threshold, target and maximum performance of the AEBITDA component of the Replacement Grants made pursuant to the 2019 Equity Incentive Plan. The forfeiture restrictions associated with these restricted stock awards will immediately lapse upon the Compensation Committee’s certification of the attainment of AEBITDA of greater than $70.00 million for the performance period beginning at the start of fiscal 2021 and ending at the conclusion of fiscal 2023, up to a maximum of $85.00 million (for an attainment of 100%), provided that the grantee provided continuous service through the applicable vesting date and further provided that the additional conditions and performance criteria related to AEBITDA for the performance period ending at the conclusion of fiscal 2023 were met, as set forth in the grantee’s performance-based vesting restricted share award agreement.
(5)The amounts shown in these rows reflect threshold, target and maximum performance of the share price component of the 2021 Grants made pursuant to the 2019 Equity Incentive Plan. The forfeiture restrictions associated with these restricted stock awards will immediately lapse upon the Compensation Committee’s certification that the Company's common stock closing price was greater than $25.00, based on an average of 20 consecutive trading days, at any time during the three-year performance period beginning upon the grant date and ending at the conclusion of fiscal 2023, up to a maximum common stock closing price of $40.00 per share (for an attainment of 200%), provided that the grantee provides continuous service through the applicable vesting date and further provided that the additional conditions and performance criteria related to the Company's stock price for the performance period ending at the conclusion of fiscal 2023 were met, as set forth in the grantee’s performance-based vesting restricted share award agreement.
(6)The amounts shown in these rows reflect threshold, target and maximum performance of the AEBITDA component of the 2021 Grants made pursuant to the 2019 Equity Incentive Plan. The forfeiture restrictions associated with these restricted stock awards will immediately lapse upon the Compensation Committee’s certification of the attainment of AEBITDA of greater than $70.00 million for the performance period beginning at the start of fiscal 2021 and ending at the conclusion of fiscal 2023, up to a maximum of $100.00 million (for an attainment of 200%), provided that the grantee provided continuous service through the applicable vesting date and further provided that the additional conditions and performance criteria related to AEBITDA for the performance period ending at the conclusion of fiscal 2023 were met, as set forth in the grantee’s performance-based vesting restricted share award agreement.
(7)The forfeiture restrictions associated with these restricted share awards will lapse in one-third increments on February 23, 2022 through 2024.
(8)The aggregate grant date fair value is computed in accordance with ASC Topic 718. For awards that are subject to performance conditions, the amounts included in this column are the full fair value at the grant date based on the probable outcome with respect to the satisfaction of the performance condition consistent with the recognition criteria in FASB ASC Topic 718 (excluding the effect of estimated forfeitures).
(9)On September 10, 2021, Ms. Lecouras retired from the Company and, on such date, grants outstanding for a total of 134,690 shares were forfeited.

Outstanding Equity Awards at 2021 Fiscal Year End
    The table below summarizes the amount of unvested time-based vesting and performance-based vesting restricted stock awards granted for each named executive officer as of December 24, 2021. The vesting schedule for each grant can be found in the footnotes to this table, based on the grant date. For additional information on our equity awards, see “EXECUTIVE COMPENSATION - Compensation Discussion and Analysis - Components of Fiscal 2021 Compensation for Our Named Executive Officers - Long-Term Equity Compensation” on page 18 of this proxy statement.

	OPTION AWARDS				STOCK AWARDS
Name	Equity Incentive Plan Award: Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)		Market Value of Shares of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($)
Christopher Pappas	95,908	(2)	20.23	3/7/2026	—		—	—		—
					71,281	(3)	2,321,622	71,281	(10)	2,321,622
					41,445	(4)	1,349,864	—		—
John Pappas	—		—		39,173	(3)	1,275,865	39,173	(10)	1,275,865
					22,779	(5)	741,912	—		—
James Leddy	—		—		24,484	(3)	797,444	24,484	(10)	797,444
					14,236	(6)	463,667	—		—
Alexandros Aldous	—		—		22,851	(3)	744,257	22,851	(10)	744,257
					13,288	(7)	432,790	—		—
Timothy McCauley	—		—		11,535	(3)	375,695	11,535	(10)	375,695
					6,707	(9)	218,447	—		—
Patricia Lecouras(8)	—		—		—		—	—		—
(1)The value presented in the table is equal to the product of the number of shares that had not vested as of the last trading day of fiscal 2021 (December 23, 2021) and the closing price of our common stock on such date, which was $32.57.
(2)The price-based stock options became exercisable during fiscal 2019 as the Company achieved the $30 stock price hurdle (based on an average of 20 consecutive trading days) and the third anniversary of the grant date had occurred, both requirements to exercise; in addition, the price-based stock options remain subject to the reporting person’s non-qualified stock option agreement.
(3)The forfeiture restrictions associated with this time-based restricted stock award granted in fiscal 2021 will lapse in one-third increments as of the first through third anniversary dates of the service-inception date (February 25, 2021).
(4)These 41,445 shares of time-based vesting restricted stock awarded prior to fiscal 2021 that were unvested at the end of fiscal 2021 include: 8,759 shares which vested on February 25, 2022; 9,371 shares which vested on February 25, 2022; 13,943 shares which vested March 25, 2022; and 9,372 shares which will vest on February 25, 2023.
(5)These 22,779 shares of time-based vesting restricted stock awarded prior to fiscal 2021 that were unvested at the end of fiscal 2021 include: 4,815 shares which vested on February 25, 2022; 5,150 shares which vested on February 25, 2022; 7,663 shares which vested on March 25, 2022; and 5,151 shares which will vest on February 25, 2023.
(6)These 14,236 shares of time-based vesting restricted stock awarded prior to fiscal 2021 that were unvested at the end of fiscal 2021 include: 3,009 shares which vested on February 25, 2021; 3,219 shares which vested on February 25, 2022; 4,789 shares which will vested on March 25, 2022; and 3,219 shares which will vest on February 25, 2023.
(7)These 13,288 shares of time-based vesting restricted stock awarded prior to fiscal 2021 that were unvested at the end of fiscal 2021 include: 2,809 shares which vested on February, 25, 2022; 3,004 shares which vested on February 25, 2022; 4,470 which vested on March 25, 2022; and 3,005 shares which will vest on February 25, 2023.
(8)Ms. Lecouras had no shares of time-based vesting restricted stock or performance-based vesting restricted stock that were unvested at the end of fiscal 2021 due to her retirement from the Company as of September 10, 2021 and forfeiture of unvested awards at that time.
(9)These 6,707 shares of time-based vesting restricted stock awarded prior to fiscal 2021 that were unvested at the end of fiscal 2021 include: 1,418 shares which vested on February 25, 2022; 1,516 shares which vested on February 25, 2022; 2,256 shares which vested on March 25, 2022; and 1,517 shares which will vest on February 25, 2023.
(10)The unearned performance-based restricted stock awarded in fiscal 2021 will vest, to the extent earned, following the three-year performance period ending in fiscal 2024.

Fiscal 2021 Stock Vested Table
    The following table sets forth certain information with respect to the number of shares of restricted stock that our named executive officers received upon vesting in fiscal 2021:

	OPTION AWARDS		STOCK AWARDS
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Christopher Pappas(1)	—	—	108,832	3,351,147
John Pappas(2)	—	—	59,807	1,841,573
James Leddy(3)	—	—	46,918	1,443,819
Alexandros Aldous(4)	—	—	43,091	1,328,397
Timothy McCauley(5)	—	—	30,030	927,018
Patricia Lecouras(6)	—	—	33,610	1,036,120
(1)Of Mr. C. Pappas’ 108,832 shares of restricted stock which vested in fiscal 2021: (i) 18,129 shares vested on February 25, 2021, (ii) 76,761 shares vested on March 18, 2021, and (iii) 13,942 shares vested on March 25, 2021. The value realized on vesting of those shares is calculated based on the closing price of our common stock on the relevant vesting dates, which was $30.62 (February 25, 2021), $30.98 (March 18, 2021), and $29.98 (March 25, 2021).
(2)Of Mr. J. Pappas’ 59,807 shares of restricted stock which vested in fiscal 2021: (i) 9,961 shares vested on February 25, 2021, (ii) 42,184 shares vested on March 18, 2021, and (iii) 7,662 shares vested on March 25, 2021. The value realized on vesting of those shares is calculated based on the closing price of our common stock on the relevant vesting dates, which was $30.62 (February 25, 2021), $30.98 (March 18, 2021), and $29.98 (March 25, 2021).
(3)Of Mr. Leddy’s 46,918 shares of restricted stock which vested in fiscal 2021: (i) 6,226 shares vested on February 25, 2021, (ii) 35,153 shares vested on March 18, 2021, (iii) 4,789 shares vested on March 25, 2021, and (iv) 750 shares vested on September 11, 2021. The value realized on vesting of those shares is calculated based on the closing price of our common stock on the relevant vesting dates, which was $30.62 (February 25, 2020), $30.98 (March 18, 2021), $29.98 (March 25, 2021), and $27.42 (September 11, 2021).
(4)Of Mr. Aldous’ 43,091 shares of restricted stock which vested in fiscal 2021: (i) 5,811 shares vested on February 25, 2021, (ii) 32,810 shares vested on March 18, 2021, and (iii) 4,470 shares vested on March 25, 2021. The value realized on vesting of those shares is calculated based on the closing price of our common stock on the relevant vesting dates, which was $30.62 (February 25, 2021), $30.98 (March 18, 2021), and $29.98 (March 25, 2021).
(5)Of Mr. McCauley's 30,030 shares of restricted stock which vested in fiscal 2021: (i) 2,933 shares vested on February 25, 2021, (ii) 24,841 shares vested on March 18, 2021, and (iii) 2,256 shares vested on March 25, 2021. The value realized on vesting of those shares is calculated based on the closing price of our common stock on the relevant vesting dates, which was $30.62 (February 25, 2021), $30.98 (March 18, 2021), and $29.98 (March 25, 2021).
(6)Of Ms. Lecouras’ 33,610 shares of restricted stock which vested in fiscal 2021: (i) 4,532 shares vested on February 25, 2021, (ii) 25,592 shares vested on March 18, 2021, and (iii) 3,486 shares vested on March 25, 2021. The value realized on vesting of those shares is calculated based on the closing price of our common stock on the relevant vesting dates, which was $30.62 (February 25, 2021), $30.98 (March 18, 2021), and $29.98 (March 25, 2021).

Potential Payments upon Termination or Change in Control
The table below reports the amount of compensation payable to each of our named executive officers (except for Ms. Lecouras) in the event of termination of such executive’s employment and in certain situations following a change in control of the Company. The amounts shown in the table below reflect the assumption that the named executive officer’s termination of employment was effective as of December 24, 2021, and that the executive was employed through such date. The columns for amounts due upon a change in control or upon certain terminations following a change in control reflect the assumption that the change in control occurred and, if applicable, the executive experienced a termination of employment as of December 24, 2021. Amounts listed represent the incremental amounts due to the named executive officers beyond what they would have received without, as applicable, a termination of employment or change in control. Thus, amounts earned under the 2021 Plan, which were earned as of the end of fiscal 2021, are not duplicated in the table. All amounts shown are estimates of the amounts which would be paid out to the executives. The actual amounts to be paid out can only be determined at the time of the relevant triggering event.
Ms. Lecouras is not included because she retired effective September 10, 2021 and did not receive any payments or benefits in connection with her retirement.

    For purposes of the table, the value attributed to acceleration of the vesting of restricted stock awards is based on the closing price of our common stock on the last trading day of fiscal 2021 (December 24, 2021), which was $32.57.

Executive Benefits and Payments Upon Separation	Involuntary Not-For-Cause Termination on 12/24/2021 ($)		Disability on 12/24/2021(1) ($)	Death on 12/24/2021(1) ($)	Change in Control on 12/24/2021(2) ($)	Termination By Executive For Good Reason or By the Company Without Cause At or During the Two-Year Period Following a Change in Control on 12/24/2021(2)(3) ($)
Christopher Pappas
Acceleration of Vesting of Restricted Stock	—		3,557,955	3,557,955	3,671,486	3,671,486	(6)
Cash Severance Payment	2,863,271	(4)	—	—	—	5,646,542
Total	2,863,271		3,557,955	3,557,955	3,671,486	9,318,028
John Pappas
Acceleration of Vesting of Restricted Stock	—		1,955,381	1,955,381	2,017,777	2,017,777	(6)
Cash Severance Payment	1,597,050	(5)	—	—	—	2,106,900
Total	1,597,050		1,955,381	1,955,381	2,017,777	4,124,677
James Leddy
Acceleration of Vesting of Restricted Stock	—		1,222,116	1,222,116	1,261,110	1,261,110	(6)
Cash Severance Payment	1,235,906	(5)	—	—	—	1,554,562
Total	1,235,906		1,222,116	1,222,116	1,261,110	2,815,672
Alexandros Aldous
Acceleration of Vesting of Restricted Stock	—		1,140,650	1,140,650	1,177,047	1,177,047	(6)
Cash Severance Payment	1,158,012	(5)	—	—	—	1,455,424
Total	1,158,012		1,140,650	1,140,650	1,177,047	2,632,471
Timothy McCauley
Acceleration of Vesting of Restricted Stock	—		575,772	575,772	594,142	594,142	(6)
Cash Severance Payment	—		—	—	—	968,234
Total	—		575,772	575,772	594,142	1,562,376
(1)    Pursuant to our award agreements with the named executive officers, amounts in this column are based on awards of time-based vesting and performance-based vesting restricted shares of our common stock fully vesting if the executive terminates employment by reason of death or disability on December 24, 2021.

(2)     Amounts in this column assume the individual’s awards of time-based vesting and performance-based vesting restricted shares of our common stock are not assumed in the change in control transaction and therefore vested immediately prior to the change in control transaction. If awards are assumed by the successor entity in the change in control, awards will vest if within one year following the change in control, the executive terminates employment by reason of death, disability, normal or early retirement, for “good reason” by the executive or involuntary termination for any reason other than “cause.” Thus amounts in this column would also apply if the individual’s time-based vesting and performance-based vesting restricted shares are assumed in the change in control transaction and the individual’s employment terminated for any of the foregoing reasons as of December 24, 2021.
(3)    As discussed in “EXECUTIVE COMPENSATION - Compensation Discussion and Analysis - Employment Agreements, Offer Letters and Severance Benefits - Executive Change in Control Plan” the severance benefit due in connection with a resignation by the individual for “good reason” or termination by the Company without “cause” (as such terms are defined in the Executive CIC Plan) during the two-year period following a change in control is a multiple of the individual’s base salary, target annual bonus for the year of termination, a lump sum benefits payment and an outplacement payment. The multiple for Mr. C. Pappas is 3x, and the multiple for the other named executive officers is 2x. In addition, under the Executive CIC Plan, amounts are reduced in the event that the individual would be subject to excise taxes imposed under Section 4999 of the Code or any similar tax imposed by state or local law, but only where the after-tax payments received by the individual would be greater than the after-tax payments without regard to such reduction. The total amounts payable above have been calculated assuming no reduction would apply to avoid excise taxes under Section 4999 or state or local law.
(4)    Pursuant to our severance agreement with Mr. C. Pappas, if such named executive officer is terminated by us without “cause” (as that term is defined in the severance agreement), he is entitled to receive an amount equal to a multiple of his annual base salary and target annual bonus for the year of termination as well as a lump-sum benefits payment and lump-sum outplacement services payment payable for a period of two (2) years from the date of his termination and on the same terms and with the same frequency as his annual base salary was paid prior to such termination. The multiple for Mr. C. Pappas is 3x.
(5)    Pursuant to our severance agreements with each of Messrs. J. Pappas, Leddy and Aldous, if such named executive officer is terminated by us without “cause” (as that term is defined in the severance agreement), they are entitled to receive an amount equal to a multiple of their annual base salary and target annual bonus for the year of termination as well as a lump-sum benefits payment and lump-sum outplacement payment payable for a period of eighteen (18) months from the date of their termination and on the same terms and with the same frequency as their annual base salary was paid prior to such termination. The multiple for each of Messrs. J. Pappas, Leddy and Aldous is 2x.
(6)    Amounts assume the individual’s awards of time-based vesting and performance-based vesting restricted shares of our common stock were assumed in the change in control transaction and were accelerated in connection with the executive’s termination without “cause” or resignation for “good reason” as of December 24, 2021.

Employment Agreements, Offer Letters and Severance Benefits
The following describes these arrangements as of December 24, 2021.

Mr. C. Pappas’ Employment Agreement
We entered into an employment agreement with Mr. C. Pappas on August 2, 2011, immediately prior to the consummation of our IPO. Mr. C. Pappas’ employment agreement has a three-year term and provides for the automatic extension of the term for successive one-year terms unless either party to the agreement elects not to renew the agreement at least 60 days prior to the end of the term. The agreement provides for an annual base salary of $750,000 (which has been subsequently increased), an annual cash bonus opportunity to be determined by the Board (or a committee thereof) and the right to participate in our equity-based incentive plans. Additionally, the agreement provides for four weeks of paid vacation annually, a monthly car allowance of $2,000 and participation in our employee benefit plans and programs for salaried employees to the extent permissible under such plans or programs.
The agreement also provides for severance benefits if Mr. C. Pappas is terminated by us without cause, pursuant to which he would receive the continued payment of base salary for one year from the date of termination and the right to receive any bonus that has been earned but remains unpaid on the date of termination; provided, however, that any severance or benefits payable to Mr. C. Pappas in the event of a change in control of the Company shall be determined in accordance with the Executive CIC Plan. Mr. C. Pappas’ employment agreement also includes a non-competition and non-solicitation provision, pursuant to which Mr. C. Pappas agrees, among other things, that for one year following the termination of his employment with us, he will not (i) compete with us or our subsidiaries; (ii) induce a customer or supplier of ours to cease doing business with us; or (iii) induce an employee of ours to leave our employ. For purposes of Mr. C. Pappas’ employment agreement, “cause” is defined as (i) engaging in willful misconduct that is injurious to the Company or our affiliates or (ii) the embezzlement or misappropriation of our, or our affiliates’, funds or property; however, that no act, or failure to act, is to be considered “willful” unless done, or omitted to be done, not in good faith and without reasonable belief that the action or omission was in the best interest of the Company.

Mr. J. Pappas’ Employment Agreement
We entered into an employment agreement with Mr. J. Pappas on January 12, 2012. Mr. J. Pappas’ employment agreement has a three-year term and provides for the automatic extension of the term for successive one-year terms unless either party to the agreement elects not to renew the agreement at least 60 days prior to the end of the term. The agreement provides for an annual base salary of $250,000 (which has been subsequently increased), an annual cash bonus opportunity to be determined by the Board (or a committee thereof) and the right to participate in our equity-based incentive plans. Additionally, the agreement provides for four weeks of paid vacation annually, a monthly car allowance of $2,000 and participation in our employee benefit plans and programs for salaried employees to the extent permissible under such plans or programs.
The agreement also provides for severance benefits if Mr. J. Pappas is terminated by us without cause, pursuant to which he would receive the continued payment of base salary for one year from the date of termination and the right to receive any bonus that has been earned but remains unpaid on the date of termination; provided, however, that any severance or benefits payable to Mr. J. Pappas in the event of a change in control of the Company shall be determined in accordance with the Executive CIC Plan. Mr. J. Pappas’ employment agreement also includes a non-competition and non-solicitation provision identical to the corresponding provision in the employment agreement with Mr. C. Pappas. For purposes of Mr. J. Pappas’ employment agreement, “cause” is defined in the same manner as in the employment agreement with Mr. C. Pappas.
Offer Letters and Other Severance Benefits
James Leddy
In connection with Mr. Leddy becoming Chief Financial Officer and Assistant Corporate Secretary, the Company entered into an offer letter with Mr. Leddy on October 17, 2017, effective as of November 11, 2017, which provides for the following: (i) an annual base salary of $375,000 (which has been subsequently increased), an annual cash bonus opportunity to be determined by the Board (or a committee thereof), and the right to participate in our equity-based incentive plans. Mr. Leddy’s offer letter also provides that he is entitled to receive his base salary for a period of one year (or payment until he finds a position that provides 80% or more of his then current base salary, if shorter), provided that any severance or benefits payable to Mr. Leddy in the event that his employment is terminated by the Company without “cause” (as defined in the Executive CIC Plan) or by Mr. Leddy for “good reason” (as defined in the Executive CIC Plan), within two years following a change in control of the Company, shall be determined in accordance with the Executive CIC Plan.
Alexandros Aldous
The terms of Mr. Aldous’ employment are described in an offer letter dated February 11, 2011, provided to him by the Company. This offer letter has no specific term and provides that Mr. Aldous is an at-will employee. Mr. Aldous’ annual base salary under the offer letter was $155,000 (which has been subsequently increased). Under his offer letter, Mr. Aldous was initially eligible to participate in our annual, performance-based cash incentive program at a target of 25% of his annual base salary. The Compensation Committee subsequently increased his target under the annual, performance-based cash incentive program to 35% of his annual base salary for 2012, increased the target to 50% of his annual base salary starting in 2013, and then further increased the target to 75% of his annual base salary starting in 2016.
In August 2014, Mr. Aldous entered into a severance agreement with the Company whereby Mr. Aldous is entitled to receive an amount equal to twelve months of his base salary as in effect as of the execution date of the severance agreement or on the effective date of his termination, whichever is greater, following the Company’s termination of his employment without “cause” (as defined in the severance agreement), provided that any severance or benefits payable to Mr. Aldous in the event that his employment is terminated by the Company without “cause” (as defined in the Executive CIC Plan) or by Mr. Aldous for “good reason” (as defined in the Executive CIC Plan), within two years following a change in control of the Company, shall be determined in accordance with the Executive CIC Plan.
Patricia Lecouras
The terms of Ms. Lecouras’ employment were described in an offer letter dated January 1, 2007, provided to her by the Company. This offer letter had no specific term and provided that Ms. Lecouras was an at-will employee. Ms. Lecouras’ annual base salary under the offer letter was initially $200,000 (which had been subsequently increased). Ms. Lecouras was eligible to participate in our annual performance-based cash incentive program at a target of 75% of her annual base salary. Ms. Lecouras’ offer letter also provided that she was entitled to receive her base salary for a period of twelve months following her termination by us without “cause” (as defined in the offer letter), provided that any severance or benefits payable to Ms. Lecouras in the event that her employment is terminated by the Company without “cause” (as defined in the Executive CIC Plan) or by Ms. Lecouras for “good reason” (as defined in the Executive CIC Plan), within two years following a change in control of the Company, would be determined in accordance with the Executive CIC Plan.
Tim McCauley
The terms of Mr. McCauley's employment were described in an offer letter dated February 19, 2018. This offer letter had no specific term and provided that Mr. McCauley was an at-will employee. Mr. McCauley’s annual base salary under the offer letter was initially $265,000 (which had been subsequently increased). Mr. McCauley was eligible to participate in our annual performance-based cash incentive program at a target of 50% of his annual base salary.
Severance Agreements
The Company has entered into severance agreements with all named executive officers except Mr. McCauley that provide that, during the term of the severance agreement, if the named executive officer is terminated without cause or resigns for good reason not in connection with a change in control of the Company, and subject to an execution of a release of claims, the named executive officer would be entitled to the following:
•A cash amount, to be paid in the form of salary continuation, equal to the named executive officer’s base salary and annual bonus for the year of termination multiplied by an applicable severance multiple (2x for Mr. C. Pappas and 1.5x for other named executive officers);

•A lump-sum cash payment in lieu of benefits continuation;

•A lump-sum cash payment in lieu of reimbursement for outplacement service costs; and

•Any earned but unpaid annual bonus with respect to the year prior to the year of termination.

The severance agreements each have an initial term of two years that automatically renews on an annual basis unless and until terminated by the Board prior to any renewal in accordance with the terms of the severance agreement.

Executive Change in Control Plan
Under the Executive CIC Plan, if during the two years following a “change in control” of the Company (as defined in the Executive CIC Plan), a named executive officer’s employment is terminated by the Company without “cause” (as defined in the Executive CIC Plan), or the named executive officer resigns for “good reason” (as defined in the Executive CIC Plan), then the named executive officer will be entitled to the following:
•A cash amount equal to the named executive officer’s base salary multiplied by an applicable severance multiple (3x for Mr. C. Pappas and 2x for other named executive officers);

•A cash amount equal to the named executive officer’s target annual bonus for the year of termination multiplied by the same severance multiple that applies to base salary;

•If the termination of employment occurs during the calendar year in which the change in control occurs, a pro-rated target annual bonus for the year of termination, and if the termination of employment occurs in a calendar year following the calendar year in which the change in control occurs, a pro-rated annual bonus for the year of termination paid at the same time and in the same form as annual bonuses are paid to active employees generally based on actual performance in respect of the performance year, with all individual performance goals deemed attained at 100%;

•A lump-sum cash payment in lieu of benefits continuation for the two years commencing on the change in control date; and
•A lump-sum cash payment in lieu of reimbursement for outplacement service costs.

If any payments or benefits provided to a named executive officer pursuant to the Executive CIC Plan would trigger the payment of the excise tax imposed by Section 4999 of the Code or any similar tax imposed by state or local law, the named executive officer will receive (i) the full payment or (ii) a payment reduced to the minimum amount necessary to avoid any such excise tax, whichever amount is greater on a post-tax basis. In no event is the Company responsible to gross-up or indemnify any named executive officer for excise taxes paid or reductions to payments and benefits received to avoid such excise taxes.

CEO Pay Ratio
    As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our chief executive officer. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

•	For fiscal 2021, the median annual total compensation of all employees of the Company (other than the chief executive officer) was $44,780 and the annual total compensation of our chief executive officer was $6,422,641. In each case, compensation was calculated using the methodology for determining the compensation of our named executive officers as reported in the Summary Compensation Table.

•	Based on this information, for fiscal 2021, the ratio of the annual total compensation of our chief executive officer to the median annual total compensation of all employees of the Company was 143.4 to 1.

How We Calculated the Ratio

•The “median annual total compensation of all employees” is the annual total compensation of a single employee who is at the midpoint of all of the employees of the Company (other than our chief executive officer) ranked in order of compensation amounts. SEC regulations allow employers to identify the midpoint based on a “consistently applied compensation measure” (CACM). When determining our midpoint in fiscal 2020, we considered the compensation of 2,102 employees (other than the chief executive officer) who were employed by the Company as of December 25, 2020. Consistent with SEC requirements, we excluded all of our Canadian employee workforce, which was comprised of approximately 44 employees in Canada, who collectively constituted less than three percent (3%) of our total workforce of approximately 2,146 employees as of December 25, 2020, from consideration in determining the median annual total compensation of all employees. We do not have employees in any countries other than the United States and Canada, and we did not make any adjustments for the cost of living.

•There have been no significant changes in our workforce population or compensation arrangements for fiscal 2021 that would impact the methodology that was used to calculate the median employee in fiscal 2020. As such, for fiscal 2021, we maintained the median employee from fiscal 2020.

•For fiscal 2021, we then calculated the median employee’s “annual total compensation.” We followed the methodology required under SEC regulations for calculating the total compensation of our named executive officers as reported in the Summary Compensation Table. We did not add the value of employer contributions to broad-based employee benefit plans except to the extent such amounts are included in the Summary Compensation Table for our named executive officers.

Director Compensation
Pursuant to our Corporate Governance Guidelines, the Board is responsible for setting the compensation of its independent directors. For fiscal 2021, the retainer we paid our non-employee directors was $130,000. The retainer consists of a mix of cash and equity. The cash portion of the retainer, $30,000, is paid in quarterly installments on the first day of each fiscal quarter. The equity portion of the retainer, $100,000 in time-based vesting restricted stock units payable in the Company's common stock, will vest at the Annual Meeting. In fiscal 2021, we did not pay directors for attending meetings of the Board or its committees, but we did pay directors for lead directorship and committee membership and chairmanship as well as reimbursed our independent directors for their expenses incurred in attending Board and committee meetings. Our directors receive retainers for their participation as members of committees of the Board equal to $12,500 for Audit Committee membership, $10,000 for Compensation Committee membership and $7,500 for Nominating and Corporate Governance Committee membership. Directors who serve as a chairperson of a committee of the Board receive retainers equal to $25,000 for the Audit Committee chairpersonship, $20,000 for the Compensation Committee chairpersonship, and $15,000 for the Nominating and Corporate Governance Committee chairpersonship. Our Lead Director also receives a retainer equal to $15,000 for Board lead directorship.
Starting for fiscal 2022, the total cash portion of the retainer will be increased by $15,000 to a total of $45,000 and the total equity portion of the retainer will be increased by $15,000 to a total of $115,000, increasing the total retainer to $160,000. These changes are to continue to reward our Board’s leadership and to retain their continued expertise.

    The table below summarizes the compensation paid by us to our directors for director service in fiscal 2021:

Name	Fees Earned or Paid in Cash ($)	Stock Awards(2) ($)	All Other Compensation ($)	Total ($)
Christopher Pappas(1)	—	—	—	—
John Pappas(1)	—	—	—	—
Ivy Brown	42,500	100,007	—	142,507
Dominick Cerbone	92,500	100,007	—	192,507
Joseph Cugine	75,000	100,007	—	175,007
Steven F. Goldstone	37,500	100,007	—	137,507
Alan Guarino	67,500	100,007	—	167,507
Stephen Hanson	50,000	100,007	—	150,007
Aylwin Lewis	40,000	100,007	—	140,007
Katherine Oliver	47,500	100,007	—	147,507
(1)    These individuals did not receive any compensation for their service as a director, see "EXECUTIVE COMPENSATION - Summary Compensation Table - Fiscal Years 2019-2021" beginning on page 29 of this proxy statement for compensation paid to these individuals.
(2)    Each of these restricted stock unit awards was unvested as of the end of fiscal 2021 and were the only outstanding stock awards for each of the directors (other than Messrs. C. Pappas and J. Pappas), and they will each vest at the Annual Meeting. Consistent with ASC Topic 718, the amounts in the table reflect the grant date fair value of our awards to each of our directors, other than Messrs. C. Pappas, and J. Pappas, of 3,189 restricted stock units on May 14, 2021, the date of our 2021 annual meeting of stockholders. The grant date fair value for these awards of restricted stock units was determined by taking the closing market price of the Company’s common stock on the date of grant, which was $31.36, and multiplying it by the number of restricted stock units awarded.

Deferral of Director Compensation

We maintain the Non-Employee Director Deferral Plan (the “Deferred Compensation Plan”), which allows our non-employee directors to defer elements of their annual compensation. Directors may defer up to 100% of their annual equity compensation.

Generally, deferral elections may only be made for awards to be granted in a subsequent calendar year. Directors can elect the amount deferred and the deferral period. If a director elects to defer any portion of an RSU award, upon the vesting of that award, we credit a stock account with the amount deferred. All such accounts are distributed in shares of the Company’s common stock. Distributions may be made in a lump sum, subject to early distribution of vested awards in a lump sum in the event of the participant’s termination of service or a change in control.

Director Stock Ownership Requirement
To further align the interests of the Board with the interests of the Company’s stockholders, the Company believes that its independent directors should be stockholders and have a significant personal financial stake in the Company. Accordingly, each independent director is required to own shares of the Company’s common stock valued at three times the director’s equity component of the then-current annual retainer. Each director has three years from the date of the director’s election to the Board to attain such level of stock ownership. After achieving the minimum level of stock ownership, ownership of the minimum amount must be maintained as long as the director remains on the Board. The Nominating and Corporate Governance Committee in its discretion may extend the period of time for attainment of such ownership levels in appropriate circumstances. Until the stock ownership requirements are met, directors are required to retain the net number of shares of the Company’s common stock received by the directors pursuant to awards granted to the directors or exercised by the directors pursuant to the 2019 Equity Incentive Plan.

PROPOSAL 2—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee is responsible for the appointment, compensation and oversight of the independent registered public accounting firm. The Audit Committee has selected BDO USA, LLP (“BDO”) as our independent registered public accounting firm for fiscal 2022 and has recommended to the Board that this selection be submitted to our stockholders for ratification at the Annual Meeting. Stockholder ratification of the selection of BDO as our independent registered public accounting firm is not required by law or otherwise. However, the Board, upon the recommendation of the Audit Committee, is submitting the selection of BDO to stockholders for ratification as a matter of good corporate governance. If stockholders do not ratify the selection of BDO, the Audit Committee will reconsider the matter. BDO has served as our independent registered public accounting firm since 2006. The Audit Committee considers the impact of changing auditors when assessing whether to retain the current independent registered public accounting firm.
Representatives of BDO, which served as our independent registered public accounting firm for fiscal 2021, will be present at the Annual Meeting to respond to appropriate questions and to make such statements as they may desire.
The Board unanimously recommends that stockholders vote “FOR” ratification of the selection of BDO as our independent registered public accounting firm for fiscal 2022. Proxies received by the Board will be voted “FOR” ratification of BDO unless a contrary choice is specified in the proxy.
Vote Required

    An affirmative vote of a majority of the shares represented at the Annual Meeting in person (including by webcast) or by properly executed proxy and entitled to vote on Proposal 2 is necessary to ratify the appointment of BDO as our independent registered public accounting firm for fiscal 2022. Abstentions will be equivalent to a vote against this proposal. If no voting specification is made on a properly returned or voted proxy card, the proxies will vote FOR Proposal 2.

Fees Paid to BDO USA, LLP
In addition to retaining BDO to audit our financial statements for fiscal 2021, we engaged the firm from time to time during the year to perform other services. The following table sets forth the aggregate fees billed by BDO in connection with services rendered during the last two fiscal years.

	Fiscal 2021	Fiscal 2020
Fee Category	($)	($)
Audit Fees	1,432,485	1,607,200
Audit-Related Fees	—	—
Tax Fees	10,398	—
All Other Fees	—	—
Total	1,442,883	1,607,200

Audit Fees consist of fees billed for professional services rendered in connection with the audit of our annual financial statements, including BDO's assessment of internal controls over financial reporting, the review of the interim financial statements included in quarterly reports and services that are normally provided by BDO in connection with regulatory or registration filings and secondary offerings.
Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.”
Tax Fees consist of fees billed for professional services for tax studies.
All Other Fees consist of fees for services other than the services reported above.
In fiscal 2021 and fiscal 2020, no services other than the audit and tax services discussed above were provided by BDO.

The Audit Committee has considered whether the provision of the audit-related services described above by BDO is compatible with maintaining auditor independence and determined that BDO’s provision of audit-related services did not compromise its independence as our independent registered public accounting firm.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services
The Audit Committee has adopted a policy requiring pre-approval of all audit and non-audit related services to be provided by the Company’s independent auditor regardless of amount. These services may include audit services, audit-related services, tax services and other related services. BDO and management are required to periodically report to the Audit Committee regarding the extent of services provided by BDO in accordance with this pre-approval and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. In fiscal 2021, all services provided by BDO were pre-approved by the Audit Committee in accordance with this policy.
Audit Committee Report
The Audit Committee of the Board reports to and acts on behalf of the Board and is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls and processes for monitoring compliance with laws and regulations. The Audit Committee is composed of “independent directors,” as defined in the Nasdaq Listing Rules, and acts under a written charter in compliance with the Sarbanes-Oxley Act of 2002 and other regulations adopted by the SEC and Nasdaq.
The role of the Audit Committee is to assist the Board in the oversight of:
•Compliance with legal and regulatory requirements;

•Accounting and reporting practices;

•The integrity of the Company’s financial statements;

•The qualifications, independence and performance of BDO, the Company’s independent registered public accounting firm;

•The performance of the Company’s internal audit function; and

•Risk and risk management.

During fiscal 2021, the Audit Committee held eight (8) meetings and fulfilled all its responsibilities as set forth in the Audit Committee’s charter, including:
•Reviewing with BDO and the internal auditors the overall scope and plans for the respective audits for the current year;

•Approving all audit engagement fees and terms, as well as permissible non-audit engagements with BDO (please refer to “PROPOSAL 2 - RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM - FEES PAID TO BDO USA, LLP” beginning on page 43 of this proxy statement for a detailed discussion of such fees and related approvals);

•Reviewing the experience and qualifications of the senior members of the BDO audit team;

•Assuring the regular rotation of BDO’s lead audit partner as required by law and considering whether there should be rotation of the independent registered public accounting firm itself;

•Reviewing and discussing with management the Company’s earnings press releases prior to release to the public;

•Meeting with BDO and the Company’s Director of Internal Audit, with and without management present, to discuss the adequacy and effectiveness of the Company’s internal control over financial reporting and the overall quality of the Company’s financial reporting; and

•Meeting independently with each of the Company’s Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and General Counsel.

With respect to fiscal 2021, the Audit Committee hereby reports as follows:
•The Audit Committee has reviewed and discussed the audited financial statements with the Company’s management and representatives from its independent registered public accounting firm, BDO.

•The Audit Committee has discussed with its independent registered public accounting firm, BDO, the matters required to be discussed by the statement on Auditing Standards No. 1301, Communications with Audit Committees, adopted by the Public Company Accounting Oversight Board.

•The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. In addition, the Audit Committee has discussed and considered whether the provision of non-audit services by the Company’s principal auditor, as described above, is compatible with maintaining auditor independence.

•Based on the review and discussion referred to in the immediately preceding first through third paragraphs above, the Audit Committee recommended to the Company’s Board of Directors the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for fiscal 2021 for filing with the SEC.

                        The Chefs’ Warehouse, Inc. Audit Committee
                        Mr. Cerbone (chairman)
                        Ms. Brown
Mr. Cugine
                        Mr. Hanson

The foregoing Report of the Audit Committee shall not be considered soliciting material, nor shall it be deemed “filed” for any purpose, including for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section. The Report of the Audit Committee shall not be deemed incorporated by reference into any filing under the Securities Act or under the Exchange Act, regardless of any general incorporation language in such filing.

PROPOSAL 3 — ADVISORY VOTE ON EXECUTIVE COMPENSATION
As described in this proxy statement under the caption “EXECUTIVE COMPENSATION - Compensation Discussion and Analysis,” the Compensation Committee’s goal in setting executive compensation is to attract and retain highly-qualified executives by providing total compensation for each position that our board of directors and chief executive officer believe is competitive within our business sector. We also seek to provide appropriate incentives for our named executive officers to achieve performance metrics related to Company-wide performance and the individual’s relevant performance goals. In applying these principles, we seek to integrate compensation with our short-and long-term strategic plans and to align the interests of our named executive officers with the long-term interests of our stockholders.
Stockholders are urged to read the Compensation Discussion and Analysis contained in this proxy statement, which discusses how our compensation policies and procedures implement our compensation objectives and philosophies, as well as the summary compensation table set forth in “EXECUTIVE COMPENSATION - Summary Compensation Table - Fiscal Years 2019-2021” and other related compensation tables and narrative disclosure which describe the compensation of our named executive officers in fiscal 2021.
The Compensation Committee and the Board believe that the policies and procedures articulated in the Compensation Discussion and Analysis are effective in aligning the interests of our executives with those of our stockholders and in incentivizing performance that supports our short-and long-term strategic objectives and that the compensation of our named executive officers in fiscal 2021 reflects and supports these compensation policies and procedures.
As required by Section 14A of the Exchange Act and as a matter of good corporate governance, stockholders will be asked at the Annual Meeting to approve the following advisory resolution:
RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.
This advisory vote, commonly referred to as a “say-on-pay” advisory vote, is non-binding on the Board. At our 2018 annual meeting of stockholders, a majority of our stockholders voted, on an advisory basis, to hold the “say-on-pay” advisory vote every year, and our Board subsequently determined that the Company will do so until the next required vote on the frequency of such “say-on-pay” advisory votes occurs. We will hold the next frequency of “say-on-pay” advisory vote at our 2024 annual meeting of stockholders. Although non-binding, the Board and the Compensation Committee will review the voting results of the “say-on-pay” advisory vote and take them into consideration when making future decisions regarding our executive compensation programs.
The Board unanimously recommends that stockholders vote “FOR” the advisory vote on executive compensation. Proxies received by the Board will be voted “FOR” the advisory vote on executive compensation unless a contrary choice is specified in the proxy.
Vote Required
An affirmative vote of a majority of the shares represented at the Annual Meeting in person (including by webcast) or by properly executed proxy and entitled to vote on Proposal 3 is necessary for approval. Broker non-votes will have no effect on the outcome of Proposal 3, and abstentions will be equivalent to a vote against this proposal. If no voting specification is made on a properly returned or voted proxy card, the proxies will vote FOR Proposal 3.

PROPOSAL 4 — APPROVAL OF THE CHEFS' WAREHOUSE AMENDED AND RESTATED 2019 OMNIBUS EQUITY INCENTIVE PLAN

Background

Upon recommendation of the Compensation Committee, the Board adopted The Chefs’ Warehouse, Inc. 2019 Omnibus Equity Incentive Plan on December 15, 2018, subject to shareholder approval, which we received at our 2019 annual meeting of stockholders (“2019 Plan”). On February 24, 2022, the Board approved The Chefs’ Warehouse, Inc. Amended and Restated 2019 Omnibus Equity Incentive Plan (“Amended 2019 Plan”), subject to shareholder approval, which we are now seeking. Except for an increase in the number of shares available for grant under the 2019 Plan by 1,630,000 shares, and other administrative changes including an update to reflect the prohibition on the cash repurchase of underwater stock options and stock appreciation rights without stockholder approval that was previously approved and disclosed and an update to allow withholding up to maximum rates, the Amended 2019 Plan is consistent with the 2019 Plan. Under Nasdaq rules, the Amended 2019 Plan will not be effective if our stockholders do not approve it. If our stockholders do not approve the Amended 2019 Plan, we may be required to re-evaluate our compensation structure to ensure that it remains competitive.

    The purpose of the Amended 2019 Plan is to align employees’ and non-employee directors’ interests with those of our stockholders and to allow the Company to award the equity incentives important to our compensation program for the foreseeable future, while resulting in no more than a reasonable amount of potential equity dilution. The Board believes that the proposal to increase the number of shares authorized for issuance is in the best interest of stockholders and supports this proposal for the following reasons:

•If the Amended 2019 Plan is not approved, the Company will be compelled to significantly increase the cash-based component of employee compensation, which could reduce the alignment of employee and stockholder interests.
•The terms of our equity and other annual and long-term incentive compensation awards and our employee policies are designed to protect stockholder interests and encourage employees to focus on the long-term success of the Company.
If our stockholders do not approve the Amended 2019 Plan, the 2019 Plan remains in effect and the Company may continue to grant awards, subject to its terms, conditions and limitations, using the remaining shares available for grant. Currently, the number of shares available for future grants does not meet our equity award needs. Consequently, if stockholders do not approve an increase in share capacity, the Company would have to re-evaluate the design of our compensation programs.

Highlights of The Amended 2019 Plan

No Liberal Share Recycling	The Amended 2019 Plan prohibits the reuse of shares withheld or delivered to satisfy the exercise price of an award or to satisfy tax withholding requirements.
Minimum Vesting Requirement	All awards granted under the Amended 2019 Plan are subject to a one-year minimum vesting period from the award’s grant date, subject to an exception for up to 5% of the authorized share pool and the plan administrator’s discretion to grant substitute awards.
Burn Rate	The 3-year average burn rate of the 2019 Plan is 2.12%.
Overhang	Our “overhang” at March 16, 2022 was 4.51%. If the 1,630,000 additional shares proposed to be authorized for grant under the Amended 2019 Plan were included, our overhang on that date would have been 8.24%. “Overhang” is the sum of the total number of shares (1) underlying all equity awards outstanding and (2) available for future award grants, divided by: the sum of the total number of shares (a) underlying all equity awards outstanding, (b) available for future award grants, and (c) outstanding at the time of calculation.
Payment of Dividends/Dividend Equivalents	The Amended 2019 Plan prohibits the payment of dividends/dividend equivalents for unvested/unearned equity awards.

No Repricing of Stock Options or Stock Appreciation Rights	The Amended 2019 Plan prohibits the direct or indirect repricing of stock options or stock appreciation rights without stockholder approval.
No Repurchase of underwater Stock Options or Stock Appreciation Rights	The Amended 2019 Plan prohibits the surrender of any stock option or stock appreciation right with an exercise price above the then-current fair market value in exchange for a cash payment without stockholder approval.
No Discounted Stock Options or Stock Appreciation Rights	All stock options and stock appreciation rights must have an exercise price or measurement price equal to or greater than the fair market value of the underlying common stock on the date of grant.
No Automatic Annual Increase	The Amended 2019 Plan does not include “evergreen” features with respect to which additional shares are automatically authorized for issuance each year without stockholder approval.
Stockholder Approval Requirements	Stockholder approval is required for any amendment, alteration, suspension, discontinuation or termination if necessary to comply with any tax or regulatory requirement intended by the Board to be complied with.
Clawback Policy	All awards granted under the Amended 2019 Plan will be subject to clawback or recoupment as permitted or mandated by applicable law, rules, regulations or Company policy.
Administered by an Independent Committee	Certain aspects of the Amended 2019 Plan, including the granting of options to executive officers, are administered by our Compensation Committee, which is made up entirely of independent directors.

We believe we have demonstrated our commitment to sound equity compensation practices in recent years. Recognizing that equity compensation has a dilutive effect on stockholders’ equity, we have carefully and responsibly managed our equity incentive compensation program. Our equity compensation program is designed to be competitive and consistent with best practices, and we believe our historical share usage has been responsive to shareholder interests.

Summary of the Amended 2019 Plan

The description of the Amended 2019 Plan in this document is only a summary. Capitalized terms not defined in this summary will have the meaning given to them in the Amended 2019 Plan. We encourage you to read the entire Amended 2019 Plan to understand all of its terms. A copy of the Amended 2019 Plan has been provided as Appendix A to this proxy statement. In addition, we will send to you, free of charge, a copy of the Amended 2019 Plan upon your request. You may send your request in writing to The Chefs’ Warehouse, Inc., 100 East Ridge Road, Ridgefield, Connecticut 06877, Attn: Alexandros Aldous, General Counsel, Corporate Secretary, Chief Government Relations Officer and Chief Administrative Officer.

Purpose and Eligibility

The purpose of the Amended 2019 Plan is to promote the interests of the Company and its stockholders by (i) attracting and retaining key officers, employees, consultants and directors; (ii) motivating such individuals by means of performance-related incentives to achieve long-range performance goals; (iii) enabling such individuals to participate in the long-term growth and financial success of the Company; (iv) encouraging ownership of stock in the Company by such individuals; and (v) linking their compensation to the long-term interests of the Company and its stockholders.

Any key officer, employee, consultant or director will be eligible to be a designated Participant under the Amended 2019 Plan. The ability of any eligible officer, employee, consultant, or director to participate in the Amended 2019 Plan is subject to the approval of the Compensation Committee. As of March 16, 2022, 3,017 employees and non-employee directors may be eligible to participate in the Amended 2019 Plan.

Termination Date

No Awards may be made after ten years from the effective date of the 2019 Equity Incentive Plan.

Administration of the Amended 2019 Plan

The Amended 2019 Plan will be administered by a “Committee” composed of at least two “non-employee directors,” within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and Rule 16b-3 thereunder, each of whom is designated as an “independent” director within the meaning of the listing standards of The Nasdaq Stock Market (the Compensation Committee). The Compensation Committee will have the discretion to select the individuals who receive Awards (Participants) and determine the form and terms of the Awards, including any vesting, exercisability, payment or other restrictions as well as other customary authority. Subject to certain limitations, the Compensation Committee may delegate some or all of its authority to one or more Amended 2019 Plan administrators, including one or more officers or managers of the Company.

Shares Available Under the Amended 2019 Plan

The total number of shares that may be delivered under the Amended 2019 Plan will be 4,230,000 shares (including the additional shares subject to this proposal) of our authorized but unissued shares of common stock. The proposed number of new shares represents approximately 4.26% of the common shares of the Company outstanding as of March 16, 2022 (the record date). The number of shares available under the Amended 2019 Plan will be equitably adjusted to reflect certain transactions, including, but not limited to, merger, consolidation, reorganization, recapitalization, separation, reclassification, stock dividend, stock split, reverse stock split, split up or spin-off.

The Amended 2019 Plan limits the grants of Awards of stock options and SARs to 200,000 shares to a single Participant in any calendar year.

Share Recycling Rules

The number of shares subject to any portion of an Award granted under the Amended 2019 Plan that is canceled, that expires without having been settled in shares or that is settled through the issuance of consideration other than Shares (including cash) will be available for new Awards. If shares are tendered or withheld to pay the exercise price of a stock option award, to satisfy a tax withholding obligation with respect to an option, as a result of the net settlement of an option or SAR, or repurchased with proceeds from the payment of the exercise price of an option, such tendered or withheld shares will not be available for new Awards under the Amended 2019 Plan.

Types of Awards Allowed Under the Amended 2019 Plan

Form of Awards.

The Amended 2019 Plan authorizes the following awards (“Awards”): (i) restricted stock or restricted stock units; (ii) performance awards; (iii) stock options; (iv) SARs; and (v) other forms of equity-based or equity-related Awards which the Compensation Committee determines to be consistent with the purposes of the Amended 2019 Plan.

These terms and conditions may include, but are not limited to, restrictions on transferability and the continued employment of the grantee, performance or other conditions, if any, that must be satisfied before all or part of the applicable restrictions or vesting periods lapse, the applicable performance conditions, if any, the duration of the exercise period, if any, and the effect of terminations of employment and change in control. The terms and conditions need not be uniform among all grants of Awards, form of Awards or Participants.

Transferability.

Unless otherwise permitted by the Compensation Committee, no Award will be transferable other than by will or by the laws of descent and distribution.

Restricted Stock and Restricted Stock Units.

Restricted stock awards are outstanding shares of common stock that the Compensation Committee may make subject to restrictions on transfer, vesting requirements or cancellation under specified circumstances. A Participant granted restricted stock generally has most of the rights of a stockholder, including the right to receive dividends and the right to vote such shares.

Upon satisfaction of the terms and conditions of the Award, a restricted stock unit will be payable in common stock or in cash equal to the fair market value on the payment date of one share of common stock, as specified in the Award agreement. As a holder of restricted stock units, a Participant will have only the rights of a general unsecured creditor of the Company. A Participant will not be a stockholder with respect to the shares underlying restricted stock units unless and until the restricted stock units convert to shares of common stock. However, the Compensation Committee, in its discretion, may provide for the payment of dividend equivalents with respect to restricted stock units, subject to vesting requirements.

Performance Awards.

Performance awards are Awards based upon the attainment of certain performance criteria over a performance period specified by the Compensation Committee at the time of grant. Each performance award will have an initial value equal denominated either in common stock or cash.

Stock Options and SARs.

General.

Stock options represent the right to purchase shares of common stock in the future at a specified exercise price set by the Compensation Committee. Stock options may be either nonqualified stock options or incentive stock options (ISOs) granted pursuant to Code Section 422. Upon satisfaction of the conditions to exercisability, a Participant may exercise a stock option and receive the number of shares of common stock in respect of which the stock option is exercised. Upon satisfaction of the conditions to payment, each SAR will entitle a Participant to an amount, if any, equal to the amount by which the fair market value of a share of common stock on the date of exercise exceeds the SAR exercise price. At the discretion of the Compensation Committee, SARs may be payable in common stock, cash or a combination thereof.

Exercise Price.

The exercise price of stock options and SARs awarded under the Amended 2019 Plan may not be less than 100% of the fair market value of one share of common stock on the grant date. The exercise price of a stock option may be paid in cash, by tendering previously acquired shares, by a cashless (broker-assisted) exercise, through net share settlement involving the withholding of shares subject to the stock option or any other method approved by the Compensation Committee.

Maximum Term of Stock Options and SARs.

No stock option or SAR may have an expiration date that is later than the tenth anniversary of the Award date. No ISO granted to a Participant who owns more than 10% of our stock may have an expiration date that is later than the fifth anniversary of the grant date.

Other Stock-Based Awards.

The Compensation Committee may grant other forms of stock-based or stock-related Awards not specifically described in the Amended 2019 Plan.

Performance Measures

The Compensation Committee may designate any Award as subject to performance measures and related performance goals. The Compensation Committee will have sole authority as to determining the performance measures, the achievement of performance goals for such measures, and the payout levels on achieved goals. The Compensation Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals.

Types of Awards Allowed for Non-Employee Directors Under the Amended 2019 Plan

Our non-employee directors generally may receive Awards under the Amended 2019 Plan similar to those granted to other Participants. The Board may provide that all or a portion of a non-employee director’s annual retainer and/or retainer fees or other Awards or compensation be payable in nonqualified stock options, restricted stock and restricted stock units, either automatically or at the choice of the non-employee directors. The Board will determine the terms and conditions of any such Awards, including those that apply upon the termination of a non-employee director’s service as a member of the Board. Non-employee directors are also eligible to receive other Awards pursuant to the terms of the Amended 2019 Plan, including options and SARs, restricted stock and restricted stock units upon such terms as the Board may determine. With respect to Awards made to non-employee directors, the Amended 2019 Plan will be administered by the Board.

Amendment of the Amended 2019 Plan

The Board may amend the Amended 2019 Plan and any Award made under the Amended 2019 Plan at any time for any reason or no reason, except that the Board must obtain stockholder approval if stockholder approval is required in order to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to comply. No termination, amendment or suspension of the Amended 2019 Plan or any Award made under the Amended 2019 Plan may adversely affect in any material way any Award previously granted under the Amended 2019 Plan without the written consent of the Award recipient, subject to certain conditions described in the Amended 2019 Plan.

Treatment of Awards Under the Amended 2019 Plan in the Event of a Change in Control of the Company

A “change in control” is generally defined in the Amended 2019 Plan as:

•The acquisition by a person unaffiliated with the Company of beneficial ownership of 35% or more of the voting power of the Company’s outstanding voting securities that may be cast for the election of directors;
•The occurrence of certain mergers, consolidations, cash tender or exchange offers, sale of assets or similar forms of corporation transactions resulting in the transfer of 50% or more of the total voting power of the Company’s outstanding securities that may be cast for the election of directors;
•A change in the composition of a majority of the Company’s Board over a period of two consecutive years (if the new directors are not approved by the incumbent Board); or
•With respect to Awards subject to Section 409A of the Code, a Change in Control will mean a “change in the ownership of the Company”, a “change in the effective control of the Company”, or a “change in the ownership of a substantial portion of the assets of the Company” as such terms are defined in therein.

Disposition of Awards upon Change in Control

Subject to the minimum vesting period of one year, if a Participant has in effect an employment, retention, change in control, severance or similar agreement with the Company or any subsidiary, then such agreement will govern. In all other cases, unless provided otherwise in an Award agreement or by the Compensation Committee prior to the date of the change in control, in the event of a change in control, if the Participant separates from service with the Company or the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof (the “Successor”), as the case may be, within one year following the change in control for any reason other than an involuntary termination by a Successor for cause, or a voluntary termination by the Participant without good reason, then all of the Participant’s awards that are in effect will be vested in full, exercisable, and payable, as applicable, effective on the date of the Participant’s termination of employment.

In the event of a change in control, the Successor, may, without the consent of any Participant, either assume or continue the Company’s rights and obligations under each or any award or portion thereof outstanding immediately prior to the change in control or substitute for each or any such outstanding award or portion thereof a substantially equivalent award with respect to the Successor’s stock, as applicable, provided, that in the event of such an assumption, the Successor must grant the rights set forth above to the Participant in respect of such assumed awards.

The Compensation Committee may, in its discretion and without the consent of any Participant, determine that, upon the occurrence of a change in control, each or any Award or a portion thereof outstanding immediately prior to the change in control and not previously exercised or settled will be canceled in exchange for a payment with respect to each vested share (and each unvested share, if so determined by the Compensation Committee) subject to such canceled Award in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the change in control, or (iii) other property which, in any such case, will be in an amount having a fair market value equal to the fair market value of the consideration to be paid per share in the change in control, reduced by the exercise or purchase price per share, if any, under such Award.

The Compensation Committee may, in its discretion at or after grant, provide that in the event of a change in control, (i) any outstanding performance Awards relating to performance periods ending prior to the change in control which have been earned but not paid will become immediately payable and (ii) all then-in-progress performance periods for performance Awards that are outstanding will end, and either (A) any or all Participants will be deemed to have earned an award equal to the relevant target award opportunity for the performance period in question, or (B) at the Compensation Committee’s discretion, the Compensation Committee will determine the extent to which performance criteria have been met with respect to each such performance Award, if at all. In the absence of such a determination, any performance Awards relating to performance periods that will not have ended as of the date of a change in control will be terminated and canceled for no further consideration.

Treatment of Awards upon a Participant’s Separation from Service

The Compensation Committee (i) will determine the terms and conditions that apply to any Award upon a Participant’s separation from service with the Company and its subsidiaries and (ii) may provide such terms and conditions in the Award Agreement or in such rules and regulations as it may prescribe.

Federal Tax Consequences of the Awards Granted Under the Amended 2019 Plan

The following is a brief summary of the United States federal income tax consequences related to Awards granted under the Amended 2019 Plan:

Restricted Stock Units.

The grant of restricted stock units will not result in the recognition of taxable income by the Participant or in a deduction to the Company. Upon settlement of restricted stock units, the Participant will recognize ordinary income in an amount equal to the then fair market value of the shares of common stock, or cash, distributed at the time of settlement and a corresponding deduction will be allowable to the Company (subject to Code Section 162(m)). If settled in shares, the Participant’s tax basis in the shares will equal the amount taxed as ordinary income, and on subsequent disposition, the Participant will realize a capital gain or loss (long-term or short-term, depending upon the holding period of the shares sold).

Restricted Stock.

The grant of restricted stock will not result in the recognition of taxable income by the Participant or in a deduction to the Company, unless the Participant makes a special election with the Internal Revenue Service pursuant to Code Section 83(b). Upon lapse of the risk of forfeiture or restrictions on transferability applicable to a grant of restricted stock, the Participant will recognize ordinary income in an amount equal to the then fair market value of the shares subject to the grant and a corresponding deduction will be allowable to the Company (subject to Code Section 162(m)). The Participant’s tax basis in the shares will be equal to the ordinary income recognized. Upon subsequent disposition of the shares, the Participant will realize long-term or short-term capital gain or loss.

Pursuant to Section 83(b) of the Code, the Participant may elect within thirty (30) days of receipt of the Award to be taxed at ordinary income tax rates on the fair market value of the shares comprising such Award at the time of Award (determined without regard to any restrictions which may lapse) less any amount paid for the shares. In that case, the Participant will acquire a tax basis in the shares equal to the ordinary income recognized by the Participant at the time of Award. No tax will be payable upon the lapse or release of the restrictions or at the time the shares first become transferable, and any gain or loss upon subsequent disposition will be a capital gain or loss. In the event of a forfeiture of shares of common stock with respect to which a Participant previously made a Section 83(b) election, the Participant will generally not be entitled to a loss deduction.

Nonqualified Stock Options.

The grant of a nonqualified stock option will not result in the recognition of taxable income by the Participant or in a deduction to the Company. Upon exercise, a Participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares of common stock purchased over the exercise price, and a tax deduction is allowable to the Company equal to the amount of such income (subject to Code Section 162(m)). Gain or loss upon a subsequent sale of any shares received upon the exercise of a nonqualified stock option generally would be taxed as capital gain or loss (long-term or short-term, depending upon the holding period of the shares sold). Certain additional rules apply if the exercise price for an option is paid in shares previously owned by the Participant.

ISOs.

Upon the grant or exercise of an ISO within the meaning of Code Section 422, no income will be realized by the Participant for federal income tax purposes and the Company will not be entitled to any deduction. However, the excess of the fair market value of the shares of common stock as of the date of exercise over the exercise price will constitute an adjustment to taxable income for purposes of the alternative minimum tax. If the shares are not disposed of within the one-

year period beginning on the date of the transfer of such shares to the Participant or within the two-year period beginning on the date of grant of the stock option, any profit realized by the Participant upon the disposition of such shares will be taxed as long-term capital gain and no deduction will be allowed to the Company. If the shares are disposed of within the one-year period from the date of transfer of such shares to the Participant or within the two-year period from the date of grant of the stock option, the excess of the fair market value of the shares on the date of exercise or, if less, the fair market value on the date of disposition, over the exercise price will be taxable as ordinary income to the Participant at the time of disposition, and a corresponding deduction will be allowable to the Company. Certain additional rules apply if the exercise price for a stock option is paid in shares previously owned by the Participant.

SARs.

The grant of SARs will not result in the recognition of taxable income by the Participant or in a deduction to the Company. Upon exercise, a Participant will recognize ordinary income in an amount equal to the then fair market value of the shares of common stock or cash distributed to the Participant. The Company is entitled to a tax deduction equal to the amount of such income (subject to Code Section 162(m)). Gain or loss upon a subsequent sale of any shares received upon the exercise of SARs generally would be taxed as capital gain or loss (long-term or short-term, depending upon the holding period of the shares sold).

Code Section 162(m) generally disallows a public company from taking a tax deduction for compensation paid in excess of $1,000,000 in any tax year to its chief executive officer, chief financial officer and the three most highly compensated executive officers (Covered Employee). Generally, once an executive is classified as a Covered Employee of a public company, that person remains a Covered Employee so long as such person is receiving compensation from the public company.

The foregoing discussion is general in nature and is not intended to be a complete description of the United States federal income tax consequences of the Amended 2019 Plan. This discussion does not address the effects of other federal taxes or taxes imposed under state, local or foreign tax laws. Participants in the Amended 2019 Plan are urged to consult a tax advisor as to the tax consequences of participation.

New Plan Benefits

No awards have been granted, and no shares have been issued, on the basis of the proposed 1,630,000 share increase. Future grants under the Amended 2019 Plan will be made at the discretion of the Compensation Committee and, accordingly, are not yet determinable. In addition, the value of the awards granted under the Amended 2019 Plan will depend on a number of factors, including the fair market value of our common stock on future dates and the exercise decisions made by participants. Consequently, it is not possible to determine the benefits that might be received by participants receiving discretionary grants under the Amended 2019 Plan.

Equity Compensation Plan Information as of December 24, 2021

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the second column)
Equity Compensation Plans approved by stockholders	115,639	$ 20.2	767,403
Equity Compensation Plans not approved by stockholders	—	—	—
Total	115,639	$ 20.2	767,403

The Board unanimously recommends a vote FOR the proposal to approve The Chefs’ Warehouse, Inc. Amended and Restated 2019 Omnibus Equity Incentive Plan.

Vote Required

An affirmative vote of a majority of the shares represented at the Annual Meeting in person (including by webcast) or by properly executed proxy and entitled to vote on Proposal 4 is necessary for approval. Broker non-votes will have no effect on the outcome of Proposal 4, and abstentions will be equivalent to a vote against this proposal. If no voting specification is made on a properly returned or voted proxy card, the proxies will vote FOR Proposal 4.

OTHER MATTERS
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock (“Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities. To the Company’s knowledge, based solely upon a review of Forms 3, 4 and 5 and amendments thereto filed with the SEC and written representations from Reporting Persons, the Company believes that all Reporting Persons filed the required reports on a timely basis, except for the following: (i) each of the named executive officers had one late Form 4 report with respect to one transaction; (ii) each of the named executive officers except for Ms. Lecouras had one more late Form 4 report with respect to one transaction; and (iii) Mr. Aldous had one additional late Form 4 report with respect to a gift transaction.
Stockholder Proposals for the 2023 Annual Meeting of Stockholders
The 2023 annual meeting of stockholders is expected to be held on May 12, 2023, although this date may change. Eligible stockholders interested in submitting a proposal for inclusion in the proxy materials for the annual meeting of stockholders in 2023 may do so by following the procedures prescribed in Rule 14a-8 under the Exchange Act. In order to be considered timely for inclusion in the Company’s proxy materials for the 2023 annual meeting of stockholders, stockholder proposals must be received by the Company at 100 East Ridge Road, Ridgefield, Connecticut 06877, addressed to the corporate secretary of the Company, not later than November 29, 2022. Eligible stockholders interested in submitting a matter to be brought before the Company’s 2023 annual meeting although not included in the Company’s proxy materials may do so by following the procedures prescribed in the Company’s bylaws. In order for the proposal to be considered timely for the Company’s 2023 annual meeting, such stockholder proposal must be received by the Company at the address stated above not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting of stockholders (i.e., not earlier than January 14, 2023 and not later than February 13, 2023); provided, however, that if the date of the annual meeting is advanced more than 30 days prior to such anniversary date or delayed more than 60 days after such anniversary date, then to be timely such notice must be so received not later than the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was first made, whichever occurs first.
The stockholder’s submission must include certain specified information concerning the proposal and the stockholder, including such stockholder’s ownership of our common stock. As we will not entertain any proposals at an annual meeting that do not meet these requirements, we strongly encourage stockholders to seek advice from legal counsel before submitting a proposal. Submitting a stockholder proposal does not guarantee that we will include it in our proxy statement.
THE BOARD HOPES THAT STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING ON THE INTERNET THROUGH THE VIRTUAL WEB CONFERENCE. REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO VOTE EITHER VIA THE INTERNET, OR BY TELEPHONE, OR BY COMPLETING, SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD (IF RECEIVED BY MAIL) AS SOON AS POSSIBLE TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. STOCKHOLDERS OF RECORD OR BENEFICIAL STOCKHOLDERS NAMED AS PROXIES BY THEIR STOCKHOLDERS OF RECORD WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND CAST THEIR VOTES ELECTRONICALLY OVER THE INTERNET DURING THE MEETING.

By Order of the Board of Directors,
/s/ Christopher Pappas
Christopher Pappas
Chairman of the Board

March 29, 2022

APPENDIX A
THE CHEFS’ WAREHOUSE, INC.
AMENDED AND RESTATED 2019 OMNIBUS EQUITY INCENTIVE PLAN

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TABLE OF CONTENTS

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APPENDIX A

THE CHEFS’ WAREHOUSE, INC.
2019 OMNIBUS EQUITY INCENTIVE PLAN
Section 1.Purpose.
This plan shall be known as the “The Chefs’ Warehouse, Inc. Amended and Restated 2019 Omnibus Equity Incentive Plan” (as amended from time to time, the “Plan”). The purpose of the Plan is to promote the interests of The Chefs’ Warehouse, Inc. (the “Company”) and its stockholders by (i) attracting and retaining key officers, employees and directors of, and consultants to, the Company and its Subsidiaries and Affiliates; (ii) motivating such individuals by means of performance-related incentives to achieve long-range performance goals; (iii) enabling such individuals to participate in the long-term growth and financial success of the Company; (iv) encouraging ownership of stock in the Company by such individuals; and (v) linking their compensation to the long-term interests of the Company and its stockholders.
Section 2.Definitions.
As used in the Plan, the following terms shall have the meanings set forth below:
2.1“Affiliate” means (i) any entity that, directly or indirectly, is controlled by the Company, (ii) any entity in which the Company has a significant equity interest, and (iii) an affiliate of the Company, as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act.
2.2“Award” means any Option, Stock Appreciation Right, Restricted Share Award, Restricted Share Unit, Performance Award, or Other Stock-Based Award granted under the Plan, whether singly, in combination or in tandem, to a Participant by the Committee (or the Board) pursuant to such terms, conditions, restrictions and/or limitations, if any, as the Committee (or the Board) may establish.
2.3“Award Agreement” means any written agreement, contract or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.
2.4“Board” means the Board of Directors of the Company.
2.5“Cause” means, unless otherwise defined in the applicable Award Agreement, (i) the engaging by the Participant in willful misconduct that is injurious to the business, financial condition or reputation of the Company or its Subsidiaries or Affiliates, or (ii) the embezzlement or misappropriation of funds or property of the Company or its Subsidiaries or Affiliates by the Participant. For purposes of this paragraph, no act, or failure to act, on the Participant’s part shall be considered “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant’s action or omission was in the best interest of the Company. Any determination of Cause for purposes of the Plan or any Award shall be made by the Committee in its sole discretion. Any such determination shall be final and binding on a Participant.
2.6“Change in Control” means, unless otherwise provided in the applicable Award Agreement, the happening of one of the following:
(a)any person or entity, including a “group” as defined in Section 13(d)(3) of the Exchange Act, other than the Company or a wholly-owned Subsidiary thereof or any employee benefit plan of the Company or any of its Subsidiaries, becomes the beneficial owner of the Company’s securities having 35% or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors of the Company (other
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than as a result of an issuance of securities initiated by the Company in the ordinary course of business); or
(b)as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of the Company or any successor corporation or entity entitled to vote generally in the election of the directors of the Company or such other corporation or entity after such transaction are held in the aggregate by the holders of the Company’s securities entitled to vote generally in the election of directors of the Company immediately prior to such transaction; or
(c)during any period of two consecutive years, individuals who at the beginning of any such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company’s stockholders, of each director of the Company first elected during such period was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of any such period.
Notwithstanding the foregoing, unless otherwise provided in the applicable Award Agreement, with respect to Awards subject to Section 409A of the Code, a Change in Control shall mean a “change in the ownership of the Company,” a “change in the effective control of the Company,” or a “change in the ownership of a substantial portion of the assets of the Company” as such terms are defined in Section 1.409A-3(i)(5) of the Treasury Regulations.
2.7“Code” means the Internal Revenue Code of 1986, as amended from time to time.
2.8“Committee” means a committee of the Board composed of not less than two Non-Employee Directors, each of whom shall be (i) a “non-employee director” for purposes of Exchange Act Section 16 and Rule 16b-3 thereunder and (ii) “independent” within the meaning of the listing standards of the Nasdaq Stock Market.
2.9“Consultant” means any consultant to the Company or its Subsidiaries or Affiliates.
2.10“Director” means a member of the Board.
2.11“Disability” means, unless otherwise defined in the applicable Award Agreement, a disability that would qualify as a total and permanent disability under the Company’s then current long-term disability plan. With respect to Awards subject to Section 409A of the Code, unless otherwise defined in the applicable Award Agreement, the term “Disability” shall have the meaning set forth in Section 409A of the Code.
2.12“Early Retirement” means, unless otherwise provided in an Award Agreement, retirement with the express consent of the Committee at or before the time of such retirement, from active employment with the Company and any Subsidiary or Affiliate prior to age 65, in accordance with any applicable early retirement policy of the Company then in effect or as may be approved by the Committee.
2.13“Effective Date” has the meaning provided in Section 15.1 of the Plan.
2.14“Employee” means a current or prospective officer or employee of the Company or of any Subsidiary or Affiliate.
2.15“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
2.16“Fair Market Value” with respect to the Shares, means, for purposes of a grant of an Award as of any date, (i) the reported closing sales price of the Shares on the Nasdaq Stock Market, or
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any other such market or exchange as is the principal trading market for the Shares, on such date, or in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported or (ii) in the event there is no public market for the Shares on such date, the fair market value as determined, in good faith and by the reasonable application of a reasonable valuation method (as applicable), by the Committee in its sole discretion, and for purposes of a sale of a Share as of any date, the actual sales price on that date.
2.17“Good Reason” means, unless otherwise provided in an Award Agreement, (i) a material reduction in a Participant’s position, authority, duties or responsibilities following a Change in Control as compared to such level immediately prior to a Change in Control, (ii) any material reduction in a Participant’s annual base salary as in effect immediately prior to a Change in Control; (iii) the relocation of the office at which the Participant is to perform the majority of his or her duties following a Change in Control to a location more than 30 miles from the location at which the Participant performed such duties prior to the Change in Control; or (iv) the failure by the Company or its successor to continue to provide the Participant with benefits substantially similar in aggregate value to those enjoyed by the Participant under any of the Company’s pension, life insurance, medical, health and accident or disability plans in which Participant was participating immediately prior to a Change in Control, unless the Participant is offered participation in other comparable benefit plans generally available to similarly situated employees of the Company or its successor after the Change in Control.
2.18“Grant Price” means the price established at the time of grant of an SAR pursuant to Section 6 used to determine whether there is any payment due upon exercise of the SAR.
2.19“Incentive Stock Option” means an option to purchase Shares from the Company that is granted under Section 6 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.
2.20“Non-Employee Director” means a member of the Board who is not an officer or employee of the Company or any Subsidiary or Affiliate.
2.21“Non-Qualified Stock Option” means an option to purchase Shares from the Company that is granted under Sections 6 or 10 of the Plan and is not intended to be an Incentive Stock Option.
2.22“Normal Retirement” means, unless otherwise defined in the applicable Award Agreement, retirement of a Participant from active employment with the Company or any of its Subsidiaries or Affiliates on or after such Participant’s 65th birthday.
2.23“Option” means an Incentive Stock Option or a Non-Qualified Stock Option.
2.24“Option Price” means the purchase price payable to purchase one Share upon the exercise of an Option.
2.25“Other Stock-Based Award” means any Award granted under Sections 9 or 10 of the Plan. For purposes of the share counting provisions of Section 4.1 hereof, an Other Stock-Based Award that is not settled in cash shall be treated as (i) an Option Award if the amounts payable thereunder will be determined by reference to the appreciation of a Share, and (ii) a Restricted Share Award if the amounts payable thereunder will be determined by reference to the full value of a Share.
2.26“Outside Director” means, with respect to the grant of an Award, a member of the Board then serving on the Committee.
2.27“Participant” means any Employee, Director, Consultant or other person who receives an Award under the Plan.
2.28“Performance Award” means any Award granted under Section 8 of the Plan. For purposes of the share counting provisions of Section 4.1 hereof, a Performance Award that is not settled in cash shall be treated as (i) an Option Award if the amounts payable thereunder will be determined by
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reference to the appreciation of a Share, and (ii) a Restricted Share Award if the amounts payable thereunder will be determined by reference to the full value of a Share.
2.29“Person” means any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.
2.30“Restricted Share” means any Share granted under Sections 7 to 10 of the Plan.
2.31“Restricted Share Unit” means any unit granted under Sections 7 to 10 of the Plan.
2.32“Retirement” means Normal or Early Retirement.
2.33“SEC” means the Securities and Exchange Commission or any successor thereto.
2.34“Section 16” means Section 16 of the Exchange Act and the rules promulgated thereunder and any successor provision thereto as in effect from time to time.
2.35 “Separation from Service” or “Separates from Service” shall have the meaning ascribed to such term pursuant to Section 409A of the Code and the regulations promulgated thereunder.
2.36“Shares” means shares of the common stock, par value $0.01 per share, of the Company.
2.37“Share Reserve” has the meaning set forth in Section 4.1 hereof.
2.38“Specified Employee” has the meaning ascribed to such term pursuant to Section 409A of the Code and the regulations promulgated thereunder.
2.39“Stock Appreciation Right” or “SAR” means a stock appreciation right granted under Sections 6, 8 or 10 of the Plan that entitles the holder to receive, with respect to each Share encompassed by the exercise of such SAR, the amount determined by the Committee and specified in an Award Agreement. In the absence of such a determination, the holder shall be entitled to receive, with respect to each Share encompassed by the exercise of such SAR, the excess of the Fair Market Value of such Share on the date of exercise over the Grant Price.
2.40“Subsidiary” means any Person (other than the Company) of which 50% or more of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company.
2.41“Substitute Awards” means Awards granted solely in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines.
Section 3.Administration.
3.1Authority of Committee. The Plan shall be administered by a Committee, which shall be appointed by and serve at the pleasure of the Board; provided, however, with respect to Awards to Outside Directors, all references in the Plan to the Committee shall be deemed to be references to the Board. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority in its discretion (and in accordance with Section 409A of the Code with respect to Awards subject thereto) to: (i) designate Participants; (ii) determine eligibility for participation in the Plan and decide all questions concerning eligibility for and the amount of Awards under the Plan; (iii) determine the type or types of Awards to be granted to a Participant; (iv) determine the number of Shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with Awards; (v) determine the timing, terms, and conditions of any Award; (vi) accelerate the time at which all or any part of an Award may be settled or exercised;(vii) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other
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Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (viii) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (ix) grant Awards as an alternative to, or as the form of payment for grants or rights earned or payable under, other bonus or compensation plans, arrangements or policies of the Company or a Subsidiary or Affiliate; (x) grant Substitute Awards on such terms and conditions as the Committee may prescribe, subject to compliance with the Incentive Stock Option rules under Section 422 of the Code and the nonqualified deferred compensation rules under Section 409A of the Code, where applicable; (xi) make all determinations under the Plan concerning any Participant’s Separation from Service with the Company or a Subsidiary or Affiliate, including whether such separation occurs by reason of Cause, Good Reason, Disability, Retirement, or in connection with a Change in Control and whether a leave constitutes a Separation from Service; (xii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (xiii) except to the extent prohibited by Section 6.2, amend or modify the terms of any Award at or after grant with the consent of the holder of the Award; (xiv) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (xv) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan, subject to the exclusive authority of the Board under Section 13 hereunder to amend or terminate the Plan.
3.2Committee Discretion Binding. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Subsidiary or Affiliate, any Participant and any holder or beneficiary of any Award. A Participant or other holder of an Award may contest a decision or action by the Committee with respect to such person or Award only on the grounds that such decision or action was arbitrary or capricious or was unlawful, and any review of such decision or action shall be limited to determining whether the Committee’s decision or action was arbitrary or capricious or was unlawful.
3.3Delegation. Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers or managers of the Company or of any Subsidiary or Affiliate, or to a Committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend or terminate Awards held by Participants who are not officers or directors of the Company for purposes of Section 16 or who are otherwise not subject to such Section.
3.4No Liability. No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.
Section 4.Shares Available For Awards.
4.1Shares Available. Subject to the provisions of Section 4.2 below, the maximum aggregate number of Shares which may be issued pursuant to all Awards after the Effective Date of the Plan is 4,230,000 Shares (the “Share Reserve”). The number of Shares with respect to which Incentive Stock Options may be granted shall be no more than 4,230,000 Shares. Each Share issued pursuant to an Option shall reduce the Share Reserve by one (1) share. Each Share subject to a redeemed portion of a SAR shall reduce the Share Reserve by one (1) share. Each Share issued pursuant to a Restricted Stock Award or a Restricted Stock Unit Award shall reduce the Share Reserve by one (1) share. If any Award granted under the Plan (whether before or after the Effective Date of the Plan) shall expire, terminate, be settled in cash (in whole or in part) or otherwise be forfeited or canceled for any reason before it has vested or been exercised in full, the Shares subject to such Award shall, to the extent of such expiration, cash settlement, forfeiture, or termination, again be available for Awards under the Plan, in accordance with this Section 4.1. The Committee may make such other determinations regarding the counting of Shares issued pursuant to the Plan as it deems necessary or advisable, provided that such determinations shall be permitted by law. Notwithstanding the foregoing, if an Option or SAR is
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exercised, in whole or in part, by tender of Shares or if the Company’s tax withholding obligation is satisfied by withholding Shares, the number of Shares deemed to have been issued under the Plan for purposes of the limitation set forth in this Section 4.1 shall be the number of Shares that were subject to the Option or SAR or portion thereof, and not the net number of Shares actually issued and any SARs to be settled in Shares shall be counted in full against the number of Shares available for issuance under the Plan, regardless of the number of shares issued upon the settlement of the SAR. Any Shares that again become available for grant pursuant to this Section shall be added back as (i) one (1) Share if such Shares were subject to Options or Stock Appreciation Rights granted under the Plan, and (ii) as one (1) Share if such Shares were subject to Awards other than Options or Stock Appreciation Rights granted under the Plan. Notwithstanding the foregoing and subject to adjustment as provided in Section 4.2 hereof, no Participant may receive Options or SARs under the Plan in any calendar year that, taken together, relate to more than 200,000 Shares.
4.2Adjustments. Without limiting the Committee’s discretion as provided in Section 12 hereof, in the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property, and other than a normal cash dividend), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares, then the Committee shall, in an equitable and proportionate manner as determined by the Committee (and, as applicable, in such manner as is consistent with 422 and 409A of the Code and the regulations thereunder) either: (i) adjust any or all of (1) the aggregate number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted under the Plan; (2) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards under the Plan, provided that the number of Shares subject to any Award shall always be a whole number; (3) the grant or exercise price with respect to any Award under the Plan, and (4) the limits on the number of Shares or Awards that may be granted to Participants under the Plan in any calendar year; (ii) provide for an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect; or (iii) make provision for a cash payment to the holder of an outstanding Award. Any such adjustments to outstanding Awards shall be effected in a manner that precludes the material enlargement of rights and benefits under such Awards.
4.3Substitute Awards. Any Shares issued by the Company as Substitute Awards in connection with the assumption or substitution of outstanding grants from any acquired corporation shall not reduce the Shares available for Awards under the Plan.
4.4Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of issued Shares which have been reacquired by the Company.
Section 5.Eligibility.
Any Employee, Director or Consultant shall be eligible to be designated a Participant; provided, however, that Outside Directors shall only be eligible to receive Awards granted consistent with Section 10.
Section 6.Stock Options And Stock Appreciation Rights.
6.1Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Options and SARs shall be granted, the number of Shares subject to each Award, the exercise price and the conditions and limitations applicable to the exercise of each Option and SAR. An Option may be granted with or without a related SAR. An SAR may be granted with or without a related Option. The grant of an Option or SAR shall occur when the Committee by resolution, written consent or other appropriate action determines to grant such Option or SAR for a particular number of Shares to a particular Participant at a particular Option Price or Grant
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Price, as the case may be, or such later date as the Committee shall specify in such resolution, written consent or other appropriate action. The Committee shall have the authority to grant Incentive Stock Options and to grant Non-Qualified Stock Options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with Section 422 of the Code, as from time to time amended, and any regulations implementing such statute. To the extent the aggregate Fair Market Value (determined at the time the Incentive Stock Option is granted) of the Shares with respect to which all Incentive Stock Options are exercisable for the first time by an Employee during any calendar year (under all plans described in Section 422(d) of the Code of the Employee’s employer corporation and its parent and Subsidiaries) exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options.
6.2Price. The Committee in its sole discretion shall establish the Option Price at the time each Option is granted and the Grant Price at the time each SAR is granted. Except in the case of Substitute Awards, the Option Price of an Option may not be less than the Fair Market Value of a Share on the date of grant of such Option, and the Grant Price of an SAR may not be less than the Fair Market Value of a Share on the date of grant of such SAR. In the case of Substitute Awards or Awards granted in connection with an adjustment provided for in Section 4.2 hereof in the form of Options or SARS, such grants shall have an Option Price (or Grant Price) per Share that is intended to maintain the economic value of the Award that was replaced or adjusted as determined by the Committee. Notwithstanding the foregoing and except as permitted by the provisions of Section 4.2 hereof, the Committee shall not have the power to (i) amend the terms of previously granted Options to reduce the Option Price of such Options, (ii) amend the terms of previously granted SARs to reduce the Grant Price of such SARs, (iii) cancel such Options and grant substitute Options with a lower Option Price than the cancelled Options, (iv) cancel such SARs and grant substitute SARs with a lower Grant Price than the cancelled SARs or (v) cancel or provide for the surrender of any previously granted Options or previously granted SARs with an Option Price or Grant Price above the then-current Fair Market Value of a Share in exchange for a cash payment, in each case without the approval of the Company’s stockholders.
6.3Term. Subject to the Committee’s authority under Section 3.1 and the provisions of Section 6.6, each Option and SAR and all rights and obligations thereunder shall expire on the date determined by the Committee and specified in the Award Agreement. The Committee shall be under no duty to provide terms of like duration for Options or SARs granted under the Plan. Notwithstanding the foregoing, but subject to Section 6.4(a) hereof, no Option or SAR shall be exercisable after the expiration of ten (10) years from the date such Option or SAR was granted.
6.4Exercise.
(a)Subject to Section 14.3, each Option and SAR shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter. The Committee shall have full and complete authority to determine, subject to Section 6.6 herein, whether an Option or SAR will be exercisable in full at any time or from time to time during the term of the Option or SAR, or to provide for the exercise thereof in such installments, upon the occurrence of such events and at such times during the term of the Option or SAR as the Committee may determine. An Award Agreement may provide that the period of time over which an Option, other than an Incentive Stock Option, or SAR may be exercised shall be automatically extended if on the scheduled expiration of such Award, the Participant’s exercise of such Award would, in the reasonable judgment of the Company, violate applicable securities law or would be prohibited by a Company “blackout” policy; provided, however, that during the extended exercise period the Option or SAR may only be exercised to the extent such Award was exercisable in accordance with its terms immediately prior to such scheduled expiration date; provided further, however, that such extended exercise period shall end not later than thirty (30) days after the exercise of such Option or SAR first would no longer violate such laws or policy.
(b)The Committee may impose such conditions with respect to the exercise of Options or SARs, including without limitation, any relating to the application of federal, state or
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foreign securities laws or the Code, as it may deem necessary or advisable. The exercise of any Option granted hereunder shall be effective only at such time as the sale of Shares pursuant to such exercise will not violate any state or federal securities or other laws.
(c)An Option or SAR may be exercised in whole or in part at any time, with respect to whole Shares only, within the period permitted thereunder for the exercise thereof, and shall be exercised by written notice of intent to exercise the Option or SAR, delivered to the Company at its principal office, and payment in full to the Company at the direction of the Committee of the amount of the Option Price for the number of Shares with respect to which the Option is then being exercised.
(d)Payment of the Option Price shall be made in (i) cash or cash equivalents, (ii) at the discretion of the Committee, by transfer, either actually or by attestation, to the Company of unencumbered Shares previously acquired by the Participant, valued at the Fair Market Value of such Shares on the date of exercise (or next succeeding trading date, if the date of exercise is not a trading date), together with any applicable withholding taxes, such transfer to be upon such terms and conditions as determined by the Committee, (iii) by a combination of (i) or (ii), or (iv) by any other method approved or accepted by the Committee in its sole discretion, including, if the Committee so determines, (x) a cashless (broker-assisted) exercise or (y) withholding Shares (net-exercise) otherwise deliverable to the Participant pursuant to the Option having an aggregate Fair Market Value at the time of exercise equal to the total Option Price. Until the optionee has been issued the Shares subject to such exercise, he or she shall possess no rights as a stockholder with respect to such Shares. The Company reserves, at any and all times in the Company’s sole discretion, the right to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a method set forth in subsection (iv) above, including with respect to one or more Participants specified by the Company notwithstanding that such program or procedures may be available to other Participants.
(e)At the Committee’s discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, Shares or a combination of cash and Shares. A fractional Share shall not be deliverable upon the exercise of a SAR but a cash payment will be made in lieu thereof.
6.5Separation from Service. Except as otherwise provided in the applicable Award Agreement, an Option or SAR may be exercised only to the extent that it is then exercisable, and if at all times during the period beginning with the date of granting such Award and ending on the date of exercise of such Award the Participant is an Employee, Non-Employee Director or Consultant, and shall terminate immediately upon a Separation from Service by the Participant. An Option or SAR shall cease to become exercisable upon a Separation from Service of the holder thereof. Notwithstanding the foregoing provisions of this Section 6.5 to the contrary, the Committee may determine in its discretion that an Option or SAR may be exercised following any such Separation from Service, whether or not exercisable at the time of such separation; provided, however, that in no event may an Option or SAR be exercised after the expiration date of such Award specified in the applicable Award Agreement, except as provided in Section 6.4(a).
6.6Ten Percent Stock Rule. Notwithstanding any other provisions in the Plan, if at the time an Option is otherwise to be granted pursuant to the Plan, the optionee or rights holder owns directly or indirectly (within the meaning of Section 424(d) of the Code) Shares of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of Stock of the Company or its parent or Subsidiary or Affiliate corporations (within the meaning of Section 422(b)(6) of the Code), then any Incentive Stock Option to be granted to such optionee or rights holder pursuant to the Plan shall satisfy the requirement of Section 422(c)(5) of the Code, and the Option Price shall be not less than one hundred ten percent (110%) of the Fair Market Value of the Shares of the Company, and such Option by its terms shall not be exercisable after the expiration of five (5) years from the date such Option is granted.
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Section 7.Restricted Shares And Restricted Share Units.
7.1Grant.
(a)Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Restricted Shares and Restricted Share Units shall be granted, the number of Restricted Shares and/or the number of Restricted Share Units to be granted to each Participant, the duration of the period during which, and the conditions under which, the Restricted Shares and Restricted Share Units may be forfeited to the Company, and the other terms and conditions of such Awards. The Restricted Share and Restricted Share Unit Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to the terms and conditions provided hereunder and any additional terms and conditions established by the Committee that are consistent with the terms of the Plan.
(b)Each Restricted Share and Restricted Share Unit Award made under the Plan shall be for such number of Shares as shall be determined by the Committee and set forth in the Award Agreement containing the terms of such Restricted Share or Restricted Share Unit Award. Such agreement shall set forth a period of time (not less than one year) during which the grantee must remain in the continuous employment (or other service-providing capacity) of the Company in order for the forfeiture and transfer restrictions to lapse. If the Committee so determines, the restrictions may lapse during such restricted period in installments with respect to specified portions of the Shares covered by the Restricted Share or Restricted Share Unit Award. The Award Agreement may also, in the discretion of the Committee, set forth performance or other conditions that will subject the Shares to forfeiture and transfer restrictions. The Committee may, at its discretion, waive all or any part of the restrictions applicable to any or all outstanding Restricted Share and Restricted Share Unit Awards.
7.2Delivery of Shares and Transfer Restrictions.
(a)At the time a Restricted Share Award is granted, a certificate representing the number of Shares awarded thereunder shall be registered in the name of the grantee. Such certificate shall be held by the Company or any custodian appointed by the Company for the account of the grantee subject to the terms and conditions of the Plan, and shall bear such a legend setting forth the restrictions imposed thereon as the Committee, in its discretion, may determine. The foregoing to the contrary notwithstanding, the Committee may, in its discretion, provide that a Participant’s ownership of Restricted Shares prior to the lapse of any transfer restrictions or any other applicable restrictions shall, in lieu of such certificates, be evidenced by a “book entry” (i.e., a computerized or manual entry) in the records of the Company or its designated agent in the name of the Participant who has received such Award, and confirmation and account statements sent to the Participant with respect to such book-entry Shares may bear the restrictive legend referenced in the preceding sentence. Such records of the Company or such agent shall, absent manifest error, be binding on all Participants who receive Restricted Share Awards evidenced in such manner. The holding of Restricted Shares by the Company or such an escrow holder, or the use of book entries to evidence the ownership of Restricted Shares, in accordance with this Section 7.2(a), shall not affect the rights of Participants as owners of the Restricted Shares awarded to them, nor affect the restrictions applicable to such shares under the Award Agreement or the Plan, including the transfer restrictions.
(b)Unless otherwise provided in the applicable Award Agreement, the grantee shall have all rights of a stockholder with respect to the Restricted Shares, including the right to receive dividends and the right to vote such Shares, subject to the following restrictions: (i) the grantee shall not be entitled to delivery of the stock certificate until the expiration of the restricted period and the fulfillment of any other restrictive conditions set forth in the Award Agreement with respect to such Shares; (ii) none of the Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of during such restricted period or until after the fulfillment of any such other restrictive conditions; (iii) except as
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otherwise determined by the Committee at or after grant, all of the Shares shall be forfeited and all rights of the grantee to such Shares shall terminate, without further obligation on the part of the Company, unless the grantee remains in the continuous employment of the Company for the entire restricted period in relation to which such Shares were granted and unless any other restrictive conditions relating to the Restricted Share Award are met; and (iv) dividends declared and paid on Restricted Shares during such restricted period shall be retained by the Company and paid to the grantee upon the satisfaction of the continuous employment and any other restrictive conditions relating to such Restricted Shares. Restricted Share Units shall be subject to similar transfer restrictions as Restricted Share Awards, except that no Shares are actually awarded to a Participant who is granted Restricted Share Units on the date of grant, and such Participant shall have no rights of a stockholder with respect to such Restricted Share Units until the restrictions set forth in the applicable Award Agreement have lapsed.
7.3Termination of Restrictions. At the end of the restricted period and provided that any other restrictive conditions of the Restricted Share Award are met, or at such earlier time as otherwise determined by the Committee, all restrictions set forth in the Award Agreement relating to the Restricted Share Award or in the Plan shall lapse as to the Restricted Shares subject thereto, and a stock certificate for the appropriate number of Shares, free of the restrictions and restricted stock legend, shall be delivered to the Participant or the Participant’s beneficiary or estate, as the case may be (or, in the case of book-entry Shares, such restrictions and restricted stock legend shall be removed from the confirmation and account statements delivered to the Participant or the Participant’s beneficiary or estate, as the case may be, in book-entry form).
7.4Payment of Restricted Share Units. Each Restricted Share Unit shall have a value equal to the Fair Market Value of a Share. Restricted Share Units may be paid in cash, Shares, other securities or other property, as determined in the sole discretion of the Committee, upon the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement. The applicable Award Agreement shall specify whether a Participant will be entitled to receive dividend equivalent rights in respect of Restricted Share Units at the time of any payment of dividends to stockholders on Shares. If the applicable Award Agreement specifies that a Participant will be entitled to dividend equivalent rights, (i) the amount of any such dividend equivalent right shall equal the amount that would be payable to the Participant as a stockholder in respect of a number of Shares equal to the number of vested Restricted Share Units then credited to the Participant, and (ii) any such dividend equivalent right shall be paid in accordance with the Company’s payment practices as may be established from time to time and as of the date on which such dividend would have been payable in respect of outstanding Shares (and in accordance with Section 409A of the Code with regard to Awards subject thereto); provided, that no dividend equivalents shall be paid on Restricted Share Units that have not vested and such dividend equivalents shall instead accumulate and be paid upon vesting of the Restricted Share Units to which they relate. Except as otherwise determined by the Committee at or after grant, Restricted Share Units may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of, and all Restricted Share Units and all rights of the grantee to such Restricted Share Units shall terminate, without further obligation on the part of the Company, unless the grantee remains in continuous employment of the Company for the entire restricted period in relation to which such Restricted Share Units were granted and unless any other restrictive conditions relating to the Restricted Share Unit Award are met.
Section 8.Performance Awards.
8.1Grant. The Committee shall have sole and complete authority to determine the Participants who shall receive a Performance Award, which shall consist of a right that is (i) denominated in cash or Shares (including but not limited to Restricted Shares and Restricted Share Units), (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee shall establish, and (iii) payable at such time and in such form as the Committee shall determine.
8.2Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the performance goals to be achieved during any
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performance period, the length of any performance period, the amount of any Performance Award and the amount and kind of any payment or transfer to be made pursuant to any Performance Award, and may amend specific provisions of the Performance Award; provided, however, that such amendment may not adversely affect existing Performance Awards made within a performance period commencing prior to implementation of the amendment.
8.3Payment of Performance Awards. Performance Awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with the procedures established by the Committee, on a deferred basis. Separation from Service prior to the end of any performance period, other than for reasons of death or Disability, will result in the forfeiture of the Performance Award, and no payments will be made. Notwithstanding the foregoing, the Committee may in its discretion, waive any performance goals and/or other terms and conditions relating to a Performance Award. A Participant’s rights to any Performance Award may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of in any manner, except by will or the laws of descent and distribution, and/or except as the Committee may determine at or after grant.
Section 9.Other Stock-Based Awards.
The Committee shall have the authority to determine the Participants who shall receive an Other Stock-Based Award, which shall consist of any right that is (i) not an Award described in Sections 6 and 7 above and (ii) an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such Other Stock-Based Award.
Section 10.Non-Employee Director And Outside Director Awards.
10.1The Board may provide that all or a portion of a Non-Employee Director’s annual retainer, meeting fees and/or other awards or compensation as determined by the Board, be payable (either automatically or at the election of a Non-Employee Director) in the form of Non-Qualified Stock Options, Restricted Shares, Restricted Share Units and/or Other Stock-Based Awards, including unrestricted Shares. The Board shall determine the terms and conditions of any such Awards, including the terms and conditions which shall apply upon a termination of the Non-Employee Director’s service as a member of the Board, and shall have full power and authority in its discretion to administer such Awards, subject to the terms of the Plan and applicable law.
10.2The Board may also grant Awards to Outside Directors pursuant to the terms of the Plan, including any Award described in Sections 6, 7 and 9 above. With respect to such Awards, all references in the Plan to the Committee shall be deemed to be references to the Board.
Section 11.Separation from Service.
The Committee shall have the full power and authority to determine the terms and conditions that shall apply to any Award upon a Separation from Service with the Company, its Subsidiaries and Affiliates, including a separation from the Company with or without Cause, by a Participant voluntarily, or by reason of death, Disability, Early Retirement or Retirement, and may provide such terms and conditions in the Award Agreement or in such rules and regulations as it may prescribe.
Section 12.Change In Control.
12.1Certain Terminations. Unless otherwise provided by the Committee, or in an Award Agreement or by a contractual agreement between the Company and a Participant, if, within one year following a Change in Control, a Participant Separates from Service with the Company (or its successor) by reason of (a) death; (b) Disability; (c) Normal Retirement or Early Retirement; (d) for Good Reason by the Participant; or (e) involuntary termination by the Company for any reason other than for Cause,
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all outstanding Awards of such Participant shall vest, become immediately exercisable and payable and have all restrictions lifted. For purposes of an Award subject to Section 409A of the Code, Good Reason shall exist only if (i) the Participant notifies the Company of the event establishing Good Reason within 90 days of its initial existence, (ii) the Company is provided 30 days to cure such event and (iii) the Participant Separates from Service with the Company (or its successor) within 180 days of the initial occurrence of the event.
12.2Accelerated Vesting. The Committee may (in accordance with Section 409A, to the extent applicable), in its discretion, provide in any Award Agreement, or, in the event of a Change in Control, may take such actions as it deems appropriate to provide, for the acceleration of the exercisability, vesting and/or settlement in connection with such Change in Control of each or any outstanding Award or portion thereof and Shares acquired pursuant thereto upon such conditions (if any), including termination of the Participant’s service prior to, upon, or following such Change in Control, to such extent as the Committee shall determine. In the event of a Change of Control, and without the consent of any Participant, the Committee may, in its discretion, provide that for a period of at least fifteen (15) days prior to the Change in Control, any Options or Stock Appreciation Rights shall be exercisable as to all Shares subject thereto and that upon the occurrence of the Change in Control, such Stock Options or Stock Appreciation Rights shall terminate and be of no further force and effect.
12.3Assumption, Continuation or Substitution. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the "Acquiror"), may (in accordance with Section 409A, to the extent applicable), without the consent of any Participant, either assume or continue the Company’s rights and obligations under each or any Award or portion thereof outstanding immediately prior to the Change in Control or substitute for each or any such outstanding Award or portion thereof a substantially equivalent award with respect to the Acquiror’s stock, as applicable; provided, that in the event of such an assumption, the Acquiror must grant the rights set forth in Section 12.1 to the Participant in respect of such assumed Awards. For purposes of this Section, if so determined by the Committee, in its discretion, an Award denominated in Shares shall be deemed assumed if, following the Change in Control, the Award (as adjusted, if applicable, pursuant to Section 4.2 hereof) confers the right to receive, subject to the terms and conditions of the Plan and the applicable Award Agreement, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a share of Stock on the effective date of the Change in Control was entitled; provided, however, that if such consideration is not solely common stock of the Acquiror, the Committee may, with the consent of the Acquiror, provide for the consideration to be received upon the exercise or settlement of the Award, for each Share subject to the Award, to consist solely of common stock of the Acquiror equal in Fair Market Value to the per share consideration received by holders of Shares pursuant to the Change in Control. Any Award or portion thereof which is neither assumed or continued by the Acquiror in connection with the Change in Control nor exercised or settled as of the time of consummation of the Change in Control shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control.
12.4Cash-Out of Awards. The Committee may (in accordance with Section 409A, to the extent applicable), in its discretion at or after grant and without the consent of any Participant, determine that, upon the occurrence of a Change in Control, each or any Award or a portion thereof outstanding immediately prior to the Change in Control and not previously exercised or settled shall be canceled in exchange for a payment with respect to each vested Share (and each unvested Share, if so determined by the Committee) subject to such canceled Award in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per Share in the Change in Control, reduced by the exercise or purchase price per share, if any, under such Award (which payment may, for the avoidance of doubt, be $0, in the event the per share exercise or purchase price of an Award is greater than the per share consideration in connection with the Change in Control). In the event such determination is made by the Committee, the amount of such payment (reduced by applicable withholding taxes, if any), if any, shall be paid to Participants in respect of the vested portions of their canceled Awards as soon as practicable following the date of the Change
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in Control and may be paid in respect of the unvested portions of their canceled Awards in accordance with the vesting schedules applicable to such Awards.
12.5Performance Awards. The Committee may (in accordance with Section 409A, to the extent applicable), in its discretion at or after grant, provide that in the event of a Change in Control, (i) any outstanding Performance Awards relating to performance periods ending prior to the Change in Control which have been earned but not paid shall become immediately payable, (ii) all then-in-progress performance periods for Performance Awards that are outstanding shall end, and either (A) any or all Participants shall be deemed to have earned an award equal to the relevant target award opportunity for the performance period in question, or (B) at the Committee’s discretion, the Committee shall determine the extent to which performance criteria have been met with respect to each such Performance Award, if at all, and (iii) the Company shall cause to be paid to each Participant such partial or full Performance Awards, in cash, Shares or other property as determined by the Committee, within thirty (30) days of such Change in Control, based on the Change in Control consideration, which amount may be zero if applicable. In the absence of such a determination, any Performance Awards relating to performance periods that will not have ended as of the date of a Change in Control shall be terminated and canceled for no further consideration.
Section 13.Amendment And Termination.
13.1Amendments to the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time (and in accordance with Section 409A of the Code with regard to Awards subject thereto); provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to comply.
13.2Amendments to Awards. Subject to the restrictions of Section 6.2, the Committee may waive any conditions or rights under, amend any terms of or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively in time (and in accordance with Section 409A of the Code with regard to Awards subject thereto); provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.
13.3Adjustments of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make equitable and proportionate adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (and shall make such adjustments for the events described in Section 4.2 hereof) affecting the Company, any Subsidiary or Affiliate, or the financial statements of the Company or any Subsidiary or Affiliate, or of changes in applicable laws, regulations or accounting principles.
Section 14.General Provisions.
14.1Limited Transferability of Awards. Except as otherwise provided in the Plan, an Award Agreement or by the Committee at or after grant, no Award shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, except by will or the laws of descent and distribution. No transfer of an Award by will or by laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary or appropriate to establish the validity of the transfer. No transfer of an Award for value shall be permitted under the Plan.
14.2Dividend Equivalents. In the sole and complete discretion of the Committee, an Award may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities or other property on a deferred basis. Dividends or dividend equivalents with respect to
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Performance Awards shall be accumulated until, and shall be paid only to the extent that, such Award is earned and vested based on the satisfaction of the applicable performance measures and time-based vesting restrictions. Dividends or dividend equivalents with respect to Awards that are subject to time-based vesting restrictions shall be accumulated until, and shall be paid only to the extent that, such Awards vest in accordance with their terms. All dividends or dividend equivalents may, at the Committee’s discretion, accrue interest or be invested into additional Shares. Notwithstanding the foregoing, with respect to an Award subject to Section 409A of the Code, the payment, deferral or crediting of any dividends or dividend equivalents shall conform to the requirements of Section 409A of the Code.
14.3Minimum Vesting. All Awards shall be subject to a minimum time-based vesting or performance period, as applicable, of not less than one year from the grant date, except in the case of a Substitute Award made in replacement of an award that is already fully vested or scheduled to vest in less than one year from the grant date of such Substitute Award. Notwithstanding the foregoing, up to 5% of the total shares authorized for issuance under the Plan pursuant to Section 4.1 (as adjusted, if applicable, pursuant to Section 4.2) may provide for a vesting period or performance period of less than one year following the grant date.
14.4Compliance with Section 409A of the Code. No Award (or modification thereof) shall provide for deferral of compensation that does not comply with Section 409A of the Code unless the Committee, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code. Notwithstanding any provision of the Plan to the contrary, if one or more of the payments or benefits received or to be received by a Participant pursuant to an Award would cause the Participant to incur any additional tax or interest under Section 409A of the Code, the Committee may reform such provision to maintain to the maximum extent practicable the original intent of the applicable provision without violating the provisions of Section 409A of the Code. In addition, if a Participant is a Specified Employee at the time of his or her Separation from Service, any payments with respect to any Award subject to Section 409A of the Code to which the Participant would otherwise be entitled by reason of such Separation from Service shall be made on the date that is six months after the Participant’s Separation from Service (or, if earlier, the date of the Participant’s death). Although the Company intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local or foreign law. The Company shall not be liable to any Participant for any tax, interest, or penalties that Participant might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan.
14.5No Rights to Awards. No Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each Participant.
14.6Recoupment. Notwithstanding anything in the Plan to the contrary, all Awards granted under the Plan and any payments made under the Plan shall be subject to clawback or recoupment as permitted or mandated by applicable law, rules, regulations or Company policy as enacted, adopted or modified from time to time. For the avoidance of doubt, this provision shall apply to any gains realized upon exercise or settlement of an Award.
14.7Share Certificates. All certificates for Shares or other securities of the Company or any Subsidiary or Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the SEC or any state securities commission or regulatory authority, any stock exchange or other market upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
14.8Tax Withholding. A Participant may be required to pay to the Company or any Subsidiary or Affiliate and the Company or any Subsidiary or Affiliate shall have the right and is hereby
16

APPENDIX A
authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan, or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding or other tax-related obligations in respect of an Award, its exercise or any other transaction involving an Award, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Committee may provide for additional cash payments to holders of Options to defray or offset any tax arising from the grant, vesting, exercise or payment of any Award. Without limiting the generality of the foregoing, the Committee may in its discretion permit a Participant to satisfy or arrange to satisfy, in whole or in part, the tax obligations incident to an Award by: (a) electing to have the Company withhold Shares or other property otherwise deliverable to such Participant pursuant to the Award and/or (b) tendering to the Company Shares owned by such Participant (or by such Participant and his or her spouse jointly) and purchased or held for the requisite period of time as may be required to avoid the Company’s or the Affiliates’ or Subsidiaries’ incurring an adverse accounting charge, based, in each case, on the Fair Market Value of the Shares on the payment date as determined by the Committee. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.
14.9Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement that shall be delivered to the Participant and may specify the terms and conditions of the Award and any rules applicable thereto. In the event of a conflict between the terms of the Plan and any Award Agreement, the terms of the Plan shall prevail. The Committee shall, subject to applicable law, determine the date an Award is deemed to be granted. The Committee or, except to the extent prohibited under applicable law, its delegate(s) may establish the terms of agreements or other documents evidencing Awards under the Plan and may, but need not, require as a condition to any such agreement’s or document’s effectiveness that such agreement or document be executed by the Participant, including by electronic signature or other electronic indication of acceptance, and that such Participant agree to such further terms and conditions as specified in such agreement or document. The grant of an Award under the Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in the Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the agreement or other document evidencing such Award.
14.10No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of Options, Restricted Shares, Restricted Share Units, Other Stock-Based Awards or other types of Awards provided for hereunder.
14.11No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Subsidiary or Affiliate. Further, the Company or a Subsidiary or Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in an Award Agreement.
14.12No Rights as Stockholder. Subject to the provisions of the Plan and the applicable Award Agreement, no Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until such person has become a holder of such Shares.
14.13Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware without giving effect to conflicts of laws principles.
14.14Severability. If any provision of the Plan or any Award is, or becomes, or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be
17

APPENDIX A
construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.
14.15Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation (including applicable non-U.S. laws or regulations) or entitle the Company to recover the same under Exchange Act Section 16(b), and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.
14.16No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary or Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary or Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary or Affiliate.
14.17No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.
14.18Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.
Section 15.Term Of The Plan.
15.1Effective Date. The Plan shall be effective upon the later to occur of (i) its adoption by the Board or (ii) approval by the Company’s stockholders (the “Effective Date”).
15.2Expiration Date. No new Awards shall be granted under the Plan after the tenth (10th) anniversary of the Effective Date. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after the tenth (10th) anniversary of the Effective Date.
18

THE CHEFS' WAREHOUSE, INC.
100 EAST RIDGE ROAD
RIDGEFIELD, CT 06877

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
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Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 12, 2022 for shares held directly and by 11:59 p.m. Eastern Time on May 9, 2022 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/chef22**

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VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 12, 2022 for shares held directly and by 11:59 p.m. Eastern Time on May 9, 2022 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. PLEASE DO NOT MAIL YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR THE INTERNET

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THE CHEFS' WAREHOUSE, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Ivy Brown	☐	☐	☐
1b. Dominick Cerbone	☐	☐	☐
1c. Joseph Cugine	☐	☐	☐
1d. Steven F. Goldstone	☐	☐	☐
1e. Alan Guarino	☐	☐	☐
1f. Stephen Hanson	☐	☐	☐
1g. Aylwin Lewis	☐	☐	☐
1h. Katherine Oliver	☐	☐	☐
1i. Christopher Pappas	☐	☐	☐
1j. John Pappas	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:	**For**	**Against**	**Abstain**
2. To ratify the selection of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 30, 2022.	☐	☐	☐
3. To approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in the 2022 Proxy Statement.	☐	☐	☐
4. To approve the Company's Amended and Restated 2019 Omnibus Equity Incentive Plan.	☐	☐	☐

At their discretion, the Proxies are authorized to transact such other business as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date